UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒                              Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

MEADE INSTRUMENTS CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies: Common Stock, par value $0.01 per share of Meade Instruments Corp. (“Meade”)
(2)

Aggregate number of securities to which transaction applies:

(A) 1,305,148 shares of common stock issued and outstanding (including restricted shares) and (B) 1,500 shares of common stock underlying options to purchase common stock with an exercise price of less than the merger consideration of $4.21 per share.

(3)

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

The maximum aggregate value was determined based on the sum of (A) 1,305,148 shares of common stock (including restricted shares) issued and outstanding and owned by persons other than Meade, Sunny Optics, Inc. (“Buyer”) or any of the direct or indirect subsidiaries of Buyer or any affiliates of Buyer, multiplied by $4.21 per share; plus (B) 1,500 shares of Common Stock underlying options to purchase common stock with exercise prices less than the merger consideration of $4.21 per share, multiplied by $0.73 (which is the difference between the merger consideration of $4.21 per share and the weighted average exercise price of such options). In accordance with Section 14(g) of the Securities Exchange Act of 1934, as amended, the filing fee was determined by multiplying 0.0001364 by the maximum aggregate value of the transaction.

	(4)	Proposed maximum aggregate value of transaction: $5,495,768
	(5)	Total fee paid: $750

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

            , 2013

MERGER PROPOSAL—YOUR VOTE IS VERY IMPORTANT

Dear Fellow Stockholders:

You are cordially invited to attend a special meeting of stockholders of Meade Instruments Corp. (“Meade” or the “Company”), to be held at Meade’s headquarters, 27 Hubble, Irvine, California on                     , 2013, at 10:00 a.m., local time.

At the special meeting, you will be asked to consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger (the “merger agreement”), dated as of July 16, 2013, by and among Sunny Optics, Inc. (“Buyer”), Sunny Optics Merger Sub, Inc., a newly-formed, wholly-owned subsidiary of Buyer, and Meade. If the merger agreement is adopted and approved and the merger becomes effective, each outstanding share of Meade common stock will be converted into the right to receive $4.21 in cash, without interest and less any applicable withholding tax (unless the holder of such shares perfects its appraisal rights with respect to those shares in accordance with Delaware law). Following the merger, Meade will continue as the surviving corporation and a wholly-owned subsidiary of Buyer. You are also being asked to vote upon a proposal to adjourn the special meeting, if necessary, for one or more times, to solicit additional proxies if, at the time of the adjournment, there are insufficient votes to approve the merger agreement and upon a non-binding advisory proposal to approve certain compensation arrangements for Meade’s executive officers in connection with the merger.

After careful consideration, the Meade board of directors has unanimously determined that the merger agreement and the transactions contemplated thereby (including the merger) are advisable and fair to, and in the best interests of, Meade’s stockholders, and has approved the merger agreement and the transactions contemplated thereby, including the merger. Therefore, our board of directors unanimously recommends that you vote FOR the adoption and approval of the merger agreement.

The accompanying proxy statement explains the proposed merger and provides specific information concerning the special meeting and the parties involved. Please read the proxy statement carefully. You may also obtain more information about the Company from documents that we have filed with the Securities and Exchange Commission.

Whether or not you plan to attend the special meeting in person, please sign and return the enclosed proxy card in the envelope provided or submit your proxy by telephone or via the Internet in accordance with the instructions on the proxy card. If you attend the special meeting and desire to vote in person, you may do so even though you have previously sent a proxy. If your shares are held in “street name” by your broker, your broker will be unable to vote your shares without instructions from you. You should instruct your broker to vote your shares, in accordance with the procedures provided by your broker.

YOUR VOTE IS VERY IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN. Because adoption of the merger agreement requires the affirmative vote of holders of a majority of the outstanding shares of Meade common stock entitled to vote at the special meeting, your failure to vote your shares (or instruct your broker to vote your shares) will have exactly the same effect as if you voted AGAINST adoption of the merger agreement and approval of the transactions contemplated thereby, including the merger.

Sincerely,

Timothy C. McQuay

Chairman of the Board

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATORY AGENCY HAS APPROVED OR DISAPPROVED THE MERGER, PASSED UPON THE MERITS OR FAIRNESS OF THE MERGER OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The accompanying proxy statement is dated             , 2013, and is first being mailed to stockholders on or about             , 2013.

MEADE INSTRUMENTS CORP.

27 Hubble

Irvine, California 92618

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON             , 2013

TO OUR STOCKHOLDERS:

A special meeting of stockholders of Meade Instruments Corp., a Delaware corporation (“Meade” or the “Company”), will be held on             , 2013, at 10:00 a.m., local time, at Meade’s principal office, 27 Hubble, Irvine, California for the following purposes:

1.	To consider and vote upon a proposal to adopt and approve the Agreement and Plan of Merger, dated as of July 16, 2013 (the “merger agreement”) by and among Meade, Sunny Optics, Inc., a Delaware corporation (“Buyer”), and Sunny Optics Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Buyer (“Merger Sub”). Pursuant to the merger agreement, Merger Sub will be merged with and into Meade (the “merger”), with Meade surviving the merger as a wholly-owned subsidiary of Buyer. Upon completion of the merger, each share of Meade common stock (“Company common stock”) not held by Buyer, Merger Sub, or any other subsidiary of Buyer, Meade or any subsidiary of Meade or a holder of Company common stock who perfects appraisal rights in accordance with Delaware law, will be converted into the right to receive $4.21 in cash, without interest and less any applicable withholding tax (“merger consideration”). Pursuant to the merger agreement, holders of stock options will become entitled to receive the excess, if any, of $4.21 over the applicable per share exercise price for each option, less any applicable withholding tax. Pursuant to the merger agreement, upon the closing of the merger, stock options with exercise prices equal to or greater than $4.21 will be automatically terminated and canceled for no consideration whatsoever. A copy of the merger agreement is attached as Annex A to the accompanying proxy statement.

2.	To consider and vote upon a proposal to approve the adjournment(s) of the special meeting for, among other reasons, the solicitation of additional proxies in the event that there are not sufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement.

3.	To consider and vote upon a non-binding advisory proposal to approve certain compensation arrangements for Meade’s executive officers in connection with the merger.

4.	To transact any other business that may properly come before the special meeting or any adjournment thereof.

Our board of directors has fixed the close of business on             , 2013, as the record date for the purpose of determining the holders of Company common stock entitled to receive notice of and to vote at the special meeting or any adjournment or adjournments thereof. The affirmative vote of holders of a majority of the shares of Company common stock outstanding and entitled to vote at the special meeting is necessary to adopt and approve the merger agreement. The proposal to adjourn the meeting and the advisory proposal to approve certain compensation arrangements will be approved if the number of votes cast in favor of such proposal exceeds the number of votes cast in opposition to such proposal, assuming that a quorum is present.

On July 15, 2013, our board of directors unanimously determined that the merger and the merger agreement are advisable and fair to, and in the best interests of, Meade’s stockholders and approved the merger agreement and the transactions contemplated thereby, including the merger. Therefore, our board of directors unanimously recommends that you vote FOR the adoption and approval of the merger agreement.

The enclosed proxy statement provides you with a summary of the merger agreement and the merger, and provides additional information about the parties involved. The closing of the merger will occur as promptly as practicable following the adoption of the merger agreement at the special meeting by Meade’s stockholders, subject to the satisfaction or waiver of the other conditions to the closing of the merger, as described in the enclosed proxy statement.

YOUR VOTE IS VERY IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN. Whether or not you plan to attend the special meeting in person, please sign and return the enclosed proxy card in the envelope provided or otherwise vote your shares. If you attend the special meeting and desire to vote in person, you may do so even though you have previously sent a proxy.

Because adoption of the merger agreement requires the affirmative vote of holders of a majority of the outstanding shares of Company common stock entitled to vote at the special meeting, your failure to vote will have exactly the same effect as if you voted AGAINST the merger agreement.

Under Delaware law, holders of Company common stock can exercise appraisal rights in connection with the merger. A Meade stockholder that does not vote in favor of the merger agreement and complies with all of the other necessary requirements under Delaware law will have the right to dissent from the merger and to seek appraisal of the fair value of his, her or its shares of Company common stock, exclusive of any element of value arising from the expectation or accomplishment of the merger. For a description of appraisal rights and the procedures to be followed to assert them, stockholders should review the provisions of Section 262 of the Delaware General Corporation Law, a copy of which is included as Annex D to the accompanying proxy statement.

By Order of the Board of Directors,

John A. Elwood

Secretary

Irvine, California

            , 2013

i

ii

SUMMARY TERM SHEET

This summary highlights important information from this proxy statement and does not contain all of the information that may be important to you. To understand fully the merger described in this proxy statement, you should carefully read the entire proxy statement and its annexes. We have included section references to direct you to a more complete description of the topics contained in this summary.

You should also review “Questions and Answers About the Special Meeting and the Merger” for brief answers to some questions that you may have as a holder of Company common stock.

In this proxy statement, the terms “Meade,” “Company,” “we,” “our,” “ours,” and “us” refer to Meade Instruments Corp.

The Parties to the Merger (page 17)

Meade Instruments Corp.

27 Hubble

Irvine, CA 92618

Telephone No.: (949) 451-1450

Meade is a consumer products company that designs, manufactures, imports and distributes telescopes, telescope accessories, binoculars, spotting scopes, and other consumer products. The Company’s brands, which include Meade® and Coronado®, are associated with innovation in the amateur astronomy, consumer optical and sporting goods markets.

Sunny Optics, Inc. (“Buyer”)

c/o Ningbo Sunny Electronic Co., Ltd.

No. 199 Anshan Road

Yuyao, Zehjiang, China 315400

Telephone No.: +86 139 0584 8676

Buyer is a Delaware corporation and an affiliate of Ningbo Sunny Electronic Co., Ltd. (“Ningbo”). Buyer was formed solely for the purpose of entering into the merger agreement and consummating the transactions contemplated by the merger agreement (as such term is defined below). It has not conducted any activities to date other than activities incidental to its formation and in connection with the transactions contemplated by the merger agreement. Ningbo develops, makes and sells sport and outdoor optical products, such as binoculars, telescopes, spotting scopes, riflescopes and diverse optical components and accessories. Ningbo’s manufacturing facility is located in Zhejiang, China and is equipped with first-grade, ISO9001 certified, production facilities, and advanced environmental and optical testing devices.

Sunny Optics Merger Sub, Inc. (“Merger Sub”)

c/o Ningbo Sunny Electronic Co., Ltd.

No. 199 Anshan Road

Yuyao, Zehjiang, China 315400

Telephone No.: +86 139 0584 8676

Merger Sub is a Delaware corporation and a wholly-owned subsidiary of Buyer. Merger Sub was formed solely for the purpose of entering into the merger agreement and consummating the transactions contemplated by the merger agreement. It has not conducted any activities to date other than activities incidental to its formation and in connection with the transactions contemplated by the merger agreement.

•	The Merger Agreement (page 46)

The Agreement and Plan of Merger (the “merger agreement”), dated as of July 16, 2013, among Meade, Buyer and Merger Sub, provides that, at the effective time of the merger, Merger Sub will merge with and into the Company (the “merger”). In the merger, each share of Company common stock that is outstanding immediately prior to the effective time of the merger (other than shares owned by Buyer, any direct or indirect subsidiary of Buyer or any affiliate of Buyer, any shares held by the Company and shares owned by stockholders who have perfected and not withdrawn a demand for appraisal rights in connection with the merger under Delaware law) will be converted into the right to receive $4.21 per share in cash, without interest and less any applicable withholding tax. Following the merger, Meade will survive and continue as a wholly-owned subsidiary of Buyer.

•	Merger Consideration (page 46)

If the merger is completed, you will be entitled to receive $4.21 in cash, without interest and less any applicable withholding taxes, for each share of Company common stock that you own (unless you choose to dissent by exercising and perfecting your appraisal rights under Delaware law with respect to your shares).

•	Procedures for Receiving the Merger Consideration (page 47)

If the merger is completed, each holder of Company common stock will receive materials from the paying agent, who the Merger Sub shall designate prior to the effective time of the merger. As soon as reasonably practicable after the completion of the merger, the paying agent will provide instructions to each holder of record of Company common stock that will explain how to surrender stock certificates in exchange for merger consideration. Each holder of Company common stock will receive cash for his, her or its shares from the paying agent after complying with these instructions. If your shares of Company common stock are held in “street name” by your broker, bank or other nominee, you will receive instructions from your broker, bank or other nominee as to how to surrender your “street name” shares and receive merger consideration for those shares. Please do not return your stock certificates with the enclosed proxy or send your stock certificates without a properly completed letter of transmittal (which will be provided to you at a later date by the paying agent).

•	Treatment of Options and Restricted Stock (page 47)

Stock Options

Upon completion of the merger, pursuant to the merger agreement each then-outstanding stock option that was granted by the Company will be cancelled, and will be converted into an amount in cash equal to the product of (x) the number of shares of Company common stock covered by such option, whether or not vested, multiplied by (y) the excess, if any, of the $4.21 per share merger consideration over the per share exercise price for such option, less any applicable withholding taxes. Pursuant to the merger agreement, no amounts will be paid with respect to options that have an exercise price equal to or greater than $4.21 per share, which such options will be automatically cancelled at the effective time of the merger.

Restricted Stock Awards

Upon completion of the merger, each then-outstanding restricted stock award that was granted under our equity incentive plans shall become vested and shall be treated in the same manner as ownership of Company common stock. Accordingly, any holder of restricted stock will be entitled to receive $4.21 in cash, without interest and less any applicable withholding taxes, for each share of restricted stock owned.

•	The Special Meeting

Time, Place and Purpose of the Special Meeting (page 18)

The special meeting will be held on             , 2013 starting at 10:00 a.m., local time, at Meade’s headquarters, 27 Hubble, Irvine, California 92618.

At the special meeting, you will be asked to consider and vote upon (x) a proposal to adopt the merger agreement and approve the transactions contemplated thereby, including the merger, (y) a proposal to approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies, and (z) a non-binding advisory proposal to approve certain compensation arrangements for Meade’s executive officers in connection with the merger, and to transact such other business as may properly come before the special meeting.

Record Date; Quorum and Voting (page 18)

You are entitled to vote at the special meeting if you owned shares of Company common stock at the close of business on             , 2013, the record date for the special meeting. The presence at the meeting, in person or by proxy, of a majority of the shares of Company common stock issued and outstanding as of the close of business on the record date will constitute a quorum. On the record date, there were 1,305,148 shares of Company common stock outstanding.

Required Vote (page 18)

The adoption of the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of Company common stock on the record date that are entitled to vote at the special meeting. Each outstanding share of Company common stock on the record date entitles the holder to one vote at the special meeting. A failure to vote your shares of Company common stock or an abstention will have the same effect as a vote AGAINST the adoption of the merger agreement. Approval of the proposal to adjourn the special meeting, if necessary or appropriate, for the purpose of soliciting additional proxies, and approval of the non-binding advisory proposal to approve certain compensation arrangements for Meade’s executive officers in connection with the merger each requires the affirmative vote of a majority of the votes cast by the holders of all Company common stock present in person or by proxy at the special meeting and entitled to vote on the matter, in each case, assuming a quorum is present at the special meeting. Failure to vote your shares of Company common stock or an abstention will have no effect on the approval of the proposal to adjourn the special meeting or the approval of the non-binding advisory proposal to approve certain compensation arrangements for Meade’s executive officers in connection with the merger, in each case assuming that a quorum is present.

•	Shares Held by Executive Officers (page 44)

As of the record date, Steven Murdock and John Elwood, the executive officers of the Company, held and are entitled to vote, in the aggregate, 180,884 shares of Company common stock, representing approximately 13.9% of the aggregate Company common stock outstanding as of the record date. The executive officers have entered into a voting agreement (the “voting agreement”) pursuant to which they have agreed to vote their shares FOR the proposal to adopt the merger agreement.

•	Voting of Proxies (page 19)

Any holder of Company common stock entitled to vote whose shares are registered in his, her or its name may submit a proxy by telephone by calling 1-800-690-6903, or via the Internet at www.proxyvote.com, in accordance with the instructions provided on the enclosed proxy card, or by returning the enclosed proxy card by mail, or may vote in person by appearing at the special meeting.

If your shares are held in “street name” by your broker, bank or other nominee, you should instruct your broker, bank or other nominee on how to vote your shares using the instructions provided by your broker, bank or other nominee. If you do not provide your broker, bank or other nominee with instructions, your shares will not be voted and that will have the same effect as a vote AGAINST the proposal to adopt the merger agreement.

•	Revocability of Proxies (page 20)

Any stockholder who executes and returns a proxy card (or submits a proxy via telephone or the Internet) may revoke the proxy at any time before it is voted at the special meeting:

•

by delivering a written notice which is received by our Corporate Secretary, at 27 Hubble, Irvine, California 92618, prior to 11:59 p.m., Eastern time, on                     , 2013 and which bears a date later than the proxy previously delivered, stating that you would like to revoke your proxy;

•

by attending the special meeting and voting in person (your attendance at the special meeting will not, by itself, revoke your proxy; you must vote in person at the special meeting and expressly revoke your proxy);

•	by submitting a later-dated proxy card for the same shares which is received by our Corporate Secretary, at 27 Hubble, Irvine, California 92618, prior to 11:59 p.m., Eastern time, on , 2013; or

•	by voting a second time by telephone or Internet, provided that the new proxy is received by 11:59 p.m., Eastern time, on , 2013.

Please note that if you hold your shares in “street name” through a broker, bank or other nominee and you have instructed your broker, bank or other nominee to vote your shares, the above-described options for changing your vote do not apply, and instead you must follow the instructions received from your broker, bank or other nominee to change your vote.

•	Recommendation of the Board of Directors (page 29)

The board of directors has unanimously (i) determined that the merger agreement and the transactions contemplated thereby, including the merger, are advisable and fair to and in the best interests of the Company and its stockholders, (ii) approved the merger agreement, the merger and the other transactions contemplated by the merger agreement and (iii) resolved to recommend that the stockholders of the Company adopt the merger agreement and approve the transactions contemplated thereby, including the merger, at a special meeting of the stockholders. The board of directors recommends that you vote FOR the proposal to adopt the merger agreement and FOR the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies.

In reaching its decision, the board of directors evaluated a variety of business, financial and market factors and consulted with management and financial and legal advisors.

•	Opinion of Board’s Valuation Advisor (page 31 and Annex B)

On May 16, 2013, Marshall & Stevens Incorporated, or Marshall & Stevens, rendered an oral opinion to the board of directors (which was confirmed in writing by delivery of the written opinion of Marshall & Stevens dated May 16, 2013), as to the fairness, from a financial point of view, of the consideration of $3.45 to be received by the holders of Company common stock in the Proposed JOC Merger, as of May 16, 2013, and based upon and subject to the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Marshall & Stevens in preparing its opinion. Although the opinion was prepared and delivered in connection with the JOC Merger Agreement, the Company believes the opinion is still applicable because it was limited to the fairness of the consideration, which is greater under the merger agreement than under the JOC Merger Agreement. The Board also noted that the terms and conditions of the merger agreement are no less favorable to Meade’s stockholders, in the aggregate, compared to the terms and conditions of the JOC Merger Agreement. The “Proposed JOC Merger” means the proposed merger of JOCNA Inc. (“JOCNA”) with the Company pursuant to that certain Agreement and Plan of Merger (the “JOC Merger Agreement”) dated May 17, 2013 among the Company, JOC North America LLC and JOCNA. The JOC Merger Agreement was terminated in connection with the execution of the merger agreement.

The opinion of Marshall & Stevens was directed to the board of directors and only addressed the fairness from a financial point of view of the consideration of $3.45 to be received by the holders of Company common stock in the Proposed JOC Merger and does not address any other aspect or implication of the Proposed JOC Merger. The summary of the opinion of Marshall & Stevens in this proxy statement is qualified in its entirety by reference to the full text of its written opinion, which is included as Annex B to this proxy statement and sets forth the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Marshall & Stevens in preparing its opinion. We encourage our stockholders to carefully read the full text of the written opinion of Marshall & Stevens. However, neither the opinion of Marshall & Stevens nor the summary of its opinion and the related analyses set forth in this proxy statement are intended to be, and do not constitute, advice or a recommendation to the board of directors or any stockholder as to how to act or vote with respect to the merger or related matters.

•	Interests of the Company’s Directors and Executive Officers in the Merger (page 42)

In considering the recommendation of our board of directors with respect to the merger, you should be aware that some of our directors and executive officers have interests in the merger that are different from, or in addition to, the interests of holders of Company common stock generally. These interests include:

•

For each option then outstanding with an exercise price of less than $4.21 (including those held by executive officers and directors), whether or not vested, the entitlement to receive a cash payment upon completion of the merger.

•	The vesting of restricted stock awards then outstanding (including those held by executive officers) will be accelerated upon completion of the merger.

•	Each of our executive officers will be entitled to receive severance benefits if such officer’s employment terminates under specified circumstances after the merger.

•

Our executive officers and directors will benefit from the indemnification and insurance provisions contained in the merger agreement with respect to their acts or omissions as executive officers and directors.

•	Our executive officers may have roles with Buyer following the merger, although no agreements have been reached with Buyer regarding the terms thereof.

•	Appraisal Rights (page 66 and Annex D)

Stockholders who oppose the merger may exercise appraisal rights, but only if they do not vote in favor of the merger proposal and otherwise comply with the procedures of Section 262 of the Delaware General Corporation Law, which is Delaware’s appraisal statute. A copy of Section 262 is included as Annex D to this proxy statement.

•	Financing for the Merger (page 31)

There is no financing condition to the merger. Buyer is expected to pay the merger consideration from cash on hand or borrowings from existing credit facilities of Buyer or one or more of its affiliates.

•	Material U.S. Federal Income Tax Consequences of the Merger (page 44)

In general, your receipt of the merger consideration will be a taxable transaction for U.S. federal income tax purposes. For U.S. federal income tax purposes, you will generally recognize capital gain or loss equal to the difference, if any, between the amount of cash received pursuant to the merger and your adjusted basis in the shares surrendered. However, the tax consequences of the merger to you will depend upon your own particular circumstances. You should consult your own tax advisor in order to fully understand how the merger will affect you.

•	Regulatory Approvals (page 42)

Meade believes it will not require any regulatory approvals to complete the merger.

•	No Solicitation of Transactions (page 53)

The merger agreement restricts our ability to solicit or engage in discussions or negotiations with a third party regarding specified transactions involving the Company. Notwithstanding these restrictions, under certain limited circumstances required for our board of directors to comply with its fiduciary duties, our board of directors may respond to an unsolicited written bona fide proposal for an alternative acquisition or terminate the merger agreement and enter into an agreement with respect to a superior proposal after paying the termination fee specified in the merger agreement.

•	Conditions to Completing the Merger (page 58)

The respective obligations of the Company, Buyer and Merger Sub to consummate the merger are subject to the satisfaction or waiver of certain customary conditions, including, among other things, the adoption of the merger agreement by our stockholders, the accuracy of the representations and warranties of the parties and compliance by the parties with their respective obligations under the merger agreement.

•	Termination of the Merger Agreement (page 59)

The Company and Buyer may, by mutual written consent, terminate the merger agreement and abandon the merger at any time prior to the effective time, whether before or after the adoption of the merger agreement by the holders of Company common stock.

Under certain circumstances, the merger agreement may also be terminated and the merger abandoned at any time prior to the effective time as follows:

•	by either Buyer or the Company, if:

•

the merger is not completed on or before October 15, 2013, which we refer to in this proxy statement as the “outside date,” except that generally neither Buyer nor Meade may terminate the merger agreement on this basis if its breach of its obligations under the merger agreement caused the failure of the merger to be completed by the outside date; provided, however, that Buyer may not invoke this right to terminate prior to November 15, 2013 if either any antitrust proceeding has been commenced but has not been concluded or dismissed or any antitrust order has been issued but has not been withdrawn;

•

a final and non-appealable restraining order, permanent injunction or other order issued by a governmental entity or other legal restraint or prohibition that (A) makes consummation of the merger illegal or otherwise prohibited or (B) enjoins the Company, Buyer or Merger Sub from consummating the merger;

•

the merger agreement is submitted to our stockholders for approval at a meeting and they do not approve the merger agreement at the meeting or at any adjournment(s) thereof; provided, however, that this right to terminate the merger agreement shall not be available to the Company if the breach of the voting agreement by either of the executive officers is the primary cause of the failure to obtain stockholder approval; or

•

the other party breaches any of its representations, warranties, covenants or agreements contained in the merger agreement, subject to a fifteen day cure period; provided, however, that Buyer may not invoke this right to terminate prior to November 15, 2013 if either any antitrust proceeding has been commenced but has not been concluded or dismissed or any antitrust order has been issued but has not been withdrawn.

•	by Buyer, if:

•

(A) our board of directors changes its recommendation that our stockholders approve the merger agreement; (B) we breach our obligations under the merger agreement relating to solicitation, responding to other acquisition proposals and changing our board of directors’ recommendation; or (C) we or our board of directors publicly announces its intention to take any of these actions;

•	certain actions shall become incapable of being fulfilled; provided, however, that Buyer may not invoke this right to terminate prior to November 15, 2013 if either any antitrust proceeding has been commenced but has not been concluded or dismissed or any antitrust order has been issued but has not been withdrawn; or

•

(A) the conditions to the closing have been satisfied or waived, (B) we fail to consummate the closing within five business days following the date on which such conditions to the closing were satisfied or waived, (C) nothing has occurred that would cause, and no condition, event or circumstance exists that would cause any conditions to closing to fail to continue to be satisfied (unless waived) and (D) Buyer stood ready, willing and able to consummate the closing during such period; provided, however, that Buyer may not invoke this right to terminate prior to November 15, 2013 if either any antitrust proceeding has been commenced but has not been concluded or dismissed or any antitrust order has been issued but has not been withdrawn.

•	by the Company, if:

•

before our stockholders approve the merger agreement, our board of directors authorizes our management, in compliance with our obligations under the merger agreement relating to non-solicitation and in material compliance with our other obligations under the merger agreement, to enter into an agreement in principle, letter of intent, term sheet, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other agreement in respect of a superior proposal, as long as we pay Buyer’s fee as described under “Effect of Termination; Termination Fee” below; or

•

(A) the conditions to the closing have been satisfied or waived, (B) Buyer fails to consummate the closing within five business days following the date on which such conditions to closing were satisfied or waived, (C) nothing has occurred that would cause, and no condition, event or circumstance exists that would cause any conditions to closing to fail to continue to be satisfied (unless waived) and (D) the Company stood ready, willing and able to consummate the closing during such period.

•	Effect of Termination; Termination Fees (page 60)

In general, if the merger agreement is terminated, neither we nor Buyer will have any liability to each other under the merger agreement, except that, if we or Buyer terminate the merger agreement under certain circumstances specified in the merger agreement, we will be required to pay Buyer a termination fee of $250,000 and, in some cases, Buyer will be required to pay us a termination fee of $500,000 (referred to as the Reverse Break-up Fee). However, since Buyer and Merger Sub are thinly capitalized acquisition entities, the Buyer agreed to contribute $500,000 into the escrow account described below to guarantee the obligations of Buyer under the merger agreement with respect to the payment of the Reverse Break-up Fee.

•	Escrow Agreement (page 61)

As an inducement for the Company entering into the merger agreement, on July 16, 2013, the Buyer escrowed $500,000 (the “Escrow Funds”) into an account held by a third-party escrow agent. The Escrow Funds are being held in escrow as a form of security to ensure that the Buyer has liquid assets in in the United States in the event payment of the Reverse Termination Fee to the Company is required pursuant to the express terms of the merger agreement.

•	Buyer Loan (page 62)

In addition, concurrent with and as a condition to the Company entering into the merger agreement, on July 16, 2013, the Buyer entered into a Secured Convertible Note Purchase Agreement (the “Note Purchase Agreement”) with the Company pursuant to which the Buyer agreed to loan the Company up to the principal amount of $750,000 on the terms and conditions set forth therein. On July 16, 2013, the Buyer loaned the Company $250,000 pursuant to the terms and conditions of a secured convertible promissory note in substantially the form attached to the Note Purchase Agreement (the “July Note”), which the Company used to pay the termination fee to JOC as described above. If the merger has not closed prior to September 1, 2013 due to certain antitrust matters as described in the Note Purchase Agreement, then the Buyer is obligated to loan the Company another $250,000 pursuant to the terms and conditions of a separate secured convertible promissory note (the “September Note”). Similarly, if the merger has not closed prior to October 1, 2013 due to certain antitrust matters described in the Note Purchase Agreement, then the Buyer is obligated to make a third loan of $250,000 to the Company pursuant to the terms and conditions of a separate secured convertible promissory note (the “October Note” and collectively with the July Note and the September Note, the “Promissory Notes”). The proceeds from the September Note and the October Note described above may be used by the Company only for working capital purposes or any other purpose which the Buyer consents to in writing.

Pursuant to the terms of the Promissory Notes, each loan of the $250,000 (collectively, the “Loans” and individually a “Loan”) will accrue interest at the rate of ten percent (10%) per annum (unless there is an occurrence and continuance of an event of default in which case the interest shall accrue at 15% per annum) and will be due and payable on the earliest of (i) July 16, 2014, (ii) a liquidity transaction (other than the merger) regarding the Company (including a dissolution and winding up of the Company), or (iii) certain events of default by the Company. In addition, in the event of a liquidity transaction (other than the merger), the Buyer has the option to convert the outstanding principal and unpaid interest of the Loans into shares of Company common stock. The Loans are secured by the Company’s assets pursuant to a Security Agreement dated July 16, 2013 between the Company and the Buyer.

•	Market Price of Company Common Stock (page 64)

Shares of Company common stock are listed on the NASDAQ Capital Market under the symbol “MEAD.” On July 16, 2013, the last trading day before the announcement of the merger agreement, the Company common stock closed at $3.66. On             , 2013, which was the last practicable trading day before this proxy statement was printed, the Company common stock closed at $            per share.

•	Where You Can Find More Information (page 70)

You can find more information about Meade in the periodic reports and other information we file with the SEC. The information is available at the SEC’s public reference facilities and at the website maintained by the SEC at http://www.sec.gov.

IMPORTANT NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS OF THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON             , 2013.

The Notice of Meeting, Proxy Statement and Proxy Card are available at www.meade.com/mergerproxymaterials. Stockholders wishing to attend the special meeting and vote in person may obtain directions by contacting Meade at (949) 451-1450 extension 6295.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

The following are some questions that you, as a stockholder of Meade, may have regarding the merger and the special meeting, and brief answers to those questions. You are urged to read carefully and in their entirety this proxy statement and the other documents referred to in this proxy statement because this section may not provide all of the information that is important to you with respect to the merger and the special meeting. Additional important information is contained in the annexes to this proxy statement.

Q:	What am I being asked to vote on?

A:	You are being asked to vote on

•

a proposal to adopt the merger agreement and approve a merger whereby Meade would be acquired by Buyer. The acquisition will be accomplished by the merger of Merger Sub, a wholly-owned subsidiary of Buyer, into Meade, with Meade surviving as a wholly-owned subsidiary of Buyer. See “The Merger Agreement” beginning on page 46.

•

a proposal to adjourn the special meeting, if necessary, for one or more times, to permit the solicitation of additional proxies in the event that there are not sufficient votes to adopt the merger agreement at the time of the special meeting.

•

a non-binding advisory proposal to approve certain compensation arrangements for Meade’s executive officers in connection with the merger. See “The Special Meeting—Time, Place and Purpose of the Special Meeting” on page 18.

Q:	What will I receive in the merger?

A:	As a result of the merger, you will receive, unless you properly exercise and perfect your appraisal rights under Delaware law, $4.21 in cash, without interest and less any applicable withholding taxes, for each share of Company common stock that you own. For example, if you own 100 shares of Company common stock, you will receive $421.00, less any applicable withholding taxes. You will not own shares in the surviving corporation. See “The Merger Agreement—Merger Consideration” beginning on page 46.

Q:	I am a holder of an equity award granted under a Meade equity incentive plan. What will happen to my outstanding equity award as a result of the merger?

A:	As a result of the merger, pursuant to the merger agreement each then-outstanding stock option that was granted by the Company will be cancelled, and option holders will receive from Buyer or the surviving corporation an amount in cash equal to the product of (x) the number of shares of Company common stock covered by such option, whether or not vested, multiplied by (y) the excess, if any, of the $4.21 per share merger consideration over the per-share exercise price for such option, less any applicable withholding taxes. Pursuant to the merger agreement, no amounts will be paid with respect to options that have an exercise price equal to or greater than $4.21 per share, and each such option will be terminated and cancelled automatically as of the effective time of the merger. See “The Merger Agreement—Treatment of Options and Restricted Stock” on page 47.

At the time the merger becomes effective, all restricted stock awards will become fully vested, and each share that is subject to a restricted stock award will be treated identically to all other outstanding shares of Company common stock. Consequently, restricted stockholders will receive an amount in cash equal to the number of shares of Company common stock covered by such holder’s restricted stock award multiplied by $4.21, less any applicable withholding taxes. See “The Merger Agreement—Treatment of Options and Restricted Stock” on page 47.

Q:	What will happen to Meade as a result of the merger?

A:	Upon completion of the merger, Meade will become a wholly-owned subsidiary of Buyer, and shares of Company common stock will no longer be listed on any stock exchange, including the NASDAQ Capital

Market, or any quotation system. See “The Merger—Certain Effects of the Merger” on page 41 and “The Merger Agreement—The Merger” on page 46.

Q:	What do I need to do now?

A:	We urge you to read this proxy statement carefully, including its annexes, and consider how the merger will affect you. If you are a stockholder of record, you can ensure your shares are voted at the special meeting by submitting your proxy through the Internet or by telephone or completing, dating, signing and returning the enclosed proxy card in the enclosed prepaid envelope. If you hold your shares in “street name,” you can ensure that your shares are voted at the special meeting by instructing your broker, bank or other nominee how to vote, as discussed below. Do NOT return your stock certificate(s) with your proxy card. See “The Special Meeting—How You Can Vote” on page 19.

Q:	When and where is the special meeting?

A:	The special meeting of stockholders of Meade will be held at the Company’s headquarters, 27 Hubble, Irvine, California 92618, on , 2013, at 10:00 a.m., local time. See “The Special Meeting” beginning on page 18.

Q:	Who can vote at the special meeting?

A:	You can vote at the special meeting if you owned shares of Company common stock at the close of business on , 2013, the record date for stockholders entitled to vote at the special meeting. As of the close of business on that day, 1,305,148 shares of Company common stock were outstanding. See “The Special Meeting” beginning on page 18.

Q:	How are votes counted?

A:	Votes will be counted by the inspector of elections appointed for the special meeting, who will separately count FOR and AGAINST votes, abstentions and broker non-votes. A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not receive instructions with respect to the merger proposal from the beneficial owner. Because adoption of the merger agreement requires the affirmative vote of holders of a majority of the outstanding shares of Company common stock entitled to vote at the special meeting, the failure to vote, broker non-votes and abstentions will have exactly the same effect as voting AGAINST the merger proposal. See “The Special Meeting—Record Date, Quorum and Voting” beginning on page 18.

Q:	How do I vote?

A:	You may vote by:

•	Internet using the Internet voting instructions printed on your proxy card;

•	telephone using the telephone number printed on your proxy card;

•	signing and dating each proxy card you receive and returning it in the enclosed prepaid envelope;

•	if you hold your shares in “street name,” following the procedures provided by your broker, bank or other nominee; or

•	attending the special meeting and voting in person, as more fully described below.

If you return your signed proxy card, but do not mark the boxes showing how you wish to vote, your shares will be voted FOR the merger proposal and FOR the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies, however, your shares will not be voted at all with respect to the non-binding advisory proposal to approve certain compensation arrangements for Meade’s executive officers in connection with the merger. See “The Special Meeting—How You Can Vote” on page 18.

Q:	May I attend the special meeting and vote in person?

A:	Yes. All stockholders at the close of business on the record date may attend the special meeting and vote in person. If your shares of Company common stock are held in “street name,” you must obtain a legal proxy from your broker, bank or other nominee and bring your statement evidencing your beneficial ownership of Company common stock in order to attend the special meeting and vote in person. Whether or not you plan to attend the special meeting, please submit your proxy through the Internet or by telephone or complete, date, sign and return, as promptly as possible, the enclosed proxy card in the enclosed prepaid envelope. See “The Special Meeting—How You Can Vote” on page 19.

Q:	How can I change or revoke my vote?

A:	If you submit your proxy through the Internet or by telephone or mail, you may change your vote or revoke your proxy at any time before the vote is taken at the special meeting in any of the following ways:

•

by delivering a written notice which is received by our Corporate Secretary, at 27 Hubble, Irvine, California 92618, prior to 11:59 p.m., Eastern time, on                     , 2013 and which bears a date later than the proxy previously delivered, stating that you would like to revoke your proxy;

•

by attending the special meeting and voting in person (your attendance at the special meeting will not, by itself, revoke your proxy; you must vote in person at the special meeting and expressly revoke your proxy);

•	by submitting a later-dated proxy card for the same shares which is received by our Corporate Secretary, at 27 Hubble, Irvine, California 92618, prior to 11:59 p.m., Eastern time, on , 2013; or

•	by voting a second time by telephone or Internet, provided that the new proxy is received by 11:59 p.m., Eastern time, on , 2013.

Your attendance at the special meeting does not automatically revoke your proxy. If you have instructed your broker, bank or other nominee to vote your shares, the above-described options for revoking your proxy do not apply. Instead, you must follow the directions provided by your broker, bank or other nominee to change your vote. See “The Special Meeting—How You May Revoke or Change Your Vote” on page 20.

Q:	What factors did the board consider in making its recommendation?

A:	In making its recommendation, the board took into account, among other things, the merger consideration to be received by holders of Company common stock pursuant to the merger agreement, not only in relation to the market price immediately prior to signing and historical market prices of Company common stock, but also in relation to the board’s assessment of the business, competitive position and prospects of the Company, and the terms and conditions of the merger agreement, including our ability to furnish information to, and conduct negotiations with, a third party should we receive an alternative proposal, and terminate the merger agreement to accept an acquisition proposal that the board determines to be a superior offer. See “The Merger—Reasons for the Merger; Recommendation of Meade’s Board of Directors” beginning on page 29.

Q:	When do you expect the merger to be completed?

A:	We are working to complete the merger as quickly as possible. We currently expect to complete the merger during the third calendar quarter of 2013, assuming that all of the conditions set forth in the merger agreement have been satisfied or waived. If our stockholders vote to approve the proposal to adopt the merger agreement, the merger will become effective as promptly as practicable following the satisfaction or waiver of the other conditions to the merger. See “The Merger Agreement—Conditions of the Merger” beginning on page 58.

Q:	What happens if the merger is not completed?

A:	If the merger agreement is not adopted by our stockholders, or if the merger is not completed for any other reason, Merger Sub will not be merged with and into the Company, and holders of Company common stock, holders of stock options and holders of restricted stock will not be entitled to receive any payment for their shares in connection with the merger. Instead, the Company will remain an independent entity. See “The Merger—Conduct of Company Business if Merger is Not Completed” beginning on page 41.

Q:	How many votes are required to approve the merger proposal?

A:	The affirmative vote of holders of a majority of the outstanding shares of Company common stock entitled to vote at the special meeting as of the close of business on the record date is required to adopt the merger agreement. As of the close of business on , 2013, the record date for stockholders entitled to vote at the special meeting, there were 1,305,148 shares of Company common stock outstanding. This means that holders of 652,575 shares or more must vote in favor of adopting the merger agreement in order for the merger to be approved. See “The Special Meeting—Record Date, Quorum and Voting” beginning on page 18.

Q:	Have any stockholders already agreed to vote in favor of the adoption of the merger agreement?

A:	Pursuant to the merger agreement, the Company’s executive officers, Steven Murdock and John Elwood, entered into a voting agreement pursuant to which they agreed to vote their shares in favor of the merger proposal. As of , 2013, the record date for stockholders entitled to vote at the special meeting, the executive officers owned in the aggregate 180,884 shares of Company common stock, which is equivalent to approximately 13.9% of outstanding Company common stock. See “The Merger—Interests of the Company’s Executive Officers and Directors in the Merger—Agreement and Intent to Vote in Favor of the Merger” on page 42.

Q:	How many votes do I have?

A:	You have one vote for each share of Company common stock you own as of the record date. See “The Special Meeting—Record Date, Quorum and Voting” on page 14.

Q:	If my shares are held in “street name” by my broker, will my broker vote my shares for me?

A:	Your broker will vote your shares only if you provide instructions to your broker on how to vote. You should instruct your broker to vote your shares by following the directions provided to you by your broker. See “The Special Meeting—How You Can Vote” beginning on page 19.

Q:	What if I fail to instruct my broker?

A:	Without instructions, your broker will not vote any of your shares held in “street name.” Broker non-votes will be counted for the purpose of determining the presence or absence of a quorum, but will not be deemed votes cast and will have exactly the same effect as a vote AGAINST the merger agreement. See “The Special Meeting—Record Date, Quorum and Voting” beginning on page 18 and “The Special Meeting—How You Can Vote” on page 19.

Q:	Will my shares held in “street name” or another form of record ownership be combined for voting purposes with shares I hold of record?

A:

No. Because any shares you may hold in “street name” will be deemed to be held by a different stockholder than any shares you hold of record, any shares so held will not be combined for voting purposes with shares you hold of record. Similarly, if you own shares in various registered forms, such as jointly with your spouse, as trustee of a trust or as custodian for a minor, you will receive, and will need to sign and return, a separate proxy card for, or otherwise vote, those shares because they are held in a different form of record ownership. Shares held by a corporation or business entity must be voted by an authorized officer of the entity. Shares held in an individual retirement account must be voted under the rules governing the account.

Q:	What happens if I do not vote?

A:	Because the vote required is based on the total number of shares of Company common stock outstanding on the record date, and not just the shares that are voted, if you do not vote, it will have the exact same effect as a vote AGAINST the merger agreement. If the merger is completed, whether or not you vote for the merger agreement, you will be paid the merger consideration for your shares of Company common stock upon completion of the merger, unless you properly exercise your appraisal rights. See “The Special Meeting—Record Date, Quorum and Voting” beginning on page 16 and “Appraisal Rights” beginning on page 66 and Annex D.

Q:	Do I have the right to seek an appraisal of my shares?

A:	Yes. If you wish, you may seek an appraisal of the fair value of your shares, but only if you comply with the requirements of Section 262 of the Delaware General Corporation Law as described in “Appraisal Rights” beginning on page 66 and as provided in Annex D of this proxy statement. Based on the determination of the Delaware Court of Chancery, the appraised value of your shares of Company common stock, which will be paid to you if you seek an appraisal, could be greater than, the same as, or less than the $4.21 merger consideration.

Q:	When should I send in my stock certificates?

A:	After the special meeting, you will receive a letter of transmittal to complete and return to the paying agent. In order to receive the merger consideration as soon as reasonably practicable following the completion of the merger, you must send the paying agent your validly completed letter of transmittal together with your Meade stock certificates as instructed in the separate mailing. You should not send your stock certificates now. See “The Merger—Procedures for Receiving the Merger Consideration” on page 47.

Q:	When can I expect to receive the merger consideration for my shares?

A:	Once the merger is completed, you will be sent in a separate mailing a letter of transmittal and other documents to be delivered to the paying agent in order to receive the merger consideration. Once you have submitted your properly completed letter of transmittal, Meade stock certificates and other required documents to the paying agent, the paying agent will send you the merger consideration. See “The Merger—Procedures for Receiving the Merger Consideration” on page 47.

Q:	I do not know where my stock certificate is—how will I get my cash?

A:	The materials we will send you after completion of the merger will include the procedures that you must follow if you cannot locate your stock certificate. This will include an affidavit that you will need to sign attesting to the loss of your certificate. We may also require that you provide a bond to Meade or the paying agent in order to cover any potential loss. See “The Merger Agreement—Payment for Shares” on page 47.

Q.	What is the “golden parachute” compensation?

A.	The “golden parachute” compensation is certain compensation which may become payable to our named executive officers in connection with the merger under specified circumstances. See “Merger-Related Executive Compensation Arrangements (Proposal No. 3)” beginning on page [63].

Q.	What vote is required to approve the “golden parachute” compensation?

A.	The affirmative vote of the majority of the shares of our common stock present in person or represented by proxy and entitled to vote on the proposal is required for approval of this proposal.

Q.	What happens if stockholders do not approve the “golden parachute” compensation?

A.	Approval of the “golden parachute” compensation is not a condition to completion of the merger. The vote with respect to the “golden parachute” compensation is an advisory vote and will not be binding on the Company or Buyer. If the merger agreement is adopted by our stockholders and completed, the “golden parachute” compensation may be paid even if our stockholders do not approve the “golden parachute” compensation.

Q:	What do I need to do now?

A:	You should indicate your vote on your proxy card and sign and mail your proxy card in the enclosed return envelope or otherwise vote your shares as soon as possible so that your shares may be represented at the special meeting. The meeting will take place on , 2013. See “The Special Meeting” beginning on page 18.

Q:	What happens if I sell my shares of Company common stock before the special meeting?

A:	The record date for stockholders entitled to vote at the special meeting is earlier than the expected date of the merger. If you transfer your shares of Company common stock after the record date but before the special meeting, you will, unless special arrangements are made, retain your right to vote at the special meeting but will transfer the right to receive the merger consideration to the person to whom you transfer your shares. If you transferred your shares of Company common stock before the record date, you transferred your right to vote at the special meeting, as well as the right to receive the merger consideration, to the person to whom you transferred your shares. See “The Special Meeting—Record Date, Quorum and Voting” beginning on page 18.

Q:	What are the consequences of the merger to members of Meade’s management and board of directors?

A:	Following the merger, certain members of Meade’s management may continue as management of the surviving corporation. However, to our knowledge, no agreements have been reached with any members of management. Meade’s current board of directors, however, will be replaced by a new board of directors to be nominated by Buyer. Like all other Meade stockholders, members of Meade’s management and board of directors will be entitled to receive $4.21 per share less any applicable withholding tax in cash for each of their shares of Company common stock. Upon completion of the merger, each then-outstanding stock option that was granted by the Company will be cancelled, and option holders will receive from Buyer or the surviving corporation an amount in cash equal to the product of (x) the number of shares of Company common stock covered by such option, whether or not vested, multiplied by (y) the excess, if any, of the $4.21 per-share merger consideration over the per-share exercise price for such option, less any applicable withholding taxes. No amounts will be paid with respect to options that have an exercise price equal to or greater than $4.21 per share. All restricted stock awards will become fully vested and each share that is subject to a restricted stock award will be treated identically to all other outstanding shares of Company common stock. See “The Merger—Interests of the Company’s Executive Officers and Directors in the Merger” on page 42.

Q:	Will the merger be a taxable transaction to me?

A:

Yes. The exchange of shares of Company common stock for cash pursuant to the merger generally will be a taxable transaction to U.S. holders for U.S. federal income tax purposes. If you are a U.S. holder and you exchange your shares of Company common stock pursuant to the merger, you will generally recognize gain or loss in an amount equal to the difference, if any, between the cash payments made to you pursuant to the merger and your adjusted tax basis in your shares of Company common stock. Backup withholding may also apply to the cash payments made pursuant to the merger unless the U.S. holder or other payee provides a taxpayer identification number, certifies that such number is correct and otherwise complies with the backup withholding rules. Payments made with respect to stock options and restricted stock will generally be subject to ordinary income tax. You should read “The Merger—Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 44 for a more detailed discussion of the U.S. federal income tax consequences of the merger. You should also consult your tax advisor for a complete analysis of the effect of the merger on your federal, state, local and/or foreign taxes.

Q:	Who can answer further questions?

A:	If you would like additional copies of this proxy statement or a new proxy card or if you have questions about the merger, you should contact our Corporate Secretary, Meade Instruments Corp., 27 Hubble, Irvine, California 92618. See “Where You Can Find More Information” on page 70.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement, and the documents to which we refer you in this proxy statement, contain forward-looking statements that involve numerous risks and uncertainties. The statements contained in this proxy statement that are not purely historical are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, which we refer to as the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, including, without limitation, statements regarding the expected benefits and closing of the proposed merger, the management of the Company and the Company’s expectations, beliefs and intentions. All forward-looking statements included in this proxy statement are based on information available to the Company on the date hereof. In some cases, you can identify forward-looking statements by terminology such as “may,” “can,” “will,” “should,” “could,” “expects,” “plans,” “anticipates,” “intends,” “believes,” “estimates,” “predicts,” “potential,” “targets,” “goals,” “projects,” “outlook,” “continue,” “preliminary,” “guidance,” or variations of such words, similar expressions, or the negative of these terms or other comparable terminology. No assurance can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on our results of operations or financial condition. Accordingly, actual results may differ materially and adversely from those expressed in any forward-looking statements. Neither the Company nor any other person can assume responsibility for the accuracy and completeness of forward-looking statements. There are various important factors that could cause actual results to differ materially from those in any such forward-looking statements, many of which are beyond the Company’s control. These risks and uncertainties include, but are not limited to, the risks detailed in our filings with the SEC, including our most recent filings on Form 10-K, and the following factors, which are not exhaustive:

•	the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement that could require us to pay to Buyer a termination fee of $250,000;

•	the outcome of any legal proceedings that may be instituted against us and others relating to the merger agreement;

•	the failure to obtain stockholder approval of the merger agreement or the failure to satisfy other conditions to completion of the merger;

•	the failure of the merger to close for any other reason;

•	risks that the proposed transaction disrupts current plans and operations, and the potential difficulties in employee retention as a result of the merger;

•	the effect of the announcement of the merger on our business and customer and supplier relationships, operating results and business generally, including our ability to retain key employees;

•	the amount of the costs, fees, expenses and charges related to the merger, which we will not recover if we do not complete the merger; and

•	our ability to continue as a going concern if we do not complete the merger.

If one or more events related to these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from what we anticipate. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable securities laws.

INTRODUCTION

This proxy statement and the accompanying form of proxy are being furnished to the holders of shares of Company common stock, $0.01 par value, in connection with the solicitation of proxies by the board of directors of Meade for use at the special meeting of the stockholders of Meade to be held at Meade’s headquarters, 27 Hubble, Irvine, California 92618, on             , 2013, at 10:00 a.m., local time.

We are asking our stockholders to vote on a proposal to adopt and approve the merger agreement, dated as of July 16, 2013, by and among Meade, Buyer and Merger Sub. If the merger is completed, Meade will become a wholly-owned subsidiary of Buyer, and our stockholders (other than Buyer, Merger Sub, or any other subsidiary of Buyer and those holders of Company common stock who perfect their appraisal rights under Delaware law) will have the right to receive $4.21 in cash, without interest and less any applicable withholding tax, for each share of Company common stock. Holders of stock options will also receive the excess, if any, of $4.21 over the applicable per-share exercise price for each option, less any applicable withholding tax.

THE PARTIES TO THE MERGER

Meade Instruments Corp.

Meade is a consumer products company that designs, manufactures, imports and distributes telescopes, telescope accessories, binoculars, spotting scopes, and other consumer products. The Company’s brands, which include Meade® and Coronado®, are associated with innovation in the amateur astronomy, consumer optical and sporting goods markets.

Meade was incorporated in the State of California in 1975 and reincorporated in the State of Delaware in 1997. Meade maintains its principal executive offices at 27 Hubble, Irvine, California 92618. Meade’s telephone number is (949)  451-1450.

Sunny Optics, Inc.

Sunny Optics, Inc. (“Buyer”), a Delaware corporation and an affiliate of Ningbo Sunny Electronic Co., Ltd. (“Ningbo”). Buyer was formed solely for the purpose of entering into the merger agreement and consummating the transactions contemplated by the merger agreement. It has not conducted any activities to date other than activities incidental to its formation and in connection with the transactions contemplated by the merger agreement. Ningbo develops, makes and sells sport and outdoor optical products, such as binoculars, telescopes, spotting scopes, riflescopes and diverse optical components and accessories. Ningbo’s manufacturing facility is located in Zhejiang, China and is equipped with first-grade, ISO9001 certified, production facilities, and advanced environmental and optical testing devices. The principal executive offices of Buyer are located at c/o Ningbo Sunny Electronic Co., Ltd.No. 199 Anshan Road, Yuyao, Zehjiang, China 315400. The telephone number at such principal offices is +86 139 0584 8676.

Sunny Optics Merger Sub, Inc.

Sunny Optics Merger Sub, Inc. (“Merger Sub”), a Delaware corporation, was formed by Buyer solely for the purpose of completing the merger. Merger Sub is wholly-owned by Buyer and has not engaged in any business except in anticipation of the merger. Upon the consummation of the merger, Merger Sub will cease to exist and Meade will continue as the surviving corporation. The principal executive offices of Merger Sub are located at c/o Ningbo Sunny Electronic Co., Ltd.No. 199 Anshan Road, Yuyao, Zehjiang, China 315400. The telephone number at such principal offices is +86 139 0584 8676.

THE SPECIAL MEETING

Time, Place and Purpose of the Special Meeting

This proxy statement is being furnished to holders of Company common stock as part of the solicitation of proxies by the Company’s board of directors for use at a special meeting of stockholders to be held at Meade’s headquarters, 27 Hubble, Irvine, California 92618 on             , 2013, starting at 10:00 a.m., local time.

The purpose of the special meeting is for the holders of Company common stock to consider and vote upon a proposal to adopt the merger agreement which provides for the merger of Merger Sub with and into the Company. A copy of the merger agreement is attached to this proxy statement as Annex A. You are also being asked to vote upon (x) a proposal to adjourn the special meeting, if necessary, to solicit additional proxies if, at the time of the adjournment, there are insufficient votes to approve the merger agreement and (y) a non-binding advisory proposal to approve certain compensation arrangements for Meade’s executive officers in connection with the merger. This proxy statement and the enclosed form of proxy are first being mailed to the holders of Company common stock on or             , 2013.

On July 15, 2013, our board of directors unanimously determined that the merger and the merger agreement are advisable and fair to, and in the best interests of, Meade’s stockholders and approved the merger agreement and the transactions contemplated thereby, including the merger. Therefore, our board of directors unanimously recommends that you vote FOR the proposal to adopt the merger agreement, FOR the proposal to adjourn the special meeting, if necessary, to solicit additional proxies if, at the time of the adjournment, there are insufficient votes to approve the merger agreement and FOR the proposal of the non-binding advisory proposal to approve certain compensation arrangements for Meade’s executive officers in connection with the merger.

Our board of directors knows of no other matter that will be presented for consideration at the special meeting. If any other matter properly comes before the special meeting, the persons named in the enclosed form of proxy or their substitutes will vote in accordance with their best judgment on such matters.

Record Date, Quorum and Voting

The holders of record of Company common stock as of the close of business on             , 2013, the record date for the special meeting, are entitled to receive notice of, and to vote at, the special meeting. On the record date, there were 1,305,148 shares of Company common stock outstanding, with each share entitled to one vote.

The holders of a majority of the outstanding shares of Company common stock on             , 2013, represented in person or by proxy, will constitute a quorum for purposes of the special meeting. A quorum is necessary to hold the special meeting. In the event that a quorum is not present at the special meeting, it is expected that the meeting will be adjourned or postponed to solicit additional proxies. Any shares of Company common stock held in treasury by the Company or by any of its subsidiaries are not considered to be outstanding for purposes of determining a quorum. Shares that are present but not voted, either by abstention or non-vote (including broker non-vote), will be counted for purposes of establishing a quorum. “Broker non-votes” result when brokers are prohibited from exercising their voting discretion with respect to the approval of non-routine matters such as the merger proposal, and, thus, absent specific instructions from the beneficial owner of those shares, brokers are not empowered to vote the shares with respect to the approval of those proposals.

Required Vote

The adoption of the merger agreement and thereby approval of the merger requires the affirmative vote of holders representing at least a majority of the outstanding shares of Company common stock entitled to vote at the special meeting on             , 2013, the record date for the special meeting.

BECAUSE APPROVAL OF THE MERGER AGREEMENT REQUIRES THE APPROVAL OF HOLDERS REPRESENTING A MAJORITY OF THE OUTSTANDING SHARES OF MEADE COMMON STOCK, FAILURE TO VOTE YOUR SHARES OF MEADE COMMON STOCK (INCLUDING IF YOU HOLD THEM THROUGH A BROKER OR OTHER NOMINEE) WILL HAVE EXACTLY THE SAME EFFECT AS A VOTE AGAINST THE MERGER AGREEMENT.

The approval of the proposal to adjourn the special meeting if there are not sufficient votes to approve the merger agreement requires the affirmative vote of holders representing a majority of the shares of Company common stock present in person or by proxy at the special meeting and entitled to vote on the matter. The persons named as proxies may propose and vote for one or more adjournments of the special meeting, including adjournments to permit further solicitations of proxies. No proxy voted against the proposal to approve the merger agreement will be voted in favor of any adjournment of the special meeting.

The approval of the non-binding advisory proposal to approve certain compensation arrangements for Meade’s executive officers in connection with the merger requires the affirmative vote of holders of a majority of the shares of Company common stock present in person or by proxy at the special meeting and entitled to vote on the matter.

Under Delaware law, holders of shares of Company common stock are eligible for appraisal rights in connection with the merger. In order to exercise appraisal rights, you must comply with all of the requirements of Delaware law. See “Appraisal Rights” beginning on page 66 and Annex D for information on the requirements of Delaware law regarding appraisal rights.

How You Can Vote

Each share of Company common stock outstanding on             , 2013, the record date for determining stockholders entitled to vote at the special meeting, is entitled to one vote at the special meeting.

You may vote your shares as follows:

Voting by Mail. If you choose to vote by mail, simply mark your proxy, date and sign it, and return it in the postage-paid envelope provided.

Voting by Telephone. If you chose to vote by telephone, simply call the phone number printed on your proxy card and follow the instructions.

Voting by Internet. If you chose to vote by Internet, simply follow the instructions printed on your proxy card.

Voting in Person. You can also vote by appearing and voting in person at the special meeting.

If you vote your shares of Company common stock by submitting a proxy, your shares will be voted at the special meeting as you indicated on your proxy card. If no instructions are indicated on your signed proxy card, all of your shares of Company common stock will be voted FOR the adoption of the merger agreement and approval of any proposal to adjourn the special meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement. You should return a proxy by mail or otherwise vote your shares of Company common stock, even if you plan to attend the special meeting in person.

If your shares are held in “street name,” you will receive instructions from your broker, bank or other nominee that you must follow to have your shares voted. If you do not instruct your broker, bank, or other nominee how to vote your shares, your shares will not be voted and the effect will be the same as a vote by you AGAINST the merger proposal, but will have no effect on the proposal to adjourn the special meeting.

Stock Ownership and Interests of Certain Persons; Voting Agreement

Certain members of the Company’s management and board of directors have interests that are different from, or in addition to, those of holders of Company common stock generally. It is anticipated that certain of our executive officers may have roles with Buyer following the merger, although to our knowledge no agreements have been reached with Buyer regarding the terms thereof. See “The Merger—Interests of the Company’s Executive Officers and Directors in the Merger” beginning on page 42.

As of             , 2013, the record date for stockholders entitled to vote at the special meeting, the executive officers of Meade, Steven Murdock and John Elwood, owned, in the aggregate, 180,884 shares of Company common stock, or collectively approximately 13.9% of the outstanding shares of Company common stock. In connection with the merger agreement, the executive officers entered into a voting agreement (the “voting agreement”) pursuant to which each of them has agreed to vote his shares of Company common stock in favor of the merger and to refrain from granting any proxies or entering into any other voting arrangements with respect to, or assigning, encumbering or otherwise disposing of any of, his shares.

How You May Revoke or Change Your Vote

You can revoke your proxy at any time before it is voted at the special meeting by:

•

by delivering a written notice which is received by our Corporate Secretary, at 27 Hubble, Irvine, California 92618, prior to 11:59 p.m., Eastern time, on                 , 2013 and which bears a date later than the proxy previously delivered, stating that you would like to revoke your proxy;

•

by attending the special meeting and voting in person (your attendance at the special meeting will not, by itself, revoke your proxy; you must vote in person at the special meeting and expressly revoke your proxy);

•	by submitting a later-dated proxy card for the same shares which is received by our Corporate Secretary, at 27 Hubble, Irvine, California 92618, prior to 11:59 p.m., Eastern time, on , 2013; or

•	by voting a second time by telephone or Internet, provided that the new proxy is received by 11:59 p.m., Eastern time, on , 2013.

Proxy Solicitation

The Company will pay the costs of soliciting proxies for the special meeting. Officers, directors and employees of Meade, and any other representatives appointed by it from time to time, may solicit proxies by telephone, mail or in person. However, they will not be paid for soliciting proxies. Meade also will request that individuals and entities holding shares in their names, or in the names of their nominees, that are beneficially owned by others, send proxy materials to and obtain proxies from those beneficial owners, and will reimburse those holders for their reasonable expenses in performing those services. The Company may retain or appoint others from time to time to assist in the solicitation of proxies.

Adjournments

Although it is not expected, the special meeting may be adjourned for, among other reasons, the purpose of soliciting additional proxies to a date not later than 90 days after the date of the special meeting. You should note that the meeting could be successively adjourned to a specified date not longer than 90 days after such initial adjournment. If the special meeting is adjourned for the purpose of soliciting additional proxies, stockholders who have already sent in their proxies will be able to revoke them at any time prior to their use. The persons named as proxies may propose and vote for one or more adjournments of the special meeting, including adjournments to permit further solicitations of proxies. No proxy voted against the proposal to adopt the merger agreement will be voted in favor of any adjournment of the special meeting.

THE MERGER

Background of the Merger

From time to time, Meade’s board of directors (sometimes referred to as the board) and management team have reviewed Meade’s strategic focus in light of conditions in the industry in which Meade operates and the long-term interests of Meade and its stockholders. During the Company’s fiscal year ended February 28, 2007, the Company had net sales of over $100 million, but during that same fiscal year Meade also had a net loss of around $20 million. The Company then went through a restructuring and in the first and second quarters of its fiscal year ended February 28, 2009 sold its three riflescope brands and operations to various buyers for an aggregate purchase price of $15.25 million, all in an attempt to provide liquidity and bring the Company back to profitability. In addition, in January 2009 the Company sold its European business to Meade Instruments Europe GmbH & Co., KG (“MI Europe”) for approximately $12.4 million. Although the Company’s net loss was reduced to approximately $1.4 million for the fiscal year ended February 29, 2012 on much lower net sales of approximately $21.5 million, the Company remained unprofitable.

In the Company’s second fiscal quarter ended August 31, 2012, the Company lost approximately $1.0 million and its available cash at the end of that fiscal quarter had been reduced to under $700,000. The Company’s fiscal position continued to deteriorate during the Company’s third fiscal quarter ended November 30, 2012, and the Company lost over $1.3 million and its available cash at the end of that quarter was under $300,000.

Due to the Company’s recent difficulties and steady reduction in available cash, members of the board and management became increasingly concerned about the Company’s ability to remain a going concern. In addition, the Company had recently received inquiries regarding a business transaction with the Company, including an inquiry from MI Europe in December 2012 regarding an acquisition of the Company by MI Europe and MI Europe’s majority shareholder, Jinghua Optics & Electronics Co., Ltd. (“Jinghua Optics”). A meeting was held on December 20, 2012 with MI Europe and Jinghua Optics regarding their interest in acquiring the Company.

On January 10, 2013, at the Company’s regularly scheduled board of directors meeting, the board discussed the losses in each of the first three quarters of the Company’s fiscal year ending February 28, 2013 and the Company’s outlook for the fourth quarter and fiscal year 2014. The board then discussed the Company’s liquidity situation and came to the conclusion that all possible strategic alternatives for the Company needed to be considered.

On January 11, 2013, John Elwood, the Company’s Chief Financial Officer was contacted by an investment advisor of MIT Capital, Inc. (“MITC”) regarding an interest in acquiring the Company and the advisor discussed MITC’s interest in acquiring the Company. Mr. Elwood provided the advisor a confidentiality agreement on January 16, 2013 and a meeting was scheduled for Tuesday January 22, 2013 among Mr. Elwood, Steven Murdock, the Company’s Chief Executive Officer, MITC and the advisor. The investment advisor for MITC informed Mr. Elwood on January 21, 2013 that the principal of MITC was an individual who had met with Mr. Elwood and Mr. Murdock in March 2012 regarding the principal’s interest in acquiring the Company at that time. Mr. Elwood explained to the principal and the advisor that no non-public information regarding the Company would be disclosed to them until the confidentiality agreement was signed, which they stated they understood. MITC requested, and was granted, additional time to review the confidentiality agreement at the January 22, 2013 meeting.

On January 14, 2013, the Company reported its third quarter results which included a substantial loss and a weakened financial position. The Company also reported that there existed substantial doubt about the Company’s ability to continue as a going concern, and that the Company was seeking opportunities in a strategic relationship or a business combination.

On January 18, 2013, the board held a special meeting. Mr. Elwood reported that the Company’s financial condition continued to deteriorate due to, among other things, the Company’s inability to finalize the development of its planned new products and the steep reduction of sales of its existing products in the 2013 fiscal year. Mr. Elwood also reported that the Company continued to lose money quarter after quarter and expected a loss of approximately $1 million in the fourth quarter. In addition, he noted that, except for its working capital line of credit secured by its receivables, the Company had no other financing. Furthermore, due to the Company’s recurring losses and inability to reduce its cost structure sufficiently to offset the reduction in revenues, no additional financing could be obtained. Although equity financing may have been available, the board expected that the terms would be so onerous that the existing stockholders would be severely diluted. Consequently, the board determined that the Company must consider all options available to it. The board suggested that one option would be to attempt to sell the Company and provide its stockholders with some consideration now, rather than continue to lose money until the Company became insolvent. Mr. Murdock reported that some customers and suppliers had indicated an interest in buying the Company or some of its assets. The board then discussed a process to approach potentially interested parties, including these customers and suppliers. After discussion, the board authorized the Company’s officers to begin the process regarding a potential transaction with the Company. In addition, the board approved a “request for interest letter” to be sent to these parties.

On January 21, 2013, Mr. Elwood sent the request for interest letter to approximately 50 parties. The request for interest letter outlined that the board was considering various strategic alternatives and the Company was discussing such alternatives with a number of different interested parties with the intention to move forward quickly and efficiently in the event that a strategic alternative or transaction is identified. The letter requested that the parties contact Mr. Elwood not later than February 6, 2013.

On January 21, 2013, Mr. Elwood was contacted by the investment advisor of Bidder B regarding an interest in discussing Bidder B acquiring the Company. Mr. Elwood had various discussions with Bidder B’s advisor between January 21, 2013 and January 30, 2013 regarding a confidentiality agreement, which was signed on January 30, 2013. In addition, an in-person meeting among Bidder B, Mr. Elwood and Mr. Murdock was scheduled for Friday February 8, 2013.

On January 23, 2013, Mr. Elwood was contacted by the CFO of Bidder C regarding an interest in discussing strategic alternatives. They discussed a confidentiality agreement, which was signed by the CEO of Bidder C on January 25, 2013, and a meeting was scheduled among the CEO and CFO of Bidder C, Mr. Elwood and Mr. Murdock for February 2, 2013.

On January 24, 2013, Mr. Elwood received a confidentiality agreement from MI Europe and another from Jinghua Optics.

On February 6, 2013, the board held a special meeting. Mr. Elwood first reported on the status of the Company’s procedures in contacting various parties and their responses regarding a potential strategic transaction with the Company. Mr. Elwood noted that five parties had responded to the Company’s communication with little or no interest, five parties had responded with apparently genuine interest in a transaction with the Company, and the remainder of the contacted parties had not responded at all. Mr. Elwood also reported that each of the parties that responded with interest told the Company they would be providing a proposal to the Company within the next seven days.

On February 6, 2013, a representative of O’Neil LLP, Meade’s legal counsel, engaged in discussions with counsel for Bidder C regarding a proposed structure for an acquisition of Meade by Bidder C. O’Neil LLP reported to Mr. Elwood and Mr. Murdock that Bidder C was exploring an asset purchase transaction pursuant to Section 363 of the Bankruptcy Code.

On February 7, 2013, the Company received a non-binding letter of intent from MITC. Under the letter of intent, MITC proposed to acquire all of the stock of Meade through a statutory merger or a tender offer for an aggregate purchase price of $2.5 million (or $1.92 per share). However, MITC continued its refusal to sign the Company’s confidentiality agreement on terms acceptable to the Company.

On February 12, 2013, the Company received a non-binding letter from MI Europe under which MI Europe proposed a stock purchase of the Company for $3.5 million (or $2.68 per share).

On February 13, 2013, the Company received a non-binding indication of interest from Bidder C containing a proposal for an asset purchase of the Company, potentially pursuant to Section 363 of the Bankruptcy Code. The proposed purchase price was “approximately $3.5 million to $4 million.”

On February 15, 2013, the board held a special meeting. John Elwood reported on the three proposals the Company had received regarding a proposed strategic transaction with the Company. Mr. Elwood also discussed with the board that the proposed structure of each varied, one for stock through a merger, one for an asset purchase and one for stock through a tender offer. In addition, Mr. Elwood reported that another party had met with the Company on February 8, 2013, and that party had indicated that it intended to submit an offer early the following week. After discussion, the board authorized the officers to respond to each of the offering parties and inform each that its offer was appreciated; however, its offer was similar to the other offers in the amount of consideration, and that the board suggested that each bidder should consider a better offer. Also, the board directed management that Bidder C (who submitted an asset proposal) should be informed that others have submitted stock proposals which are superior to its proposal due to the costs which would be incurred in liquidating the Company after an asset sale, such as the costs to terminate the Company’s leases in Irvine, California and in Mexico, as well as severance and other costs.

On February 19, 2013, the Company received a revised letter of intent from MI Europe under which MI Europe increased its offer from $3.5 million to $4.5 million (or $3.45 per share) and also reduced its proposed exclusivity period from 90 days to 45 days.

On February 20, 2013, the Company received a non-binding letter of intent from Bidder B. The proposed acquisition structure was either (i) to acquire all of the capital stock of Meade pursuant to a merger or (ii) to acquire substantially all of the assets of Meade pursuant to Section 363 of the Bankruptcy Code. The proposed purchase price in the merger structure was $4.0 million, as adjusted downward dollar-for-dollar to the extent the Company’s adjusted net worth was less than $6.895 million at closing. The proposed purchase price in the asset purchase structure was $3.65 million, as adjusted downward dollar-for-dollar if the Company’s adjusted net worth was less than $6.45 million at closing.

On February 20, 2013, the Company also received a revised letter of intent from Bidder C under which Bidder C increased its offer to $4.5 million. In its revised letter of intent, Bidder C also changed its proposed structure from an asset purchase to a stock purchase using a two-step merger structure (i.e., a tender offer followed by a merger).

On February 21, 2013, the Company received a letter of intent from MITC extending its initial offer of $2.5 million in the form of a stock purchase. However, MITC continued to refuse to sign a confidentiality agreement.

On February 22, 2013, the board held a special meeting. Mr. Elwood reported on the status of the four proposals that the Company had received regarding a potential strategic transaction with the Company. He then discussed each of the proposals as follows: (i) the basic structure of the proposed transaction; (ii) the amount of consideration; (iii) the financing proposed or required; (iv) the length of the proposed exclusivity period; (v) any break-up fee contemplated; and (vi) the timing needed to close the transaction. The board then discussed each of the proposals, including, among other things, the ability of each potential acquirer to close the proposed transaction. The proposals of MI Europe and Bidder C were each for $4.5 million in consideration, with Bidder C requesting a 60-day exclusivity period and MI Europe requesting a 45 day exclusivity period. Bidder B was proposing $4 million in consideration; however, the board considered its financing less concrete, and Bidder B requested a break-up fee of $350,000. MITC continued to propose only $2.5 million and had not yet signed a confidentiality agreement, limiting the amount of information which the Company could provide to them. Since the consideration in three of the proposals was similar, the Board determined that the Company again should request the bidding parties to increase their offers. After discussion, the board authorized management to respond to each of the potential acquirers and direct management to explain to each bidder that the consideration proposed by each was similar and that each should consider increasing their offer. However, because MITC would not sign a confidentiality agreement, the board directed management to tell MITC only that its offer was not acceptable.

On February 22, 2013, MI Europe contacted Mr. Elwood and increased its offer to $4.75 million.

On February 25, 2013, Bidder B contacted Mr. Elwood and increased its offer from $4.0 million to $5.0 million. Bidder B also stated that this was its maximum offer.

On February 25, 2013, Mr. Elwood contacted MI Europe and told it that another party’s offer was higher than MI Europe’s $4.75 million offer. MI Europe then increased its offer to $5.0 million. MI Europe also stated that this was its last and best offer.

On February 25, 2013, the board held a special meeting. Mr. Elwood updated the board on the status of the acquisition proposals received by the Company. Mr. Elwood reported that he had told MITC that its offer was not acceptable, and he did not provide MITC any information on the other proposals. Bidder C refused to increase its offer above $4.5 million, while MI Europe and Bidder B had each increased its offer to $5 million, and that Mr. Elwood also reported that MITC did not respond as to whether or not it would increase its $2.5 million offer. Mr. Elwood also reported that each of MI Europe and Bidder B had stated that its offer was final and it would not be increasing its offer any further. The board then compared and discussed all of the offers, focusing on the higher offers of MI Europe and Bidder B. After discussion, the board determined that the offer of MI Europe was superior to the offer of Bidder B, as MI Europe’s offer (1) was from a party with which the Company had previously, successfully completed a significant transaction, (2) had what the Board considered more reliable financing commitments and (3) understood the Company better (due to its current relationship with the Company as a distributor of the Company in Europe) and, as a result, was less likely to raise issues in connection with its due diligence and could close a transaction faster (which was important to the Company due to the Company’s precarious financial position). Based on its determination that MI Europe’s proposal was superior to the other proposals received by the Company and that entering into the letter of intent proposed by MI Europe was in the best interest of the Company and its stockholders, the board unanimously approved MI Europe proposal and authorized the officers to execute and deliver the letter of intent of MI Europe on behalf of the Company.

On February 25, 2013, Mr. Elwood informed MI Europe that the board would accept its offer, and also informed the other bidders that the board had chosen another bidder and would grant a 45-day exclusivity period to that bidder.

On February 26, 2013, the Company received a revised letter of intent from Bidder B increasing its offer to $5.1 million. The offer price was subject to a dollar-for-dollar downward adjustment to the extent the Company’s adjusted net worth was less than $6.1 million at closing.

On February 26, 2013, the board held a special meeting. Mr. Elwood informed the board that, notwithstanding that Bidder B had previously stated that it would not increase its $5.0 million offer, it had increased its offer from $5.0 million to $5.1 million. Although this offer was $100,000 more than the offer of MI Europe, the amount of the offer was subject to a downward dollar-for-dollar adjustment to the extent that the Company’s net worth on closing was less than $6.1 million. Based on the Company’s then current net worth and the deterioration of its net worth over the past year and as projected through closing, the board determined that the Company’s net worth as of closing was projected to be approximately $5.5 million to $5.7 million and, as a result, the reduction in net worth at closing would likely adjust Bidder B’s $5.1 million offer downward to between $4.5 million and $4.7 million. After discussion, the board unanimously rejected this new revised offer as it concluded that MI Europe’s offer remained superior in consideration and for the other reasons previously discussed by the board at its February 25, 2013 special meeting.

On February 28, 2013, a final letter of intent was signed by both MI Europe and the Company and a 45 day exclusivity period was granted to MI Europe to perform due diligence and draft a definitive merger agreement. The letter of intent provided that the merger agreement would be entered into between the Company and an affiliate of MI Europe.

On March 1, 2013, the Company’s representatives began to provide due diligence material to the Corporate Counsel Group LLC (referred to as CCG), the counsel for Jinghua Optics (the majority owner of MI Europe), based on a due diligence request of CCG.

On March 18, 2013, CCG delivered a first draft of the Agreement and Plan of Merger (referred to as the JOC Merger Agreement) to the Company and counsel for the Company, O’Neil LLP.

On March 25, 2013, the board held a special meeting. O’Neil LLP discussed the first draft of the JOC Merger Agreement (a copy of which had been provided to the directors prior to the meeting). The board discussed, among other things, the termination fee (or break-up fee) proposed in the first draft of the JOC Merger Agreement. O’Neil LLP noted that the fee of $250,000 plus expenses (which would be greater than $100,000) was large for a transaction of this size. The board believed it may stop potential higher offers for the Company once the transaction was announced to the public. After discussion, the board directed O’Neil LLP to negotiate for a break-up fee of $200,000 up to $250,000. O’Neil LLP also noted that MI Europe was not planning to be a party to the JOC Merger Agreement; instead, for tax planning and other business purposes specific to Jinghua Optics, a newly formed and a wholly-owned Delaware limited liability company of Jinghua Optics was to be the acquirer in the transaction. After discussion, the board determined that it would require that MI Europe either be a party to the JOC Merger Agreement or guarantee the material obligations of the acquirer.

On March 27, 2013, O’Neil LLP delivered a revised draft of the JOC Merger Agreement to MI Europe and CCG.

On April 1, 2013, the board held another special meeting to discuss the progress of the merger negotiations and the open issues related to the JOC Merger Agreement, as well as the status of MI Europe’s due diligence investigation of the Company.

On April 2, 2013, CCG delivered a revised draft of the JOC Merger Agreement to O’Neil LLP. In connection with that revised draft of the merger agreement, CCG informed O’Neil LLP that MI Europe would not be party to the JOC Merger Agreement and that Jinghua Optics (the majority owner of MI Europe) would be forming a new entity (the Buyer) to be party to the JOC Merger Agreement. Further, CCG clarified that Jinghua Optics was controlling the merger negotiations and that MI Europe, as an affiliate of Jinghua Optics, was acting as the representative of Jinghua Optics for the purposes of the merger agreement and the transactions contemplated thereby.

On April 8, 2013, the board held a special meeting to discuss the proposed transaction and the status of negotiations with MI Europe and Jinghua Optics. O’Neil LLP reviewed the remaining material open issues related to the JOC Merger Agreement. The board then discussed these open issues and gave O’Neil LLP direction on these points. The Company’s management then discussed that MI Europe and Jinghua Optics were requesting a one to two week extension to the exclusivity period in the letter of intent so that it could finish its due diligence. After discussion, the board approved an eight day extension until April 22, 2013.

On April 14, 2013, the Company issued an Amendment to Letter of Intent to extend the exclusivity period to April 22, 2013.

On April 22, 2013, MI Europe contacted Mr. Elwood and Mr. Murdock and informed them that MI Europe, on behalf of Jinghua Optics, was reducing Jinghua Optics’ offer from $5.0 million to $4.0 million. Mr. Elwood and Mr. Murdock discussed the reasons for this decrease with MI Europe and explained that the Company would not be able to grant another extension of exclusivity to MI Europe and its affiliates and would have to contact the other bidders. Mr. Elwood and Mr. Murdock asked MI Europe if those discussions resulted in a superior offer would it consider increasing their offer again; they stated that they would not consider raising it above $4.0 million.

On April 23, 2013, Mr. Elwood was contacted by the financial advisor for MITC, and Mr. Elwood explained that the Company would consider an offer from MITC, but requested that the confidentiality agreement be signed. MITC reiterated their unwillingness to sign the agreement. Mr. Elwood suggested that MITC and its attorney speak with the Company’s legal counsel regarding their reservation about signing the confidentiality agreement; that discussion occurred on April 26, 2013, but MITC continued to refuse to sign the agreement. MITC requested a meeting between MITC’s advisor and Mr. Elwood on May 1, 2013 to discuss MITC’s interest and attempt to resolve their concerns about the confidentiality agreement. However, that meeting did not resolve their concerns so a call with legal advisors was held on May 3, 2013 to attempt to negotiate a mutually agreeable confidentiality agreement, but MITC still refused to sign the agreement.

On April 23, 2013, Mr. Elwood contacted Bidder B and Bidder C and explained the fact that the exclusivity period had ended for MI Europe and that the Company had decided not to grant an extension of exclusivity for MI Europe and was therefore again open to discussing their interest in acquiring the Company. The Company provided updated financial and business information for their consideration as well.

On April 25, 2013, Bidder C requested a meeting with Mr. Elwood and Mr. Murdock on April 29, 2013 to discuss the current status of the Company’s business. Mr. Elwood provided updated information to Bidder C and answered various questions between April 29, 2013 and May 5, 2013. On May 6, 2013, Bidder C called Mr. Elwood and explained that they would not be submitting an offer due to other commitments that they had made since their initial proposal in February.

On May 1, 2013, Mr. Elwood called Bidder B and asked if they had any interest in further discussions as Bidder B had not been in contact with the Company. Bidder B stated that there was an interest but that the principals had been preoccupied and traveling. Mr. Elwood reminded Bidder B that the Company maintained a sense of urgency with respect to executing a transaction and requested that any offer would need to be provided by May 8, 2013. On May 7, 2013 and May 8, 2013, Bidder B contacted Mr. Elwood and Mr. Murdock and explained that they would not be submitting a revised offer, and instead requested that the Company stop its ongoing process with MI Europe and its discussions with other parties and that the board enter into a separate, exclusive process with Bidder B which Bidder B would manage. After discussion with the board, Mr. Elwood and Mr. Murdock declined Bidder B’s request.

On May 8, 2013, the board held a special meeting to discuss a non-binding letter of intent the Company had received from MITC to acquire all of the stock of Meade through a statutory merger or a tender offer for an aggregate purchase price of $4.57 million (or $3.50 per share). However, MITC continued its refusal to sign the Company’s confidentiality agreement on terms acceptable to the Company and therefore had not received updated financial information about the Company since the Company’s January 14, 2013 release of its third quarter results. As a result, although the board was considering the offer, the board directed management not to agree to the letter of intent with MITC because MITC would not sign a confidentiality agreement. After the meeting, Mr. Elwood contacted MI Europe and requested that Jinghua Optics raise its offer. MI Europe, on behalf of Jinghua Optics, then increased Jinghua Optics’ offer to $4.5 million or $3.45 per share.

Later, on the evening of May 8, 2013, the board held another special meeting to discuss the offer of MITC and the increased offer made by MI Europe, on behalf of Jinghua Optics. Although MITC’s offer was slightly higher, the offer of Jinghua Optics was based on a fully negotiated merger agreement, a due diligence investigation of the Company over a period of 60 days and a review of recent financial information of the Company. Due to these factors and the precarious financial position of the Company (taking the additional time to negotiate another merger agreement and undergoing another due diligence investigation would present a serious risk to the ability of the Company to continue), the board unanimously approved the revised offer of Jinghua Optics and directed the Company’s management to finalize the JOC Merger Agreement and related transactions.

On May 16, 2013, the board held a special meeting which was attended by representatives of Marshall & Stevens, the board’s valuation advisor, and O’Neil LLP. At the request of the board, Marshall & Stevens reviewed with the board its analysis relating to the fairness, from a financial point of view, of the consideration to be received by the holders of Company common stock pursuant to the proposed JOC Merger and orally rendered its opinion (which opinion was confirmed by delivery of a written opinion dated May 16, 2013) that, based upon and subject to the procedures followed, assumptions, qualifications and limitations stated in its opinion, the consideration to be paid to the holders of Company common stock in the merger was fair, from a financial point of view. At the conclusion of the discussion, the board determined that each of the transactions contemplated by the JOC Merger Agreement, including the JOC Merger, was fair to, and in the best interests of, the Company and its stockholders, declared the advisability of, and approved, the JOC Merger Agreement and the transactions contemplated thereby, including the JOC Merger, and resolved to recommend that the holders of Company common stock adopt the JOC Merger Agreement and approve the JOC Merger.

On May 17, 2013, the Company signed the JOC Merger Agreement with a wholly-owned subsidiary of Jinghua Optics, JOC North America LLC (“JOC”), MI Europe entered into a limited guaranty with the Company, and the executive officers of the Company entered into a voting agreement with Buyer (the “JOC Voting Agreement”). The parties issued a press release announcing the JOC Merger on the afternoon of May 17, 2013.

On June 7, 2013, the Company received a binding letter of intent from MITC to acquire all of the stock of Meade through a statutory merger or a tender offer for a purchase price of $3.50 per share (or $4.57 million in the aggregate). On June 10, 2013, the board held a special meeting to discuss MITC’s offer. The board noted that MITC’s offer was essentially the same as the offer MITC proposed a month ago and was rejected by the board in a May 8, 2013 special meeting of the board. The board also noted that although MITC’s offer was slightly higher than the merger price in the JOC Merger Agreement, the merger price was based on a fully negotiated and executed merger agreement, the Company had already filed a preliminary proxy statement with respect to the merger agreement and MITC had not completed a due diligence investigation (which took Jinghua Optics 60 days to complete). Due to these factors and the precarious financial position of the Company, the board declined this offer of MITC.

On June 11, 2013, Sheppard Mullin Richter & Hampton LLP (“SMRH”), on behalf of Ningbo, delivered to the Company a non-binding indication of interest under which Ningbo or its wholly-owned subsidiary would purchase all of the outstanding Company common stock for the aggregate purchase price of $5,500,000 (or $4.21 per share) pursuant to a merger agreement on substantially the same terms as the JOC Merger Agreement.

Later on June 11, 2013, the board held a special meeting and discussed the non-binding indication of interest the Company had received from Ningbo. After discussion concluded and after consulting with O’Neil LLP, the Board determined that the proposal of Ningbo would reasonably be expected to result in or lead to a proposal superior to the JOC Merger Agreement and authorized the Company’s management to engage in negotiations and discussions with Ningbo.

On June 12, 2013, as required by the terms of the JOC Merger Agreement, the Company notified JOC of Ningbo’s proposal and provided JOC with a copy of the proposal.

On June 13, 2013, Ningbo signed a confidentiality agreement with the Company, and on July 14, 2013, the Company provided SMRH, Ningbo’s legal counsel, with access to due diligence material regarding the Company.

On June 18, 2013, the Board held a special meeting and discussed with O’Neil LLP the preparation of the first draft of the merger agreement with Ningbo.

On June 21, 2013, MITC commenced a tender offer (“MITC Tender Offer”) to purchase the outstanding shares of Company common stock for a purchase price of $3.65 per share.

Also on June 21, 2013, the Board held a special meeting. The Board first discussed the initial draft of the merger agreement with Ningbo prepared by O’Neil LLP, which had been sent to the Board prior to the meeting. Next, the Board discussed the MITC Tender Offer. The Board noted that, although the price in the MITC Tender Offer was $0.20 higher than the price in the JOC Merger Agreement, the MITC Tender Offer was subject to many conditions. As a result, the Board tentatively concluded not to make any recommendation regarding the MITC Tender Offer. Instead, the Board directed the Company’s management to release a “stop, look and listen” press release urging the Company’s stockholders not to accept or reject the MITC Tender Offer until the Company had filed with the SEC a solicitation/recommendation statement as to whether the Company recommends acceptance or rejection of the MITC Tender Offer, expresses no opinion, or is unable to take a position.

On June 22, 2013, O’Neil LLP delivered a first draft of an Agreement and Plan of Merger (referred to as the merger agreement) to SMRH, counsel for Ningbo.

On June 28, 2013, SMRH delivered a revised draft of the merger agreement to O’Neil LLP and a non-binding proposal, and O’Neil LLP forwarded it to the Board and management.

On July 2, 2013, the Board held a special meeting. The Board again discussed the terms of the MITC Tender Offer. The Board concluded that the previously executed JOC Merger Agreement was superior to the conditional MITC Tender Offer even though the MITC Tender Offer provided for $0.20 more consideration per share.

On July 3, 2013, the Board held a special meeting. The Board reviewed the terms of the merger agreement and the other aspects of Ningbo’s proposal. The Board then determined in good faith that Ningbo’s proposal was superior to the JOC Merger Agreement. Consequently, the Board directed the Company’s management to provide JOC five business days prior written notice of the Company’s intention to accept Ningbo’s proposal, all as required under the JOC Merger Agreement.

On July 5, 2013, the Company filed with the SEC a solicitation/recommendation statement on Schedule 14D-9 recommending that the Company’s stockholders reject the MITC Tender Offer.

On July 5, 2013, the Company provided JOC five business days prior written notice of the Company’s intention to accept Ningbo’s proposal, all as required under the JOC Merger Agreement.

On July 11, 2013, JOC notified the Company that JOC would not be increasing its offer to acquire the Company and JOC waived the remainder of the five business day notice period required under the JOC Merger Agreement.

On July 15, 2013, the board held a special meeting with a representative of O’Neil LLP in attendance. The Board discussed the proposed merger agreement with Buyer and related documents. At the conclusion of the discussion, the board determined that each of the transactions contemplated by the merger agreement, including the merger, was fair to, and in the best interests of, the Company and its stockholders, and was superior to the JOC Merger Agreement. The Board declared the advisability of, and approved, the merger agreement with Buyer and the transactions contemplated thereby, including the merger, and resolved to recommend that the holders of Company common stock adopt the merger agreement with Buyer and approve the merger.

On July 16, 2013, the Company signed the merger agreement with Buyer, Buyer entered into the Note Purchase Agreement with the Company, the Buyer loaned the Company $250,000, and the executive officers of the Company entered into a voting agreement with Buyer. The Company and Ningbo issued a joint press release announcing the merger on the afternoon of July 16, 2013.

Also on July 16, 2013, the Company terminated the JOC Merger Agreement in its entirety, and the JOC Voting Agreement was terminated. In addition, the entire amount of Buyer’s loan was used to pay JOC a $250,000 termination fee in accordance with the JOC Merger Agreement.

Reasons for the Merger; Recommendation of Meade’s Board of Directors

The board evaluated and negotiated the merger proposal, including the terms and conditions of the merger agreement.

In the course of reaching its determination, the board considered the following substantive factors and potential benefits of the merger, each of which the board believed supported its decision:

•	the reduced sales of the Company’s products and deteriorating cash position and the resulting lack of liquidity;

•	Meade’s belief that it would be extremely difficult, if not impossible, to raise new equity capital or financing in light of its historical financial operating results, cash flow and prospects;

•	Meade’s inability to take advantage of new investment opportunities because of its lack of liquidity and capital;

•

management’s assessment of Meade’s very limited prospects for improving cash flow and liquidity and that Meade received a “going concern” qualification in the audit report from its independent auditors with respect to its financial statements for the fiscal year ended February 28, 2013;

•	the ongoing and significant administrative costs associated with being an SEC reporting company;

•

its belief that the merger was more favorable to the holders of Company common stock than the alternative of remaining a stand-alone, independent company, because of the uncertain returns to such holders if the Company remained independent in light of the Company’s business, operations, financial condition, strategy and prospects, as well as the nature of the industry in which the Company competes, and general industry, market and regulatory conditions, both on an historical and on a prospective basis;

•

its belief that the merger was more favorable to holders of Company common stock than the potential value that might result from other strategic alternatives available to the Company—including, among others, the MITC Tender Offer, the JOC Merger Agreement or remaining an independent company—given the potential rewards, risks and uncertainties associated with those alternatives;

•

the fact that, prior to entering into the merger agreement, the Company had been engaged in a very competitive process which included soliciting an indication of interest from four other strategic buyers, and approximately 45 other parties which were not interested in proceeding with a transaction;

•

its belief that no other alternative reasonably available to the Company and its stockholders would provide greater value to stockholders within a timeframe comparable to that in which the merger could be completed;

•

the fact that the merger consideration of $4.21 per share is all cash, so that the transaction allows the holders of Company common stock to realize in the near term a fair value, in cash, for their investment and provides such holders certainty of value for their shares;

•

Meade’s historical and current financial performance and results of operations, its prospects and long-term strategy, its competitive position in its industry, the outlook for general economic conditions;

•

the historical market prices of Company common stock, including the market price of the Company common stock relative to those of other industry participants and general market indices, and recent trading activity, including the fact that the $4.21 per share merger consideration represented an approximately             % premium over Meade’s closing stock price on July 16, 2013 (the last business

day preceding the date the merger agreement was publicly announced), and an approximately             % premium over Meade’s closing stock price on May 17, 2013 (the last business day preceding the date the JOC Merger Agreement was publically announced);

•

the financial analyses provided by Marshall & Stevens to the board and its oral opinion to the board (which was confirmed in writing by delivery of the written opinion of Marshall & Stevens dated May 16, 2013) with respect to the fairness, from a financial point of view, of the $3.45 per share merger consideration to be received by the holders of shares of Company common stock in the Proposed JOC Merger, as of May 16, 2013, and based upon and subject to the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Marshall & Stevens in preparing its opinion. See “—Opinion of Board’s Valuation Advisor.” In considering the opinion, the board noted that Marshall & Stevens received a fee of $40,000 for providing the fairness opinion with respect to the merger;

•	the efforts made by the board and its advisors to negotiate a merger agreement favorable to the Company and its stockholders and the financial and other terms and conditions of the merger agreement;

•

the fact that, subject to compliance with the terms and conditions of the merger agreement, the Company is permitted to terminate the merger agreement, prior to the adoption of the merger agreement by our stockholders, in order to approve an alternative transaction proposed by a third party that is a “superior proposal” as defined in the merger agreement, upon the payment to Buyer of a termination fee of $250,000, and its belief that such termination fee was reasonable in the context of break-up fees that were payable in other transactions and would not impede another party from making a competing proposal. The board believed that these provisions were important in ensuring that the transaction would be fair and the best available to Meade’s unaffiliated stockholders and providing the board with adequate flexibility to explore potential transactions with other parties;

•	the ability of the Company to conduct its business operations generally in the ordinary course during the time period between signing the merger agreement and closing;

•	the absence of a financing condition to the transaction;

•	the fact that under Delaware law, the holders of Company common stock have the right to demand appraisal of their shares. See “Appraisal Rights” beginning on page ; and

•	the fact that the voting agreement with the executive officers does not represent an obligation to vote a number of shares that would forestall a vote of our stockholders.

The board was aware of and also considered, among others, the following adverse factors associated with the merger:

•

that the public holders of Company common stock will have no ongoing equity participation in the surviving corporation following the merger and will cease to participate in Meade’s future earnings or growth, or to benefit from any increases in the value of Meade’s stock;

•	that if the merger is not completed, Meade will be required to pay its fees associated with the transaction;

•

the limitations on Meade’s ability to solicit or engage in discussions or negotiations with a third party regarding specified transactions involving Meade and the requirement that Meade pay Buyer a termination fee equal to $250,000 in order for the board to accept a superior proposal, and also the requirement to repay the $250,000 borrowed from Buyer on the closing of any transaction resulting from such proposal;

•

that if the merger is not completed, Meade may be adversely affected due to potential disruptions in its operations, including the diversion of management and employee attention, potential employee attrition and the potential effect on Meade’s business and its business relationships;

•	that Meade’s business operations will be restricted prior to the completion of the merger;

•	the merger consideration received by U.S. persons who are holders of Meade common stock will be taxable for federal income tax purposes; and

•	some of Meade’s directors and executive officers may have interests in the merger that are different from, or in addition to, Meade’s stockholders.

In view of the large number of factors considered in connection with the evaluation of the merger agreement and the merger and the complexity of these matters, except as expressly noted above, the board did not consider it practicable to, nor did it attempt to, quantify, rank or otherwise assign relative weights to the specific factors it considered in reaching its decision, nor did it evaluate whether these factors were of equal importance. In addition, each director may have given different weight to the various factors. The board conducted a discussion of, among other things, the factors described above, including, asking questions of Meade’s management and Meade’s legal advisors, and reached the conclusion that the merger is fair to and in the best interests of holders of Company common stock.

Other than as described in this proxy statement, Meade is not aware of any firm offers by any other person during the prior two years for a merger or consolidation of Meade with another company, the sale or transfer of all or substantially all of Meade’s assets or a purchase of Meade’s securities that would enable such person to exercise control of Meade.

The board, at a meeting described above on July 15, 2013, (i) determined that the merger agreement and the transactions contemplated thereby, including the merger, are advisable, fair to and in the best interests of the Company and its stockholders; (ii) approved the merger agreement and the transactions contemplated thereby, including the merger, and (iii) recommended the adoption by our stockholders of the merger agreement.

Our board of directors recommends that you vote FOR the proposal to adopt the merger agreement and FOR the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies.

Financing

We estimate that the total amount of funds necessary to complete the merger and related transactions in connection with the merger is approximately $5,500,000 due to holders of Company common stock and stock options under the merger agreement, assuming that no holder of Company common stock validly exercises and perfects his, her or its appraisal rights.

This amount is expected to be paid by Buyer from its cash on hand or borrowings from its or its affiliates existing credit facilities.

Opinion of Board’s Valuation Advisor

On May 16, 2013, Marshall & Stevens rendered an oral opinion to the board (which was confirmed in writing by delivery of a written opinion of Marshall & Stevens dated May 16, 2013), to the effect that, as of May 16, 2013 and based upon and subject to the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Marshall & Stevens in preparing its opinion, the consideration of $3.45 to be received by the holders of Company common stock in the Proposed JOC Merger was fair, from a financial point of view, to the holders of Company common stock.

ALTHOUGH THE OPINION OF MARSHALL & STEVENS WAS RENDERED TO THE BOARD WITH RESPECT TO THE PROPOSED JOC MERGER, THE OPINION WAS LIMITED TO THE FAIRNESS OF THE AMOUNT OF CONSIDERATION BEING PROVIDED IN THE PROPOSED JOC MERGER, I.E., $3.45 PER SHARE. CONSEQUENTLY, THE BOARD CONSIDERED THE OPINION

RELEVANT TO THE MERGER WITH BUYER AND MERGER SUB, SINCE THE CONSIDERATION IN THE MERGER IS $4.21, WHICH IS $0.76 HIGHER THAN THE AMOUNT OF CONSIDERATION IN THE PROPOSED JOC MERGER THAT MARSHALL & STEVENS FOUND TO BE FAIR, FROM A FINANCIAL POINT OF VIEW, TO THE HOLDERS OF COMPANY COMMON STOCK. HOWEVER, THERE CANNOT BE ANY ASSURANCE THAT MARSHALL & STEVENS WOULD PROVIDE AT THIS TIME THE SAME OPINION AS TO THE FAIRNESS OF THE CONSIDERATION IN THE PROPOSED JOC MERGER OR THE MERGER WITH BUYER.

THE OPINION OF MARSHALL & STEVENS WAS DIRECTED TO THE BOARD OF DIRECTORS AND ONLY ADDRESSED THE FAIRNESS FROM A FINANCIAL POINT OF VIEW OF THE CONSIDERATION TO BE RECEIVED BY THE HOLDERS OF COMPANY COMMON STOCK IN THE PROPOSED JOC MERGER AND DOES NOT ADDRESS ANY OTHER ASPECT OR IMPLICATION OF THE PROPOSED JOC MERGER. THE SUMMARY OF THE OPINION MARSHALL & STEVENS IN THIS PROXY STATEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF ITS WRITTEN OPINION, WHICH IS INCLUDED AS ANNEX B TO THIS PROXY STATEMENT AND SETS FORTH THE PROCEDURES FOLLOWED, ASSUMPTIONS MADE, QUALIFICATIONS AND LIMITATIONS ON THE REVIEW UNDERTAKEN AND OTHER MATTERS CONSIDERED BY MARSHALL & STEVENS IN PREPARING ITS OPINION. WE ENCOURAGE OUR STOCKHOLDERS TO CAREFULLY READ THE FULL TEXT OF THE WRITTEN OPINION OF MARSHALL & STEVENS. HOWEVER, NEITHER THE OPINION OF MARSHALL & STEVENS NOR THE SUMMARY OF ITS OPINION AND THE RELATED ANALYSES SET FORTH IN THIS PROXY STATEMENT ARE INTENDED TO BE, AND DO NOT CONSTITUTE ADVICE OR A RECOMMENDATION TO THE BOARD OF DIRECTORS OR ANY STOCKHOLDER AS TO HOW TO ACT OR VOTE WITH RESPECT TO THE MERGER OR RELATED MATTERS.

In arriving at its opinion, Marshall & Stevens, among other things:

•	Read and considered certain publicly available financial statements and other information of the Company as provided to Marshall & Stevens by the Company;

•	Read and considered certain internal financial statements and other financial and operating data concerning the Company prepared by the management of the Company;

•	Relied upon the estimate of inventory value prepared by management of the Company without an independent valuation of the inventory;

•

Analyzed certain financial forecasts prepared by the management of the Company, which forecasts the Company has represented to Marshall & Stevens were consistent with the best judgments of the Company’s management as to the future financial performance of the Company and were the best currently available forecasts with respect to such future financial performance of the Company; in this regard it is noted that the Company’s management advised Marshall & Stevens that, due to the uncertainties created by the Company’s current lack of liquidity and negative cash flow, it does not have projections extending beyond the end of the Company’s 2014 fiscal year;

•	Discussed the past and current operations and financial condition (including, without limitation liquidity and cash flow) and the prospects of the Company with the Company’s management;

•	Read and considered the JOC Merger Agreement, which is substantially similar to the merger agreement;

•	Read and considered certain third-party industry and economic research sources, including, but not limited to, Capital IQ; and

•	Performed such other analyses and considered such other information and factors as Marshall & Stevens deemed appropriate.

In reaching its opinion, Marshall & Stevens focused on a valuation of the market capitalization of the Company and the net liquidation value of the Company. Marshall & Stevens was not able to utilize a discounted cash flow analysis or enterprise valuation, due to the absence of any projections for the Company beyond the end of the current fiscal year. Marshall & Stevens also noted the Company’s current negative cash flow situation, lack of sources of liquidity and lack of a business plan to support projections for a positive cash flow situation at any time in the future.

Marshall & Stevens assumed and relied upon, without independent verification, the accuracy and completeness of the financial and other information received by or discussed with Marshall & Stevens for the purposes of its opinion. With respect to the financial projections provided to it, Marshall & Stevens assumed and relied that such projections had been reasonably prepared and were consistent with the best currently available estimates and judgments of management and the board as to the future financial performance of the Company, and that the Company in fact, due to its current financial condition, does not have any meaningful projections for periods after the end of the current fiscal year. Marshall & Stevens assumed no responsibility for and expressed no view as to such forecasts or the assumptions on which they are based, and Marshall & Stevens relied upon the assurances of the senior management of the Company that they are unaware of any facts that would make the information provided to or utilized by Marshall & Stevens incomplete or misleading. Marshall & Stevens did not perform, in connection with the rendering of this opinion, any independent valuation or appraisal of the assets or liabilities (contingent or otherwise) of the Company or its subsidiaries nor was Marshall & Stevens furnished with any such valuations or appraisals other than management’s view as to inventory values. Marshall & Stevens expressed no opinion as to the future solvency or current fair value of the Company under any state or federal laws or rules, regulations, guidelines or principles relating to bankruptcy, insolvency or similar matters. Marshall & Stevens relied upon management’s representation that the possibility of the proposed merger has been maintained in confidence, and that the market was not aware as of the date of its opinion of the potential pendency of such merger.

Marshall & Stevens also assumed that the Proposed JOC Merger would be consummated in conformity with the terms set forth in the Proposed JOC Merger agreement and that all conditions to the merger set forth in the JOC Merger Agreement would be timely satisfied and not waived. In addition, Marshall & Stevens assumed that any governmental, regulatory or third party consents, approvals or agreements necessary for the consummation of the merger would be obtained without any imposition of a delay, limitation, restriction or condition that would have a material adverse effect on the Company or the contemplated benefits of the merger. In addition, Marshall & Stevens made it understood that it is not a legal, accounting, regulatory or tax expert and that Marshall & Stevens relied, without independent verification, on the assessment of the Company and its advisors with respect to such matters. The opinion of Marshall & Stevens is necessarily based on economic, market and other conditions as in effect on, and the information made available to it as of, the date of its opinion. It should be understood that, although subsequent developments may affect its opinion, Marshall & Stevens does not have any obligation to update, revise or reaffirm its opinion.

The opinion of Marshall & Stevens described herein was provided for the information and assistance of the board in connection with its consideration of the Proposed JOC Merger and does not constitute a recommendation as to whether the board should proceed with the Proposed JOC Merger, nor does it constitute a recommendation to any holder of Company common stock as to how such holder should vote with respect to the Proposed JOC Merger or any other matter. The opinion was for the information of the board only, although Marshall & Stevens approved the disclosure related to its engagement and opinion appearing in this proxy statement.

In preparing its opinion to the board, Marshall & Stevens performed a variety of analyses, including those described below. The summary of Marshall & Stevens’ analyses is not a complete description of the analyses underlying Marshall & Stevens’ opinion. The preparation of a fairness opinion is a complex process involving various quantitative and qualitative judgments and determinations with respect to the financial, comparative and other analytical methods employed and the adaptation and application of these methods to the unique facts and circumstances presented. As a consequence, neither a fairness opinion nor its underlying analyses is readily susceptible to summary description. Marshall & Stevens arrived at its opinion based on the results of all analyses undertaken by it and assessed as a whole and did not draw, in isolation, conclusions from or with regard to any individual analysis, methodology or factor. Accordingly, Marshall & Stevens believes that its analyses and the following summary must be considered as a whole and that selecting portions of its analyses, methodologies and factors or focusing on information presented in tabular format, without considering all analyses, methodologies and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying analyses and opinion of Marshall & Stevens. Each analytical technique has inherent strengths and weaknesses, and the nature of the available information may further affect the value of particular techniques.

In performing its analyses, Marshall & Stevens considered general business, economic, industry and market conditions, financial and otherwise, and other matters as they existed on, and could be evaluated as of, the date of the opinion. The analyses of Marshall & Stevens involved judgments and assumptions with regard to industry performance, general business, economic, regulatory, market and financial conditions and other matters, many of which are beyond the control of the Company, such as the impact of competition on the business of the Company and on the industry generally, industry growth and the absence of any adverse material change in the financial condition and prospects of the Company or the industry or in the markets generally. No company, transaction or business used in the analyses of Marshall & Stevens for comparative purposes is identical to the Company or the Proposed JOC Merger and an evaluation of the results of those analyses is not entirely mathematical. Marshall & Stevens believes that mathematical derivations (such as determining average and median) of financial data are not by themselves meaningful and should be considered together with qualities, judgments and informed assumptions. The estimates contained in the Company’s analyses and the implied reference range values indicated by the analyses of Marshall & Stevens are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by the analyses. In addition, any analyses relating to the value of assets, businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold, which may depend on a variety of factors, many of which are beyond the control of the Company. Much of the information used in, and accordingly the results of, the analyses of Marshall & Stevens are inherently subject to substantial uncertainty.

The opinion of Marshall & Stevens was provided to the board in connection with its consideration of the Proposed JOC Merger and was only one of many factors considered by the board in evaluating the Proposed JOC Merger and the merger with Buyer. Neither the opinion of Marshall & Stevens nor its analyses were determinative of the consideration in the Proposed JOC Merger or of the views of the board or management with respect to the Proposed JOC Merger or the consideration in the Proposed JOC Merger or the merger with Buyer. The type and amount of consideration payable in the merger were determined through negotiation between the Company and Buyer, and the decision to enter into the merger was solely that of the board.

The following is a summary of the material analyses reviewed by Marshall & Stevens with the board in connection with the opinion of Marshall & Stevens rendered on May 16, 2013. The order of the analyses does not represent relative importance or weight given to those analyses by Marshall & Stevens. The analyses summarized below include information presented in tabular format. The summary below alone does not constitute a complete description of the analyses. Considering the data in the tables below without considering the full narrative description of the analyses, as well as the methodologies underlying, and the assumptions, qualifications and limitations affecting, each analysis, could create a misleading or incomplete view of the analyses of Marshall & Stevens.

For purposes of its analyses, Marshall & Stevens reviewed a number of financial metrics, including:

Market Capitalization Analysis. The Market Capitalization Analysis performed by Marshall & Stevens is summarized and depicted by the following table and chart below.

Historical Financial Statements. Marshall & Stevens also reviewed the Company’s historical financial statements for fiscal years 2010 through 2012, noting that sales growth and gross profit was negative during that three year period. Marshall & Stevens also considered the Company’s EBIT and EBITDA during that three-year period. The abbreviated balance sheets at the end of, and income statements for, those fiscal years and an abbreviated balance sheet at April 30, 2013 are provided below.

Liquidation Scenario Analysis. Due to the Company’s liquidity problems, Marshall & Stevens also analyzed the value of the Company in a liquidation scenario, which also was a possibility for the Company as an alternative to a transaction with a third party. Marshall & Stevens considered an orderly liquidation to take place over a period of six months. Because the sale would be outside of the ordinary course of business, a marketability discount was applied to the fair market value of the assets. Valuation of inventories set forth below was provided by management of the Company and was not independently derived or confirmed by Marshall & Stevens. To obtain these discounts, Marshall & Stevens consulted with the Company. The table set forth below summarizes the liquidation scenario analysis:

Control Premium Analysis. Marshall & Stevens calculated control premiums based on per share purchase prices paid in the following publicly-announced transactions with total transaction values of less than $50,000,000 and negative EBITDA during the period from January 1, 2010 through May 16, 2013. Set forth below is a list of these transactions and the applicable control premium for each:

Discounted Cash Flow Analysis. Normally, Marshall & Stevens also performs a discounted cash flow analysis based on a five year projection provided by the management of a company and indicates an implied per share reference range for the company, and compares it to the proposed per share consideration. However, due to the liquidity situation of Meade, Meade’s management was unable to provide more than a one year projection for Meade. Also, the Company’s management expected that the Company’s cash flows for the next five years would be negative. Consequently, Marshall & Stevens was unable to perform a discounted cash flow analysis for Meade.

Market Analysis (Guideline Public Company and Guideline Transaction Analyses). Typically, Marshall & Stevens also performs a market analysis based on the comparable public companies’ financial metrics and comparable transactions’ financial metrics to indicate an implied per share reference range for the Company relative to the comparable companies. However, this analysis typically applies to a going concern analysis. Consequently, since the Company’s actual earnings have been negative since 2010 and the expected negative earnings for the projection period, Marshall & Stevens was unable to perform a market analysis.

Other Matters. Marshall & Stevens was engaged by the Company to render an opinion to the board as to the fairness, from a financial point of view, of the consideration to be received by the holders of Company common stock in the merger. We engaged Marshall & Stevens based on the experience and reputation of Marshall & Stevens. Marshall & Stevens is regularly engaged to provide advisory services in connection with mergers and acquisitions, financings, and financial restructurings. Pursuant to the engagement letter, the Company has agreed to pay Marshall & Stevens a customary fee for its services, a portion of which became payable upon the execution of the engagement letter with Marshall & Stevens. In addition, Marshall & Stevens will receive a fee for rendering its opinion, regardless of the conclusion reached therein, and which is not contingent upon the successful completion of the merger. The Company has agreed to indemnify Marshall & Stevens for certain potential liabilities arising out of its engagement.

Financial Projections

We provided Buyer with non-public business and financial information about us in connection with its due diligence review of our company. We also provided Marshall & Stevens and the Buyer financial projections for us for each quarter and the fiscal year ending February 28, 2014.

These financial projections are included in this proxy statement solely because they were furnished to Buyer and Marshall & Stevens in connection with the discussions giving rise to the merger agreement. The inclusion of financial projections in this proxy statement should not be regarded as an indication that any person that received this information considered, or now considers, these projections to be a reliable prediction of our future results. These projections were prepared for our internal purposes as described above, and not with a view toward public disclosure or compliance with published guidelines of the SEC, the guidelines established by the American

Institute of Certified Public Accountants with respect to prospective financial information or generally accepted accounting principles. Neither our independent auditors, nor any other independent accountants, have compiled, examined, or performed any procedures with respect to the projections, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, these financial projections.

The projections included below are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those shown below and should be read with caution. See “Cautionary Statement Regarding Forward-Looking Statements” on page 16. The projections are subjective in many respects and thus susceptible to interpretations and periodic revisions based on actual experience and developments occurring subsequent to the date the projections were prepared. Although presented with numerical specificity, the projections are based upon numerous estimates and assumptions made by our management. Some or all of the assumptions may not be realized, and they are inherently subject to significant business, economic and competitive uncertainties and contingencies, all of which are difficult to predict and many of which are beyond our control. Such uncertainties and contingencies can generally be expected to increase with the passage of time from the date the projections were made. Accordingly, the assumptions made in preparing the projections might not prove accurate, and actual results might differ materially from those projections. In addition, the projections do not take into account any of the transactions contemplated by the merger agreement, including the merger, or our compliance with the covenants we made under the merger agreement, all of which might also cause actual results to differ materially.

For these reasons, the inclusion of the projections in this proxy statement should not be regarded as an indication that the projections are an accurate prediction of future events, and they should not be relied on as such. Neither we nor any other person has made, or makes, any representation regarding these projections, and we do not intend nor do we undertake any obligation to update or otherwise revise the projections to reflect circumstances existing after the date when made or to reflect the occurrences of future events, even if any or all of the assumptions are shown to be in error. You are cautioned not to rely on this information in making a decision whether to vote in favor of the merger proposal.

We have publicly announced the actual results of our operations for the fiscal year ended February 28, 2013. You should review our Annual Report on Form 10-K for the period ended February 28, 2013. See “Where You Can Find More Information” on page 70.

The financial projections from our operating plan for fiscal year 2014 that we provided to Buyer and Marshall & Stevens are summarized in the following table (dollars in thousands, except per share amounts).

	Fiscal Year 2014 Quarter Ending
	May 31	August 31	November 30	February 28	Fiscal Year Ending February 28, 2014
Total net sales	$2,950	$2,985	$3,398	$2,462	$11,795
Gross profit	443	507	340	520	1,810
Operating loss	(989)	(671)	(976)	(484)	(3,120)
Net income	(1,001)	(683)	(998)	(496)	(3,178)
LPS	($0.85)	($0.58)	($0.85)	($0.42)	($2.71)

In developing our financial projections, we made numerous assumptions about our industry, markets, products and ability to execute on our business plans. In particular, we made the following assumptions:

•	The current global conditions would remain the same.

•	The current competitive landscape would remain materially unchanged.

•	We would not make any significant acquisitions or divestitures.

•	Sales in currencies other than the U.S. Dollar would be converted into U.S. Dollars using the applicable exchanges rates as of the date that the projections were prepared.

•	We would not incur any significant restructuring and impairment costs.

•	We would maintain a constant number of total shares outstanding.

Certain Effects of the Merger

If the merger is completed, all of the equity interests in Meade will be owned by Buyer. No current holder of Company common stock will have any ownership interest in, nor be a stockholder of, Meade after the completion of the merger. As a result, holders of Company common stock will no longer benefit from any increase in Meade’s value, nor will they bear the risk of any decrease in Meade’s value. Following the merger, Buyer will benefit from any increase in the value of Meade and also will bear the risk of any decrease in the value of Meade.

Upon completion of the merger, each holder of Company common stock will be entitled to receive without interest and less any applicable withholding tax in cash for each share of Company common stock held. Each holder of options outstanding at the closing of the merger, whether or not vested, will be entitled to receive, upon the completion of the merger, a cash payment equal to the amount by which $4.21 exceeds the exercise price of the option, multiplied by the number of shares of Company common stock underlying the option less any applicable withholding tax. See “The Merger Agreement—Treatment of Options and Restricted Stock” on page 47. At the effective time of the merger, all options to acquire shares of Company common stock will be cancelled.

Following the merger, shares of Company common stock will be delisted from the NASDAQ Capital Market and deregistered under the Exchange Act.

Procedures for Receiving the Merger Consideration

If the merger is completed, each holder of Company common stock will receive materials from the paying agent. As soon as reasonably practicable after the completion of the merger, the paying agent will provide instructions to each holder of record of shares of Company common stock that will explain how to surrender stock certificates. Each holder of Company common stock will receive cash for his, her or its shares from the paying agent after complying with these instructions. If your shares of Company common stock are held in “street name” by your broker, bank or other nominee, you will receive instructions from your broker, bank or other nominee as to how to surrender your “street name” shares and receive the merger consideration for those shares.

Conduct of Company Business if the Merger is Not Completed

In the event that the merger agreement is not adopted by holders of Company common stock or if the merger is not completed for any other reason, holders of Company common stock will not receive any payment for their shares of Company common stock. Instead, Meade will remain an independent public company, Company common stock will continue to be listed and traded on the NASDAQ Capital Market and holders of Company common stock will continue to be subject to the same risks and opportunities as they currently are with respect to their ownership of Company common stock. If the merger is not completed, there can be no assurance as to the effect of these risks and opportunities on the future value of your Meade shares, including the risk that the market price of Company common stock may decline to the extent that the current market price of our stock reflects a market assumption that the merger will be completed and does not reflect the costs incurred by the Company in connection with the merger, which will be reflected in the Company’s financial results regardless of whether the merger is consummated.

Under certain circumstances, if the merger is not completed, Meade may be obligated to pay to Buyer a termination fee of $250,000. See “The Merger Agreement—Termination Fees” beginning on page 60. As a consequence of the termination of the merger agreement and the payment of this fee, our business could be significantly harmed.

If the merger is not completed, our board will evaluate what, if any, strategic alternatives remain available to Meade and pursue any such alternatives that are viable and would provide value to our stockholders. If the merger agreement is not approved by our stockholders or if the merger is not consummated for any other reason, there can be no assurance that any other acceptable transaction will be available to Meade or that Meade’s business, prospects or results of operations will not be adversely impacted.

In addition, if the merger is not consummated, and a transaction with another party is not consummated in a timely manner, Meade may not be able to continue.

Regulatory Approvals

Except for the filing of a certificate of merger or similar document in Delaware at or before the effective time, we are unaware of any material federal, state or foreign regulatory requirements or approvals required for the execution of the merger agreement or completion of the merger.

However, on or prior to (or even after) completion of the merger, any U.S. or foreign governmental authorities could challenge or seek to block the merger under antitrust laws, as it deems necessary or desirable in the public interest. Moreover, in some jurisdictions, a competitor, customer or other third party could initiate a private action under antitrust laws challenging or seeking to enjoin the merger, before or after it is completed. Buyer and the Company cannot be sure that a challenge to the merger will not be made or that, if a challenge is made, Buyer and we will prevail. There can be no assurance that the parties will obtain the required antitrust approvals or obtain the approvals without restrictions or conditions.

Interests of the Company’s Executive Officers and Directors in the Merger

In considering the recommendation of Meade’s board with respect to the merger, holders of Company common stock should be aware that Meade’s executive officers and directors may have interests in the merger that are different from, or in addition to, the interests of holders of Company common stock in general. The members of the board were aware of such interests when deciding to approve the merger and to recommend that holders of Company common stock vote in favor of the proposal to adopt the merger agreement. See “—Background of the Merger” beginning on page 42 and “—Reasons for the Merger; Recommendation of Meade’s Board of Directors” beginning on page 29.

As summarized below, Meade’s executive officers and directors will be entitled to certain payments with respect to their equity-based awards upon the closing of the merger, and Meade’s executive officers will be entitled to certain payments and benefits in the event of specified terminations of their employment following the merger. Meade’s executive officers and directors will also be entitled to indemnification and officers’ and directors’ insurance coverage following the merger.

Payments with Respect to Equity-Based Awards. In connection with the transaction, the equity-based awards held by Meade’s executive officers and directors will be treated as follows:

Stock Options. Upon completion of the merger, each then-outstanding stock option that was granted by the Company will be cancelled, and option holders will receive from Buyer or the surviving corporation an amount in cash equal to the product of (x) the number of shares of Company common stock covered by such option, whether or not vested, multiplied by (y) the excess, if any, of the $4.21 per share merger consideration over the per-share exercise price for such option, less any applicable withholding taxes.

Except for 1,500 options granted to three directors, all of the options currently held by Meade’s executive officers and directors were granted at exercise prices above $4.21, and thus, no payments will be made with respect to options held by executive officers and directors of Meade. Upon completion of the merger, the three directors will receive in the aggregate only $1,100.00 with respect to their options.

Restricted Stock. At the time the merger becomes effective, all restricted stock awards will become fully vested (including any held by Meade’s executive officers and directors), and each share that is subject to a restricted stock award will be treated identically to all other outstanding shares of Company common stock. Assuming that the merger becomes effective on September 12, 2013, the executive officers and directors will hold the following number of restricted shares at the time the merger becomes effective:

Executive Officer/Director	Restricted Shares
Steven G. Murdock	50,000
John A. Elwood	33,333
Timothy C. McQuay	0
Frederick H. Schneider, Jr.	0
Mark D. Peterson	0

Payments and Benefits upon Termination of Employment. Meade has entered into employment agreements with its executive officers that provide for severance payments and other benefits in the event of specified terminations of the executive officer’s employment.

Steven G. Murdock. We are party to an employment agreement with Mr. Murdock, our Chief Executive Officer and a director. In the event that the Company terminates his employment without “cause” or Mr. Murdock resigns for “good reason,” he will be entitled to a lump sum payment equal to twelve months base salary (currently, $250,000) plus funds equal to the aggregate amount of the Company sponsored portion of his group medical and dental insurance coverage for a period of 18 months (or if longer, the period between termination and August 4, 2016).

John A. Elwood. We are party to an employment agreement with Mr. Elwood, our Senior Vice President-Finance and Administration, Chief Financial Officer and Secretary. In the event that the Company terminates his employment without “cause” or Mr. Elwood resigns for “good reason,” he will be entitled to a lump sum payment equal to twelve months base salary (currently, $170,000) plus funds equal to the aggregate amount of the Company sponsored portion of his group medical and dental insurance coverage for a period of 18 months.

Estimated Amounts of Transaction-Related Payments and Benefits. Set forth below is the estimated value of the payments and benefits described above that Meade’s executive officers and directors will receive upon completion of the merger or in the event of specified terminations of the employment of the executive officers following the merger. The amounts set forth in this table assume that the merger will close on September 25, 2013 and that the executive officers’ employment will be terminated immediately thereafter. The actual amounts of these payments and benefits to the executive officers can only be determined at the time of the closing of the merger or termination of employment, as applicable, and may differ from the amounts set forth below.

Golden Parachute Compensation

	Cash		Equity
Name	Severance Payment		Payment in Respect of Stock Options		Payment in Respect of Restricted Stock		Total
Executive Officers
Steven G. Murdock	$326,500	(a)	$—		$284,175	(c)(d)	$610,675.00
John A. Elwood	$186,500	(b)	$—		$189,450	(c)(e)	$375,950.00

Directors
Mark D. Peterson	$—		$415.00	(c)	$—		$415.00
Timothy C. McQuay	$—		$342.50	(c)	$—		$342.50
Frederick H. Schneider, Jr.	$—		$342.50	(c)	$—		$342.50

(a)	Includes (i) $250,000 in a lump-sum severance payment and (ii) $76,500 representing the current cost of the Company sponsored portion of Mr. Murdock’s group medical and dental insurance coverage for the period between September 25, 2013 and August 4, 2016, in each case payable only in the event that Mr. Murdock is terminated by the Company without “cause” or he terminates his employment for “good reason” following the merger and during the term of his employment agreement with the Company. The merger does not constitute “good reason” for purposes of these payments.
(b)	Includes (i) $170,000 in a lump-sum severance payment and (ii) $16,500 representing the current cost of the Company sponsored portion of Mr. Elwood’s group medical and dental insurance coverage for a period of eighteen months, in each case payable only in the event that Mr. Elwood is terminated by the Company without “cause” or he terminates his employment for “good reason” following the merger and during the term of his employment agreement with the Company. The merger does not constitute “good reason” for purposes of these payments.
(c)	This amount will be payable as a result of the merger.
(d)	Includes 60,000 shares of restricted stock (equal to $252,600 based on the $4.21 per share merger consideration) which will vest as a result of the merger.
(e)	Includes 40,000 shares of restricted stock (equal to $168,400 based on the $4.21 per share merger consideration) which will vest as a result of the merger.

Indemnification of Directors and Officers; Insurance. The merger agreement provides that, for six years after the effective time of the merger, the current and former directors and officers of the Company (“indemnified persons”) will be indemnified and held harmless in respect of acts or omissions occurring prior to the effective time of the merger. Further, pursuant to the merger agreement, on or prior to the effective date of the merger, Buyer shall obtain, effective on and after the effective date of the merger, prepaid, fully-earned and non-cancellable directors’ and officers’ liability “tail” insurance policies (with insurance companies acceptable to the Company in its sole discretion) covering a period of six (6) years from the effective time of the merger and covering each indemnified person or other person in each case who is covered as of the date hereof by the officers’ and directors’ liability insurance policies of the Company with respect to claims arising from facts or events that occurred on or prior to the effective time of the merger and providing at least substantially the same coverage and amounts and containing terms that in the aggregate are not materially less advantageous to the insured parties than those contained in the policies of directors’ and officers’ liability insurance in effect as of July 16, 2013; provided, however, Buyer will not be required to expend in the aggregate for such tail insurance in excess of 300% of the annual premium paid by the Company for its directors’ and officers’ liability insurance in effect for the year that includes the date of the merger agreement. See “The Merger Agreement—Indemnification and Insurance” on page     .

Agreement and Intent to Vote in Favor of the Merger. Meade’s executive officers, Steven Murdock and John Elwood, have agreed to vote in favor of the merger. Collectively, these persons represent 180,884 of Meade common stock, which is equivalent to approximately 13.9% of the total shares of Meade common stock outstanding as of             , 2013, the record date for stockholders entitled to vote at the special meeting.

Material U.S. Federal Income Tax Consequences of the Merger

General. The following is a summary of material U.S. federal income tax consequences of the merger to U.S. holders of Company common stock whose shares are converted into the right to receive cash in the merger. This summary is based upon current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), applicable U.S. Treasury Regulations, judicial authority and administrative rulings and practice, all as in effect as of the date hereof, and all of which are subject to change or varying interpretation, possibly with retroactive effect. It is assumed, for purposes of this summary, that the shares of Company common stock are held as capital assets within the meaning of Section 1221 of the Code (generally property held for investment) by a U.S. person (i.e., a citizen or resident of the U.S. or a domestic corporation). This discussion is for general information only and does not address all aspects of U.S. federal income taxation that may be relevant to a particular holder of Company common stock in light of that holder’s particular circumstances, or to those holders that may be subject to special treatment under the U.S. federal income tax laws, for example, life insurance companies, tax-exempt organizations, financial institutions, U.S. expatriates, persons that are not U.S. persons, dealers or brokers in securities or currencies, pass-through entities (e.g., partnerships) and investors in such entities, or stockholders who hold shares of Company common stock as part of a hedging, “straddle,” conversion, constructive sale or other integrated transaction, who are subject to the alternative minimum tax or who acquired their shares of Company common stock through the exercise of director or employee stock options or other compensation arrangements. In addition, the discussion does not address any aspect of foreign, state or local taxation or estate and gift taxation that may be applicable to a holder of Company common stock, or the U.S. tax consequences to any holder of convertible securities.

The U.S. federal income tax consequences summarized below are not intended to constitute a complete description of all tax consequences relating to the merger. Because individual circumstances may differ, each U.S. holder of Company common stock and anyone else who may receive merger consideration is urged to consult such person’s own tax advisor as to the particular tax consequences to such person of the merger, including the application and effect of state, local, foreign and other tax laws.

Consequences of the Merger to Holders of Company Common Stock. The receipt by a U.S. holder of cash in exchange for shares of Company common stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. In general, a stockholder who surrenders shares of Company common stock in exchange for cash pursuant to the merger will recognize gain or loss for U.S. federal income tax purposes equal to the difference, if any, between the amount of cash received and such stockholder’s adjusted basis in the shares surrendered. Gain or loss will be calculated separately for each block of shares surrendered in the merger (i.e., shares acquired at the same cost in a single transaction and not aggregated with other blocks of shares). Such gain or loss will generally be capital gain or loss, and will generally be long-term gain or loss provided that a holder has held such shares for more than one year as of the closing date of the merger. In the case of stockholders who are individuals, long-term capital gain is currently eligible for reduced rates of federal income tax. There are limitations on the deductibility of capital losses.

In general, U.S. holders who exercise dissenters’ or appraisal rights will also recognize gain or loss. Any holder considering exercising statutory dissenters’ or appraisal rights should consult the holder’s own tax advisor.

Information Reporting and Backup Withholding. Payments made to a U.S. holder in connection with the merger will be subject to information reporting and may be subject to backup withholding for U.S. federal income tax purposes. Generally, under the U.S. federal income tax backup withholding rules, a holder of Company common stock or other payee that exchanges shares of Company common stock for cash may be subject to backup withholding, currently at a rate of 28%, unless the holder of Company common stock or other payee establishes that it is an exempt recipient or (i) provides a taxpayer identification number or “TIN” (social security number, in the case of individuals, or employer identification number, in the case of other stockholders), and (ii) certifies under penalties of perjury that (A) such TIN is correct, (B) such holder is not subject to backup withholding and (C) such holder is a U.S. person. Each holder of Company common stock and, if applicable, each other payee should complete and sign the substitute Form W-9 included as part of the letter of transmittal and return it to the paying agent, in order to provide information and certification necessary to avoid backup withholding, unless an exemption applies and is otherwise established in a manner satisfactory to the paying agent.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowable as a refund or credit against a U.S. person’s federal income tax liability provided that the required information is timely furnished to the Internal Revenue Service.

The foregoing discussion of certain U.S. federal income tax consequences is for general information only and is not tax advice. Holders of Company common stock should consult their own tax advisors to determine the U.S. federal, state, local and foreign tax consequences of the merger to them in view of their own particular circumstances.

THE MERGER AGREEMENT

(PROPOSAL NO. 1)

The following sections describe the material provisions of the merger agreement but do not purport to describe all of the terms of the merger agreement. The summary of the material terms of the merger agreement below and elsewhere in this proxy statement is qualified in its entirety by the merger agreement. The full text of the merger agreement is attached to this proxy statement as Annex A and is incorporated by reference into this proxy statement. This summary may not contain all of the information about the merger that is important to you. You are urged to carefully read the merger agreement in its entirety because it is the legal document that governs the merger.

The merger agreement should be read in conjunction with the disclosures in Meade’s filings with the SEC available at the SEC’s website, www.sec.gov. The provisions contained in the merger agreement are intended to govern the contractual rights and relationships, and to allocate risks, between Meade and Buyer with respect to the merger. The representations and warranties made by Meade, Buyer and Merger Sub to one another in the merger agreement were negotiated between the parties, and any inaccuracies in the representations and warranties may be waived by the beneficiary of such representations and warranties. Moreover, the representations and warranties are qualified in a number of important respects, including through the use of exceptions for certain matters disclosed by the Company to Buyer in a confidential disclosure letter and may be subject to a contractual standard of materiality different from those generally applicable to stockholders. None of the representations and warranties will survive the closing of the merger.

The Merger

At the effective time of the merger (the “Effective Time”), Merger Sub will be merged with and into Meade. The separate corporate existence of Merger Sub will cease and Meade will continue as the surviving corporation. Meade will become a wholly-owned subsidiary of Buyer. Merger Sub was created solely for purposes of the merger and has no material assets or operations of its own.

Closing and Effective Time

The closing of the merger will take place on the second business day after the satisfaction or waiver of all of the conditions described below under “—Covenants and Agreements—Conditions of the Merger” beginning on page 58 (other than any condition that by its nature cannot be satisfied until the closing of the merger, but subject to satisfaction of any such condition), unless Meade and Buyer agree to another closing time in writing.

The merger will become effective at the time a certificate of merger is filed with the Secretary of State of the State of Delaware or such later time as is specified in the certificate of merger and as is agreed to by Meade and Buyer, which is referred to as the Effective Time.

Merger Consideration

The merger agreement provides that, at the Effective Time, each then issued and outstanding share of Company common stock (other than any shares of Company common stock (i) held in the treasury of Meade, (ii) owned by Buyer, (iii) owned by any direct or indirect wholly-owned subsidiary or affiliate of Buyer (including Merger Sub), and (iv) held by Meade stockholders validly exercising and perfecting appraisal rights) will be cancelled and extinguished and converted into the right to receive $4.21 in cash, without interest and less any withholding tax, which is referred to as the merger consideration. Following the Effective Time, each holder of shares of Company common stock will cease to have any rights with respect to such shares of Company common stock, except for the right to receive the merger consideration therefor, without interest and less any applicable withholding tax.

Cancellation of Shares

Each share of Company common stock held by Meade as treasury stock and each share of Company common stock owned by Buyer or any direct or indirect wholly-owned subsidiary or affiliate of Buyer (including Merger Sub) immediately prior to the Effective Time will be automatically cancelled and extinguished and will not be entitled to any merger consideration.

Treatment of Stock Options and Restricted Stock

At the Effective Time, (i) each then outstanding share of restricted stock (whether vested or unvested) will be converted into the right to receive a cash payment equal to $4.21 (without interest and less any applicable withholding tax), and (ii) each then outstanding stock option not previously exercised, whether or not then vested and exercisable, will be converted into the right to receive a cash payment equal to (A) (i) the excess, if any, of $4.21 (without interest) over the option exercise price, multiplied by (ii) the number of shares of Company common stock subject to such stock option, less (B) any applicable withholding tax.

We have agreed to use commercially reasonable efforts to take all such lawful action as may be necessary to provide for and give effect to the foregoing.

Appraisal Rights

The merger agreement provides that any shares of Company common stock that are issued and outstanding immediately prior to the Effective Time and which are held by those of our stockholders who have not voted in favor of or consented to the merger and who are otherwise entitled to demand and have properly demanded and perfected their rights to be paid the fair value of such shares of Company common stock in accordance with, and who comply in all respects with Section 262 of the Delaware General Corporation Law (referred to as the DGCL), will not be converted into the right to receive the merger consideration, and such Meade stockholders will be entitled to only such rights as are granted by Section 262 of the DGCL. However, if any such Meade stockholder fails to perfect or effectively waives, withdraws or loses his, her or its rights under Section 262 of the DGCL, his, her or its shares of Company common stock in respect of which he, she or it would otherwise be entitled to receive fair value under Section 262 of the DGCL will thereupon be deemed to have been converted, at the Effective Time, into the right to receive the merger consideration, less any applicable taxes required to be withheld and without any interest thereon, upon surrender of the certificate(s) representing such shares of Company common stock.

Payment for Shares

                                                          has been appointed to act as paying agent for the payment of the merger consideration. At the Effective Time, Buyer or Merger Sub will deposit, or will cause to be deposited, with the paying agent funds sufficient to pay the merger consideration.

As soon as reasonably practicable after the Effective Time (but no later than ten business days after the Effective Time), the paying agent will mail to all record holders of a certificate or certificates representing shares of Company common stock whose shares were converted into the right to receive the merger consideration a letter of transmittal and instructions on how to surrender certificates representing such shares of Company common stock or to cause the transfer of such shares of Company common stock in book entry form pursuant to such evidence as the paying agent may reasonably request in exchange for the merger consideration. The certificates can be surrendered or shares of Company common stock transferred, as the case may be, to the paying agent until the first anniversary of the Effective Time. Upon delivery of a valid letter of transmittal and the surrender of Company common stock certificates or transfer of book-entry shares of Company common stock, as the case may be, on or before the first anniversary of the Effective Time, Buyer will cause the paying agent to pay the holder of such shares of Company common stock, in exchange therefor, cash in an amount equal to the merger consideration less any taxes required to be withheld multiplied by the number of shares of Company common stock surrendered or transferred, as the case may be, without interest. Each share of Company common stock that is surrendered or transferred will be cancelled. You should not send in your Company common stock certificates or transfer your book entry shares of Company common stock until you receive a letter of transmittal with instructions from the paying agent. Do not send Company common stock certificates with your proxy card.

Payment of the merger consideration may be made to a person other than the person in whose name a surrendered share of Company common stock is registered if:

•	such certificate is properly endorsed or otherwise is in proper form for transfer, including book entry transfer; and

•

the person requesting such payment establishes to the satisfaction of Merger Sub or the paying agent that any transfer and other taxes required by reason of such payment in a name other than that of the registered holder of such surrendered or transferred share of Company common stock have been paid or are not applicable.

The merger consideration paid upon the surrender of certificates representing shares of Company common stock or transfer of book entry shares of Company common stock in accordance with the merger agreement will be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company common stock. At the Effective Time, the stock transfer books of Meade will be closed and there will not be any further registration of transfers of any shares of Company common stock thereafter on the records of Meade.

If your Company common stock certificate has been lost, stolen or destroyed, you will be entitled to obtain payment of the merger consideration by complying with the replacement guidelines established by the paying agent and, if required by the paying agent, posting a bond, in such amount as the paying agent may direct, as indemnity against any claim that may be made against it with respect to your lost, stolen or destroyed Company common stock certificate.

Pursuant to the merger agreement, Buyer, the surviving corporation and the paying agent may deduct and withhold from the merger consideration any amounts required to be withheld or deducted under applicable federal, state, local or foreign tax laws with respect to the making of such payment. Any such merger consideration payable with respect to stock options, or shares of restricted stock will be paid as soon as practicable after the Effective Time and in any case no later than fifteen (15) business days after the Effective Time.

Representations and Warranties

The merger agreement contains a number of representations and warranties made by Meade, including representations and warranties relating to:

•	corporate organization, good standing and similar matters;

•	corporate power and authority to execute and deliver the merger agreement and to consummate the transactions contemplated by the merger agreement;

•	authorization of the merger agreement, the merger and the other transactions contemplated by the merger agreement and enforceability of the merger agreement;

•

required governmental filings and consents and absence of violation of applicable laws in connection with the execution, delivery and performance of the merger agreement and the consummation of the merger and the other transactions contemplated by the merger agreement;

•

absence of conflicts with, violation or breach of, defaults under, the organizational documents of the Company and its subsidiaries and certain contracts and permits in connection with the execution, delivery and performance of the merger agreement and the consummation of the merger and the other transactions contemplated by the merger agreement;

•	the capitalization of and capital structure of the Company;

•	the ownership of all shares of capital stock of the Company by Buyer upon consummation of the merger;

•	the Company’s ownership of all subsidiaries;

•	accuracy and sufficiency of SEC filings;

•	compliance with NASDAQ Stock Market rules and regulations;

•

preparation of the consolidated financial statements of the Company and its subsidiaries in accordance with United States GAAP on a consistent basis and in compliance with applicable SEC rules and regulations;

•	indebtedness;

•	absence of certain “off-balance sheet arrangements;”

•	internal controls over financial reporting;

•	accounts receivable;

•	inventory;

•	absence of certain changes or events and the conduct of business in the ordinary course of business since February 28, 2013;

•	absence of undisclosed material liabilities;

•	compliance with applicable laws, court orders and certain regulatory matters;

•	material contracts;

•	accuracy of the information in this proxy statement;

•	legal proceedings;

•	labor matters;

•	employee compensation and benefits matters and matters relating to the Employee Retirement Income Securities Act of 1974, as amended;

•	real property;

•	intellectual property;

•	environmental matters and compliance with environmental laws;

•	tax matters;

•	brokers’, finder’s and similar fees payable in connection with the merger and the other transactions contemplated by the merger agreement;

•	the inapplicability of state takeover statutes;

•	insurance;

•	illegal payments;

•	related party transactions;

•	significant customers and suppliers;

•	rebates and discounts; and

•	book and records.

The merger agreement also contains a number of representations and warranties by Buyer and Merger Sub, including representations and warranties relating to:

•	corporate organization, good standing and similar matters;

•	corporate power and authority to execute and deliver the merger agreement and to consummate the transactions contemplated by the merger agreement;

•	authorization of the merger agreement, the merger and the other transactions contemplated by the merger agreement, and enforceability of the merger agreement;

•

required governmental filings and consents and absence of violation of applicable laws in connection with the execution, delivery and performance of the merger agreement and the consummation of the merger and the other transactions contemplated by the merger agreement;

•

absence of conflicts with, violation or breach of, defaults under, the organizational documents of Buyer or Merger Sub and certain contracts and permits in connection with the execution, delivery and performance of the merger agreement and the consummation of the merger and the other transactions contemplated by the merger agreement;

•	“interested stockholder” (as defined in Section 203 of the DGCL) status and the ownership of shares of Company common stock;

•	accuracy of information supplied by Buyer or Merger Sub for inclusion or incorporation by reference in this proxy statement;

•	sufficiency of funds to pay the merger consideration;

•	brokers’, finder’s and similar fees payable in connection with the merger and the other transactions contemplated by the merger agreement;

•	legal proceedings;

•	operations of Merger Sub since its formation;

•	acknowledgment of disclaimer of projections and forecasts; and

•	additional information regarding the equityholders of Buyer.

Significant portions of the representations and warranties of Meade, Buyer and Merger Sub are qualified as to “materiality” or “material adverse effect.” Under the merger agreement, a material adverse effect means, when used in connection with Meade, any event, circumstance, change, occurrence, state of facts or effect that (i) has, or would reasonably be expected to have, a material adverse effect on the business, assets, condition (financial or otherwise) or results of operations of Meade and its subsidiaries, taken as a whole, or (ii) prevents or materially delays the ability of Meade to consummate the merger, other than, in the case of clause (i), any such events, circumstances, changes, occurrences or state of facts to the extent resulting from any of the following (except, in the case of the first, second and fourth bullets below, to the extent such event, circumstance, change, occurrence, state of facts or effect has a disproportionately adverse effect on Meade and its subsidiaries, taken as a whole, relative to other participants in the industry or industries in which Meade operates):

•	changes in U.S. industries in which Meade and its subsidiaries operate in general;

•

general legal, regulatory, political, business, economic, financial or securities market conditions in the United States or elsewhere (including fluctuations, in and of themselves, in the price of the shares of Company common stock);

•	the announcement of the merger agreement, the pendency of the merger or the transactions contemplated by the merger agreement;

•	acts of war, insurrection, sabotage or terrorism;

•	changes in U.S. GAAP or the accounting rules or regulations of the SEC, in each case, arising or becoming effective after July 16, 2013; or

•	the failure, in and of itself, by Meade to meet any financial projections or financial forecasts provided by Meade.

In addition, a change in the business, assets, condition or results of the operations of the Company shall not constitute a material adverse effect if such change (i) occurs after September 1, 2013 and (ii) relates to one or more of the following matters, whether alone or together: (A) any reduction in the Company’s net sales; or (B) any insolvency of the Company resulting from shipping an inadequate amount of products and/or from insufficient availability under the Company’s credit facility.

Covenants and Agreements

Operating Covenants

We have agreed generally to operate the business of the Company in the ordinary course consistent with past practices and specifically, with certain exceptions, that during the period from the date of the merger agreement until the Effective Time:

•

the Company and its subsidiaries will conduct business in the ordinary course of business consistent with past practice and, to the extent consistent therewith, each of the Company and its subsidiaries shall use its commercially reasonable efforts to (A) preserve its business organizations intact, (B) maintain its existing relationships with customers, suppliers, employees, creditors and business partners, to keep available the services of its present officers and employees and to manage its working capital (including the payment of accounts payable and the receipt of accounts receivable), and (C) (i) file all tax returns required to be filed by it and pay all of its debts and taxes when due and (ii) pay or perform its other liabilities when due, in each case, subject to good faith disputes over such debts, taxes or liabilities;

•

the Company and its subsidiaries will secure, safeguard and protect all inventory and minimize the risk of theft or other loss of or damage to any such inventory, provided that this covenant does not prohibit the Company or any of its subsidiaries from engaging in the sale of inventory in the ordinary course of business to customers consistent with past practice;

•	the Company will not amend its charter documents, and its Subsidiaries will not amend their charter documents;

•

neither the Company nor any of its subsidiaries will (A) declare, set aside or pay any dividend or other distribution payable in cash, stock or property with respect to its capital stock (other than by and among the Company and its subsidiaries); (B) issue, sell, transfer, pledge, dispose of or encumber or agree to issue, sell, transfer, pledge, dispose of or encumber any additional shares of, or securities convertible into or exchangeable for, or options, warrants, calls, puts, collars, commitments or rights of any kind to acquire or sell (or stock appreciation rights with respect to), any shares of capital stock of the Company or any of its subsidiaries (including treasury stock), other than in respect of the shares of the Company’s capital stock reserved for issuance on the date of the merger agreement pursuant to the exercise of stock options outstanding on the date of the merger agreement or the vesting of restricted shares, (C) split, combine or reclassify the Company common stock or any outstanding capital stock of any of the subsidiaries of the Company or (D) redeem, purchase or otherwise acquire, directly or indirectly, any of the Company’s capital stock;

•

except as required by applicable law or under the terms of any of the Company’s benefit plans, the Company will not (A) make any changes in the compensation payable or to become payable to any of its officers, directors, employees, agents, consultants or other persons providing management services (other than increases in wages in the ordinary course of business and consistent with past practice to employees of the Company or its subsidiaries who are not officers, directors or affiliates of the Company), (B) adopt, enter into or amend (including acceleration of vesting) any employment, severance, consulting, termination, deferred compensation or other employee benefit agreement (collectively referred to as Employment Agreements) including, without limitation, any of the Company’s benefit plans, (C) make any loans (other than travel and payroll advances to non-officer employees in the ordinary course of business consistent with past practice) to any of its officers, directors, employees, affiliates, agents or consultants or make any change in its existing borrowing or lending arrangements for or on behalf of any of such persons pursuant to a benefit plan of the Company or otherwise, or (D) take (or omit to take) any action which action (or omission to act) would reasonably be expected to result in a “good reason”, “constructive termination”, or similar event, for purposes of any Employment Agreement;

•

except as required by applicable law or under the terms of any benefit plan of the Company, the Company will not (A) pay or make any accrual or arrangement for payment of any pension, retirement allowance or other employee benefit pursuant to any existing plan or agreement to any officer, director, employee or affiliate (other than in the ordinary course consistent with past practice), (B) pay or agree to pay or make any accrual or arrangement for payment to any officers, directors, employees or affiliates of the Company of any amount relating to unused vacation days, or (C) adopt or pay, grant, issue, accelerate or accrue salary or other payments or benefits pursuant to any benefit plan of the Company, arrangement, or any employment or consulting agreement with or for the benefit of any past or present director, officer, employee, agent or consultant;

•

neither the Company nor any of its subsidiaries will, (A) incur or assume any long-term or short-term indebtedness (other than drawing down any amounts under the Company’s credit facility in the ordinary course of business consistent with past practices), (B) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person, or (C) make any loans, advances or capital contributions to, or investments in, any other person or enter into any material commitment or transaction (including, any borrowing, capital expenditure or purchase, sale or lease of assets or real estate);

•

neither the Company nor any of its subsidiaries will make or authorize any capital expenditure, other than capital expenditures that do not exceed, in the aggregate for the Company and all of its subsidiaries, $20,000.00;

•

neither the Company nor any of its subsidiaries will pay, discharge, waive or satisfy any rights, claims, liabilities or obligations, other than the payment, discharge, waiver, settlement or satisfaction of any such rights, claims, liabilities or obligations, in the ordinary course of business and consistent with past practice, or claims, liabilities or obligations reflected or reserved against in, or contemplated by, the Company’s financial statements (or the notes to the Company’s financial statements);

•

neither the Company nor any of its subsidiaries will (A) change any of the accounting methods used by it unless required by a change in U.S. GAAP or law, (B) settle any material tax claim, assessment, audit or investigation, (C) consent to any material tax claim or assessment or any waiver of the statute of limitations for any such claim or assessment, (D) make, revoke or change any tax election, (E) request a tax ruling, (F) amend any tax return, or (G) file any tax return in a manner that is materially inconsistent with past custom and practice with respect to the Company or any of its subsidiaries unless required by applicable law;

•

neither the Company nor any of its subsidiaries will adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization (other than the merger agreement);

•

neither the Company nor any of its subsidiaries will acquire (by merger, consolidation, acquisition of stock or assets or otherwise), directly or indirectly, any assets (other than in the ordinary course of business consistent with past practices), securities, properties, interests or businesses;

•

neither the Company nor any of its subsidiaries will sell, lease, license, mortgage, pledge or otherwise transfer any of its material assets, securities, properties, interests or businesses, other than the sale of inventory in the ordinary course of business consistent with past practices;

•	neither the Company nor any of its subsidiaries will amend, supplement, or terminate any material contract or enter into any contract that would constitute a material contract;

•	neither the Company nor any of its subsidiaries will place or allow the creation of any material encumbrance (other than a permitted encumbrance) on any of their respective assets and properties;

•

neither the Company nor any of its subsidiaries will initiate or settle any material action, including any action under or pursuant to any applicable bankruptcy, reorganization, insolvency, moratorium or other similar law;

•

neither the Company nor any of its subsidiaries will take any action that would give rise to a claim under the U.S. Worker Adjustment and Retraining Act (referred to as the WARN Act) or any similar foreign, state or local law because of a “plant closing” or “mass layoff” (each as defined in the WARN Act) without in good faith attempting to comply with the WARN Act or such foreign, state or local law; or

•

neither the Company nor any of its subsidiaries will enter into an agreement, contract, commitment or arrangement to do any of the foregoing, or to authorize, recommend, propose or announce an intention to do any of the foregoing.

No Solicitation; Board Recommendation

We have agreed that we will not, nor will we authorize or permit any of our subsidiaries or our or their officers, directors or employees, investment bankers, attorneys, accountants, financial advisors or other advisors, agents or other representatives to, directly or indirectly:

•

solicit, initiate, facilitate or encourage (including by providing information) the submission of any Acquisition Proposal (as defined below) or any proposal or offer that could reasonably be expected to lead to an Acquisition Proposal;

•

enter into, engage in or otherwise participate in any discussions or negotiations with, furnish any information relating to the Company or any of its subsidiaries or afford access to the business, properties, assets, books or records of the Company or any of its subsidiaries to, or otherwise cooperate in any way with any third party that has made, or that the Company knows is considering making, an Acquisition Proposal;

•

enter into any agreement in principle, letter of intent, term sheet, merger agreement, acquisition agreement, option agreement or other similar instrument relating to an Acquisition Proposal or that could reasonably be expected to lead to an Acquisition Proposal;

•

fail to take all action necessary to enforce, or waive, terminate, modify or amend, any confidentiality, standstill or similar agreement to which the Company or any of its subsidiaries is a party or otherwise bound; or

•	resolve by action of our board of directors, to publicly propose or agree to do any of the foregoing.

Additionally, neither we nor any of our subsidiaries, our board of directors or any representative thereof may, directly or indirectly, (i) withhold, withdraw (or not continue to make), qualify or modify (or publicly propose or resolve to withhold, withdraw (or not continue to make), qualify or modify), in a manner adverse to

Buyer or Merger Sub, the board of directors’ recommendation with respect to the merger or (ii) adopt, approve or recommend an Acquisition Proposal. The foregoing is referred to as an “adverse recommendation change.”

The merger agreement provides that, notwithstanding the restrictions described above, at any time prior to the time that our stockholders adopt the merger agreement, the Company may (A) engage in negotiations or discussions with respect to a bona fide, unsolicited written Acquisition Proposal that the board of directors determines in good faith (after consultation with outside legal counsel and its financial advisors) constitutes or would reasonably be expected to lead to a Superior Proposal (as defined below), and (B) thereafter furnish non-public information relating to the Company or any of its subsidiaries pursuant to a confidentiality agreement with such third party on terms and conditions substantially similar to those contained in the confidentiality agreement entered into with Ningbo and which permits the Company to comply with the terms of the merger agreement; provided, that all such information (to the extent that such information has not been previously provided or made available to Buyer) is provided or made available to Buyer, as the case may be, prior to or substantially concurrently with the time it is provided or made available to such third party. The Company is further required to immediately cease any existing activities, discussions or negotiations with any other persons conducted prior to the date of the merger agreement with respect to any Acquisition Proposal, to revoke or withdraw access granted to any such other parties to any data room (virtual or actual) containing non-public information and to take such actions necessary to enforce any confidentiality or “standstill” provisions in effect to which the Company is a beneficiary.

We have also agreed to promptly (but in no event later than one business day after receipt) advise Buyer of the receipt of any Acquisition Proposal and the material terms of any such takeover proposal. In connection with the notice provided pursuant to the preceding sentence, the Company must include the material terms and conditions of such Acquisition Proposal, including the identity of the bidder. In addition, we have agreed to keep Buyer reasonably informed on a current basis of the status of any takeover proposal, indication, inquiry or request.

Notwithstanding the foregoing restrictions, our board of directors may at any time prior to the adoption of the merger agreement by our stockholders, in response to a bona fide, unsolicited written Acquisition Proposal that the board determined in good faith (after consultation with its outside legal counsel and financial advisor) constitutes a Superior Proposal, (i) terminate the merger agreement and cause the Company to enter into a definitive agreement with respect to such Superior Proposal (see “Covenants and Agreements—Termination” beginning on page 59 for applicable termination procedures), and (ii) make an adverse recommendation change, but only at a time that is after the fifth business day following our delivery to Buyer of written notice advising it that our board of directors intends to take such action, specifying, in the case of the termination of the merger agreement for purposes of entering into a definitive agreement with respect to the Superior Proposal, the terms and conditions of such Superior Proposal, including the identity of the person making the Superior Proposal and, in the case of making the adverse recommendation change, reasonably specify the basis upon which the board intends to effect such adverse recommendation change.

The foregoing is further subject to the following requirements:

•

any amendment to the financial terms or any other material term of any applicable Acquisition Proposal or Superior Proposal will require a new written notice by us and a new five business day period, and no termination of the merger agreement by us or adverse recommendation change may be made during any such five business day period;

•

during the five business day period referenced in the immediately preceding bullet point, we will, and we will cause our financial and legal advisors to, if requested by Buyer, negotiate with Buyer in good faith to make such changes in the terms and conditions of the merger agreement so that, with respect to any adverse recommendation change, such Acquisition Proposal ceases to constitute a Superior Proposal so that the board no longer concludes that a failure to make such adverse recommendation change could reasonably result in a breach of its fiduciary duties to the stockholders of the Company;

•	our board of directors will take into account any changes to the financial and other terms of the merger agreement proposed by Buyer in response to any such written notice by us or otherwise; and

•

the requirements for terminating the merger agreement and making the adverse recommendation change (including payment of the termination fee) are still satisfied at the time the merger agreement is terminated or at the time such adverse recommendation change is made.

An Acquisition Proposal as used herein means other than the transactions contemplated by the merger agreement, any offer or proposal from any third party relating to (i) any acquisition, purchase, lease or license, direct or indirect, of 15% or more of the consolidated assets of the Company and its subsidiaries or 15% or more of any class of equity or voting securities of the Company or any of its subsidiaries whose assets, individually or in the aggregate, constitute 15% or more of the consolidated assets of the Company, (ii) any tender offer (including a self-tender offer) or exchange offer that, if consummated, would result in such third party beneficially owning 15% or more of any class of equity or voting securities of the Company or any of its subsidiaries whose assets, individually or in the aggregate, constitute 15% or more of the consolidated assets of the Company or (iii) any merger, consolidation, share exchange, business combination, sale of substantially all the assets, reorganization, recapitalization, liquidation, dissolution or other similar transaction involving the Company or any of its subsidiaries whose assets, individually or in the aggregate, constitute 15% or more of the consolidated assets of the Company.

A Superior Proposal as used herein means a bona fide, unsolicited written Acquisition Proposal (except that the references therein to “15%” shall be replaced by “50%”), the initial receipt of which did not result from or arise in connection with a breach of the non-solicitation provisions of the merger agreement by the board or the Company and which the board determines in good faith, after considering the advice of outside legal counsel and its financial advisor and taking into account all the terms and conditions of such Acquisition Proposal, (a) if accepted, is reasonably likely to be consummated and (b) would result in a transaction that is more favorable to the Company’s stockholders (other than Buyer and any of its affiliates) from a financial point of view than the merger.

Nothing described above limits our ability to take and disclose to our stockholders a position contemplated by Rule 14e-2(a) or Rule 14d-9 promulgated under the Exchange Act or to make any other disclosure to our stockholders if, in our board’s determination in good faith after consultation with outside counsel, such disclosure is required under applicable law (provided that the Company and our board of directors may not make adverse recommendation change except to the extent expressly permitted by the exceptions referenced above and that the Company must include an affirmation of the board of directors’ recommendation in favor of the merger agreement in any such disclosure).

Reasonable Efforts and Certain Pre-Closing Obligations

We and Buyer have agreed to use our reasonable efforts to take, or cause to be taken, actions, and do, or cause to be done, things necessary, proper or advisable under any applicable laws to consummate and make effective the merger and the other transactions contemplated by the merger agreement as promptly as practicable, including using reasonable best efforts in:

•	the preparation and filing of all forms, registrations and notices required to be filed to consummate the merger and the other transactions contemplated by the merger agreement;

•

if required, to file, as promptly as practicable, but in any event no later than twenty (20) business days after the date of the merger agreement, any required notifications under the HSR Act, to respond, as promptly as practicable, to any inquiries received from the Federal Trade Commission and the Antitrust Division of the Department of Justice;

•	the satisfaction of the other parties’ conditions to consummating the merger and the other transactions contemplated by the merger agreement;

•

obtaining (and cooperating with each other in obtaining) any consent, authorization, order or approval of, or any exemption by, any third party, including any governmental entity required to be obtained or made in connection with the merger and the other transactions contemplated by the merger agreement; and

•

the execution and delivery of any additional instruments necessary to consummate the merger and the other transactions contemplated by the merger agreement and to fully carry out the purposes thereof subject to compliance with the merger agreement.

In addition, we and Buyer have each agreed to coordinate and cooperate in connection with:

•	the preparation and filing of this proxy statement with the SEC;

•

determining whether any action by or in respect of, or filing with, any governmental entity is required, or any actions are required to be taken under, or consents, approvals or waivers are required to be obtained from parties to, any material contracts, in connection with the closing of the merger; and

•

timely taking any such actions, seeking any such consent, approvals or waivers or making any such filings or furnishing information required in connection with the proxy statement or any other filings.

We and Buyer have agreed to notify the other as promptly as practicable with respect (a) to the occurrence or non-occurrence of any event that would reasonably be expected to cause either (i) any representation or warranty to be inaccurate or (ii) any condition to the merger to be unsatisfied, (b) any material failure to comply with any covenant, condition or agreement to be complied with or satisfied under the merger agreement, or (c) any notice or communication from any governmental entity.

Access to Information; Confidentiality

We have agreed to provide Buyer and its representatives, from time to time prior to the earlier of the Effective Time or the termination of the merger agreement, such information as Buyer reasonably requests with respect to the Company and its subsidiaries and their respective businesses, financial condition and operations, and to provide Buyer and its representatives reasonable access at reasonable times and upon reasonable prior notice to the officers, employees, agents, properties, offices and facilities of the Company and its subsidiaries and to their respective books and records, subject to certain exceptions. We have also agreed to allow Buyer and its representatives, upon reasonable advance notice, to perform customary, non-invasive inspections at our leased facilities. Such non-public information received from us or our affiliates or representatives will be held in confidence in accordance with the confidentiality provisions of the letter of intent between the Company and the Sponsor. Buyer will indemnify, defend and hold harmless the Company and its subsidiaries with respect to any and all liabilities, resulting directly from the intentional or negligent action of Buyer or its representatives during any visit to the Company. Buyer will, and will cause its representatives, to treat all information received as confidential and subject to the confidentiality agreement entered into between the Sponsor and the Company.

Meeting of Our Stockholders

We have agreed to, as soon as reasonably practicable after the date of the merger agreement, duly call, give notice of, convene and hold a special meeting of our stockholders for the purpose of considering and taking action upon the adoption of the merger agreement, which special meeting is the subject of this proxy statement. Our Board of Directors must recommend the merger agreement and the merger to our stockholders, unless there has been an adverse recommendation change, and use its reasonable best efforts to obtain the stockholder approval. Notwithstanding any adverse recommendation change, unless the merger agreement is validly terminated in accordance with the terms thereof, the Company shall take all reasonable lawful action to solicit stockholder approval of the merger agreement.

Indemnification and Insurance

Pursuant to the terms of the merger agreement, from and after the Effective Time and for at least six years, the surviving corporation will, and Buyer will cause the surviving corporation to honor the Company’s obligations existing as of the date of the merger agreement to indemnify and hold harmless each present and former director and officer of the Company and its subsidiaries against all costs and expenses (including attorneys’ and accountants’ fees), judgments, fines, losses, claims, damages, liabilities and settlement amounts paid in connection with any claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), whether civil, administrative or investigative, based on the fact that such individual is or was such a director or officer or is or was serving at the request of the Company or its subsidiaries and arising out of or pertaining to any action or omission occurring at or before the Effective Time (including the transactions contemplated by the merger agreement). The merger agreement also provides that the surviving corporation will on or prior to the Effective Time purchase a directors’ and officers’ liability “tail” insurance policy, which insurance will contain substantially equivalent scope and amount of coverage as provided in the existing policy maintained by the Company immediately prior to the Effective Time, subject to certain limitations on the amount of premiums required to be paid for such insurance coverage.

Employee Matters

Buyer and the surviving corporation shall honor, or cause to be honored, in accordance with their respective terms, all vested or accrued benefit obligations to, and contractual rights of, employees as may remain in existence following the Closing. The Company shall reasonably cooperate with Buyer in connection with implementing any retention plans or programs at the Company that would be contingent upon the Closing and would become effective immediately upon the Effective Time.

Additional Agreements

The merger agreement contains additional agreements between us and Buyer relating to, among other things:

•	consultations regarding public announcements;

•	dissolution of certain subsidiaries;

•	termination of the Company’s 401(k) plan;

•	notification of certain matters;

•	consultations regarding tax matters; and

•	filing of required SEC documents.

In addition, the Buyer agreed to take any and all action necessary to obtain necessary approval from any governmental entity relating to antitrust laws or to prevent the entry of any judgment or injunction relating to antitrust laws or any order that would otherwise make the merger unlawful, including but not limited to: (i) disposing or transferring any asset; (ii) licensing or otherwise making available to any person, any technology or other intellectual property rights; (iii) holding separate any assets or operations; or (iv) changing or modifying any course of conduct or otherwise making any commitment regarding future operations of Buyer or the Company’s business. If any antitrust proceeding is commenced (or threatened) regarding the transactions contemplated by the merger agreement or the merger, or if any antitrust order is entered, enforced or attempted to be entered or enforced by a court or other governmental entity, which order would make the transactions or the merger illegal or would otherwise prohibit, prevent, restrict, impair or delay consummation of the transactions contemplated hereby, Buyer shall take any and all efforts and pay all costs and all expenses (including attorneys’ fees) (i) to respond to and/or defend any and all antitrust proceedings and to have any antitrust proceedings concluded or dismissed as soon as possible and (ii) to contest and resist any antitrust orders and to have vacated, lifted, reversed or overturned any antitrust order, that prohibits, prevents or restricts consummation of the transactions contemplated by the merger agreement or the merger and to have all antitrust orders made inapplicable as promptly as possible so as to permit consummation of the transactions contemplated by the merger agreement or the merger. Also, the Buyer agreed to reimburse the Company for all reasonable, documented, out-of-pocket costs and expenses the Company incurs in connection with any antitrust proceedings.

Conditions of the Merger

The obligation of each party to the merger agreement to effect the merger is subject to the satisfaction or waiver on or before the closing date of the following conditions:

•	adoption of the merger agreement by Meade stockholders;

•

to the extent applicable, all other material filings with or permits, authorizations, consents and approvals of or expirations of waiting periods imposed by any governmental entity required to consummate the merger or the other transactions contemplated by the merger agreement will have been obtained or filed or will have occurred (referred to as the governmental approval condition);

•

no order or law, entered, enacted, promulgated, enforced or issued by any court of competent jurisdiction, or any other governmental entity, or other legal restraint or prohibition, each of which is referred to as a transaction restraint, shall be in effect preventing the consummation of the merger or the other transactions contemplated by the merger agreement (provided, however, that each of the parties to the merger agreement will have used its reasonable efforts to prevent the entry of any such transaction restraints and to appeal as promptly as possible any such transaction restraints that may be entered to the extent required by the merger agreement); and

•

no governmental entity will have instituted (or if instituted, will not have withdrawn) any action, suit, proceeding, claim, arbitration or investigation wherein an unfavorable injunction, judgment, order, decree, ruling or charge would (i) prevent or restrain the consummation of the transactions contemplated by the merger agreement, or (ii) cause any of the transactions contemplated by the merger agreement to be rescinded following consummation thereof.

The foregoing conditions are referred to as the Joint Conditions.

The obligation of Buyer and Merger Sub to effect the merger is further subject to the satisfaction, or waiver by Buyer and Merger Sub, on or prior to the closing date, of the following conditions:

•	accuracy as of the date of the merger agreement and as of the closing of the merger of the representations and warranties made by us to the extent specified in the merger agreement;

•

performance of or compliance with the covenants and agreements contained in the merger agreement to be performed or complied with by us prior to or on the closing date to the extent specified in the merger agreement;

•

the following conditions which are referred to as the Additional Company Conditions: (A) delivery to Buyer of a certificate signed by an executive officer certifying to the satisfaction of the two conditions above-mentioned; (B) the absence of the occurrence of any development, change, circumstance or condition prior to the Effective Time that has had or would reasonably be expected to have a material adverse effect on us; (C) the delivery of a certificate by us certifying that no interest in us is a U.S. real property interest; and (D) delivery to Buyer of certain third party consents.

Our obligation to effect the merger is further subject to the satisfaction, or waiver by Meade, on or prior to the Closing Date, of the following conditions:

•	accuracy as of date of the merger agreement and as of the closing of the merger of the representations and warranties made Buyer and Merger Sub to the extent specified in the merger agreement;

•

performance of or compliance with the covenants and agreements of each of Buyer and Merger Sub contained in the merger agreement to be performed or complied with by it prior to or on the closing date to the extent specified in the merger agreement; and

•	delivery to us of a certificate signed by an executive officer of each of Buyer and Merger Sub certifying to the satisfaction of the two conditions above-mentioned.

We and Buyer can provide no assurance that all of the conditions precedent to the merger will be satisfied or waived by the party permitted to do so.

Termination

We, Buyer and Merger Sub may mutually agree in writing, at any time prior to the Effective Time, to terminate the merger agreement and abandon the merger. Also, either Buyer or we may terminate the merger agreement and abandon the merger without the consent of the other, at any time prior to the Effective Time if:

•

the merger is not consummated on or before October 15, 2013 (referred to as the Outside Date); provided, however, that such termination right shall not be available to any party whose breach of any provision of the merger agreement caused the failure of the merger to be consummated by such time; provided, further, however, that, if, prior to the Outside Date, stockholder approval has been obtained, then on November 15, 2013 we shall have the right to terminate this Agreement even if we are in breach of any of the provisions of the merger agreement unless (A) such breach is intentional or (B) the applicable conditions of us to close have been satisfied or waived and we nevertheless decline or fail to close despite Buyer’s and Merger Sub’s willingness to close; provided, however, that Buyer may not invoke this termination right prior to November 15, 2013 if either any antitrust proceeding has been commenced but has not been concluded or dismissed or any antitrust order has been issued but has not been withdrawn;

•

a final and non-appealable restraining order, permanent injunction or other order has been issued by a governmental entity or some other legal restraint or prohibition that makes illegal or otherwise prohibits the consummation of the merger or enjoins us, Buyer or Merger Sub from consummating the merger or any of the other transactions contemplated by the merger agreement; or

•

our stockholders fail to adopt the merger agreement at the special meeting (including any adjournments and postponements thereof); provided, however, if the stockholders would have approved the adoption of the merger agreement but for a breach of the voting agreement, we shall not be able to exercise this termination right.

Buyer can terminate the merger agreement before the Effective Time if:

•	an adverse recommendation change shall have occurred;

•	there has been a material breach of the non-solicitation provision by us;

•

any of the Joint Conditions or any of the Additional Company Conditions become incapable of being satisfied; provided, however, that Buyer may not invoke this termination right prior to November 15, 2013 if either any Antitrust Proceeding has been commenced but has not been concluded or dismissed or any Antitrust Order has been issued but has not been withdrawn;

•

there exists a breach of any representation, warranty, covenant or agreement on the part of us set forth in the merger agreement such that the applicable condition would not be satisfied, subject to a fifteen day cure period; provided, however, that Buyer may not invoke this termination right prior to November 15, 2013 if either any Antitrust Proceeding has been commenced but has not been concluded or dismissed or any Antitrust Order has been issued but has not been withdrawn; or

•	(A) all applicable conditions to the closing have been satisfied or waived (other than conditions that are only capable of being satisfied at the closing), (B) we fail to consummate the closing within five business days following the date on which such conditions to the closing were satisfied or waived, and (C) Buyer stood ready, willing and able to consummate the closing during such period; provided, however, that Buyer may not invoke this termination right prior to November 15, 2013 if either any antitrust proceeding has been commenced but has not been concluded or dismissed or any antitrust order has been issued but has not been withdrawn.

We can terminate the merger agreement if:

•

before the Effective Time and only prior to the adoption of the merger agreement by our stockholders at the special meeting, the board authorizes us to promptly enter into a bona fide written and signed agreement-in-principle (including any letter of intent), acquisition agreement, merger agreement or other agreement) for the consummation of a Superior Proposal subject to our compliance with the non-solicitation provisions of the merger agreement and payment of the related termination fee (as set forth below) and provided that we satisfy certain notice and negotiation requirements (as described in—No Solicitation; Board Recommendation above).

•

there exists a breach of any representation, warranty, covenant or agreement on the part of Buyer and/or the Merger Sub set forth in this Agreement such that the applicable condition would not be satisfied, subject to a fifteen day cure period; or

•

(A) all applicable conditions to the closing have been satisfied or waived (other than conditions that are only capable of being satisfied at the closing), (B) Buyer fails to consummate the closing within five business days following the date on which such conditions to the closing were satisfied or waived, and (C) we stood ready, willing and able to consummate the closing during such period.

Termination Fees

Pursuant to the merger agreement, we will be required to pay Buyer a termination fee equal to $250,000 if the merger agreement is terminated in the following situations:

•

by Buyer as a result of any adverse recommendation change having occurred or there having been a material breach of the non-solicitation requirements (as described in the section entitled “The Merger Agreement—No Solicitation; Board Recommendation” above);

•	by Buyer or us after the (i) Outside Date and (ii) an adverse recommendation change has occurred;

•	by Buyer if certain conditions to Buyer’s obligation to close become incapable of being fulfilled;

•

by Buyer if there exists a breach of any representation, warranty, covenant or agreement on the part of us set forth in this Agreement such that the applicable condition would not be satisfied, subject to a fifteen day cure period;

•

by Buyer if (A) all applicable conditions to the closing have been satisfied or waived (other than conditions that are only capable of being satisfied at the closing), (B) we fail to consummate the closing within five business days following the date on which such conditions to the closing were satisfied or waived, (C) nothing has occurred that would cause, and no condition, event or circumstance exists that would cause any conditions to closing to fail to continue to be satisfied (unless waived) and (D) Buyer stood ready, willing and able to consummate the closing during such period;

•

by us in connection with entering into a bona fide written and signed agreement-in-principle (including any letter of intent), acquisition agreement, merger agreement or other agreement) concerning a Superior Proposal.

•

by us (i) after (A) an Acquisition Proposal shall have been made to us but no adverse recommendation change has occurred, (B) stockholder approval has been obtained, (C) November 15, 2013 and (ii) within nine months of such termination, we have closed a transaction in connection with such Acquisition Proposal; or

Except in the case of fraud or in the case of any breach of the Company’s confidentiality obligations in the merger agreement or under the Confidentiality Agreement, our payment of the termination fee is the sole and exclusive remedy of Buyer and Merger Sub with respect to or arising from any termination of the merger agreement for the foregoing reasons.

Pursuant to the merger agreement, Buyer will be required to pay us the Reverse Break-up Fee of $500,000 if the merger agreement is terminated in the following situations:

•

there exists a breach of any representation, warranty, covenant or agreement on the part of Buyer and/or the Merger Sub set forth in this Agreement such that the applicable condition would not be satisfied, subject to a fifteen day cure period; or

•

(A) all applicable conditions to the closing have been satisfied or waived (other than conditions that are only capable of being satisfied at the closing), (B) Buyer fails to consummate the closing within five business days following the date on which such conditions to the closing were satisfied or waived, (C) nothing has occurred that would cause, and no condition, event or circumstance exists that would cause any conditions to closing to fail to continue to be satisfied (unless waived) and (D) we stood ready, willing and able to consummate the closing during such period.

Except in the case of fraud or in the case of any breach of the confidentiality obligations of Buyer or Merger Sub in the merger agreement or under the Letter of Intent or under the Confidentiality Agreement, our only remedy under the merger agreement is Buyer’s payment of the Reserve Break-up Fee.

Effect of Termination

Subject to our obligation to pay our termination fee in certain circumstances, Buyer’s obligation to pay the Reverse Break-Up Fee in certain circumstances and each party’s respective right to specific performance in certain circumstances, if the merger agreement is terminated by us or Buyer in accordance with its terms, the merger agreement will become void and of no effect, with no liability or obligation on the part of any party (or any stockholder, director, officer, employee, agent, consultant or representative of such party) to the other party to the merger agreement, except for certain specific provisions that survive in accordance with the merger agreement and any liability of Buyer or us for such party’s fraud or knowing and intentional breach of the merger agreement.

Amendment

Subject to the requirements of applicable law, the merger agreement may be amended by the parties thereto, at any time prior to the closing date, whether before or after adoption of the merger agreement by our stockholders; provided that the merger agreement may not be amended except by an instrument in writing signed by all of the parties to the merger agreement.

Extension; Waiver

At any time prior to the Effective Time, any party to the merger agreement may (i) extend the time for the performance of any of the obligations or other acts of the other parties to the merger agreement, (ii) waive any inaccuracies in the representations and warranties by the other party contained in the merger agreement or in any document delivered pursuant thereto, and (iii) subject to the requirements of applicable law, waive compliance by the other party with any of the agreements or conditions contained in the merger agreement. Any such extension or waiver will be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby. The failure of any party to the merger agreement to assert any of its rights under the merger agreement or otherwise will not constitute a waiver of such rights.

ESCROW AGREEMENT

As an inducement for the Company entering into the merger agreement, on July 16, 2013, the Buyer escrowed $500,000 (the “Escrow Funds”) into an account held by a third-party escrow agent. The Escrow Funds are being held in escrow as a form of security to ensure that the Buyer has liquid assets in the United States in the event payment of the Reverse Termination Fee to the Company is required pursuant to the express terms of the merger agreement.

BUYER LOAN

In addition, concurrent with and as a condition to the Company entering into the merger agreement, on July 16, 2013, the Buyer entered into a Secured Convertible Note Purchase Agreement (the “Note Purchase Agreement”) with the Company under which the Buyer agreed to loan the Company up to the principal amount of $750,000 on the terms and conditions set forth therein. On July 16, 2013, the Buyer loaned the Company $250,000 pursuant to the terms and conditions of a secured convertible promissory note in substantially the form attached to the Note Purchase Agreement (the “July Note”), which the Company used to pay the termination fee to JOC as described above. If the merger has not closed prior to September 1, 2013 due to certain antitrust issues as described in the Note Purchase Agreement, then the Buyer is obligated to loan the Company another $250,000 pursuant to the terms and conditions of a separate secured convertible promissory note (the “September Note”). Similarly, if the merger has not closed prior to October 1, 2013 due to certain antitrust issues described in the Note Purchase Agreement, then the Buyer is obligated to make a third loan of $250,000 to the Company pursuant to the terms and conditions of a separate secured convertible promissory note (the “October Note” and collectively with the July Note and the September Note, the “Promissory Notes. The proceeds from the September Note and the October Note described above may be used by the Company only for working capital purposes or any other purpose which the Buyer consents to in writing.

Pursuant to the terms of the Promissory Notes, each loan of the $250,000 (collectively, the “Loans” and individually a “Loan”) will accrue interest at the rate of ten percent (10%) per annum (unless there is an occurrence and continuance of an event of default in which case the interest shall accrue at 15% per annum) and will be due and payable on the earliest of (i) July 16, 2014, (ii) a liquidity transaction (other than the merger) regarding the Company (including a dissolution and winding up of the Company), or (iii) certain events of default by the Company. In addition, in the event of a liquidity transaction (other than the merger), the Buyer has the option to convert the outstanding principal and unpaid interest of the Loans into Company’s common stock. The Loans are secured by the Company’s assets pursuant to a Security Agreement dated July 16, 2013 between the Company and the Buyer.

THE VOTING AGREEMENT

The following sections describe the material provisions of the voting agreement but do not purport to describe all of the terms of the voting agreement. The summary of the material terms of the voting agreement below and elsewhere in this proxy statement is qualified in its entirety by the voting agreement. The full text of the voting agreement is attached to this proxy statement as Annex C and is incorporated by reference into this proxy statement. This summary may not contain all of the information about the voting agreement that is important to you. You are urged to carefully read the voting agreement in its entirety because it is a legal document that governs the voting obligations of certain of our executive officers in connection with the merger.

In connection with the merger agreement, both of the executive officers of the Company, Steven Murdock and John Elwood, acting solely in their capacities as stockholders of the Company, entered into a separate voting agreement with Buyer, dated as of July 16, 2013, pursuant to which each of the executive officers agreed to take the following actions, among others, during the term of the voting agreement: (1) vote such executive officer’s shares of Company common stock in favor of the merger and in favor of any transactions related to the merger; (2) vote such executive officer’s shares of Company common stock against any other proposal or agreement that is intended, or could reasonably be expected, to materially impede, interfere with, delay, postpone, nullify, adversely affect or be in opposition to or in competition or inconsistent with the consummation of the transactions contemplated by the merger agreement (3) vote such executive officer’s shares of Company common stock against any alternative business combination transaction; and (4) grant an irrevocable proxy to Buyer with respect to such executive officer’s shares of Company common stock.

Each executive officer also agreed not to, directly or indirectly, sell, pledge, encumber, grant an option with respect to, transfer or otherwise dispose of any of his shares of Company common stock. In addition, if the executive officers acquire beneficial or record ownership of any additional shares of Company common stock, such shares will also be subject to the voting agreement.

The voting agreement and all obligations of each executive officer under the voting agreement will terminate upon the earlier of (i) the termination of the merger agreement in accordance with its terms, (ii) the effective time of the merger, and (iii) the date upon which Buyer and any executive officer agree in writing to terminate such voting agreement (but, in such event, only with respect to such executive officer).

ADJO URNMENT OF THE SPECIAL MEETING

(PROPOSAL NO. 2)

The board is asking the holders of Company common stock to vote on a proposal to adjourn the special meeting, if necessary or appropriate, for one or more times, in order to allow for the solicitation of additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement and approve the transactions contemplated thereby.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE ADJOURNMENT OF THE SPECIAL MEETING, IF NECESSARY OR APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES.

MERGER-RELATED EXECUTIVE COMPENSATION ARRANGEMENTS

(PROPOSAL NO. 3)

The Proposal

Section 14A of the Exchange Act, which was enacted as part of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, requires that the Company provide its stockholders with the opportunity to vote to approve, on a non-binding, advisory basis, the “golden parachute” compensation arrangements for its named executive officers, as disclosed in “The Merger—Interests of the Company’s Executive Officers and Directors in the Merger—Estimated Amounts of Transaction-Related Payments and Benefits.”

The Company is asking its stockholders to indicate their approval of the payments which its executive officers will or may be eligible to receive in connection with the merger. These payments are set forth in the table entitled “Golden Parachute Compensation” under the heading “The Merger—Interests of the Company’s Executive Officers and Directors in the Merger—Estimated Amounts of Transaction-Related Payments and Benefits” in this proxy statement, and the accompanying footnotes. The various plans and arrangements pursuant to which these compensation payments may be made have historically formed part of the Company’s overall compensation program for its named executive officers. These historical arrangements were adopted and approved by the Compensation Committee of the board of directors, which is composed solely of non-management directors, and are believed to be reasonable and in line with marketplace norms.

Accordingly, holders of Company common stock are being asked to approve the following non-binding resolution at the Special Meeting:

“RESOLVED, that the stockholders of Meade Instruments Corp. approve, solely on a non-binding, advisory basis, the compensation which may be paid to the Company’s executive officers in connection the merger, as disclosed pursuant to Item 402(t) of Regulation S-K in the section entitled “The Merger—Interests of the Company’s Executive Officers and Directors in the Merger—Estimated Amounts of Transaction-Related Payments and Benefits” in the Company’s proxy statement for the special meeting.”

Stockholders should note that the vote with respect to this proposal is merely an advisory vote which will not be binding on Meade, Meade’s board of directors, the Buyer or the surviving corporation. Approval of the merger-related executive compensation arrangements is not a condition to consummation of the merger. Further, the underlying plans and arrangements are contractual in nature and not, by their terms, subject to stockholder approval. Accordingly, regardless of the outcome of the advisory vote, if the merger is consummated, Meade’s executive officers will be eligible to receive the various change in control payments in accordance with the terms and conditions applicable to those arrangements.

Vote Required and Board Recommendation

Approval of the merger-related executive compensation arrangements requires the affirmative vote of the holders of a majority of the shares of Company common stock present in person or by proxy and entitled to vote thereon at the special meeting.

The board of directors believes that it is in the best interests of Meade and its stockholders to approve the non-binding, advisory proposal regarding certain merger-related executive compensation arrangements.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO APPROVE THE MERGER-RELATED EXECUTIVE COMPENSATION ARRANGEMENTS.

MARKET PRICE OF COMPANY COMMON STOCK

Company common stock is traded on the NASDAQ Capital Market under the symbol “MEAD.” The following table sets forth, for the periods indicated, the high and low sales prices for the Company’s common stock as reported by the NASDAQ Stock Market.

	High	Low
Year Ended February 29, 2012:
First Quarter	$3.51	$3.01
Second Quarter	4.26	3.30
Third Quarter	5.24	3.80
Fourth Quarter	4.25	3.46

	High	Low
Year Ended February 28, 2013:
First Quarter	$4.00	$3.50
Second Quarter	3.75	3.12
Third Quarter	3.45	1.43
Fourth Quarter	2.25	1.54

	High	Low
Year Ended February 28, 2014:
First Quarter	$3.43	$1.61
Second Quarter (through , 2013)	$	$

Under the terms of its credit agreement, the Company is not permitted to pay dividends. Consequently, the Company currently intends to retain future earnings for use in the operation and development of its business. No dividends were paid in fiscal years 2013 or 2012.

COMPANY COMMON STOCK OWNERSHIP OF DIRECTORS,

EXECUTIVE OFFICERS AND CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information with respect to the beneficial ownership of the Company common stock as of May 1, 2013 (except as specifically provided otherwise), for (i) each person known to beneficially own more than 5% of the Company common stock based solely on filings with the SEC, (ii) each of the directors, (iii) each of the executive officers, and (iv) all directors and executive officers as a group. Except as otherwise indicated, beneficial ownership includes sole voting and sole dispositive power with respect to the shares shown.

Security Ownership Table

Name and Address	Amount and Nature of Beneficial Ownership	Percent Of Class
Principal Stockholders
Zhang Xiaoyan(1)	125,541	9.62%
Hummingbird Funds and Paul D. Sonkin(2)	99,659	7.63%
Yifeng Zhang(3)	81,041	6.20%
GRT Capital Partners, L.L.C.(4)	68,656	5.26%

Executive Officers and Directors
Steven G. Murdock(5)(6)	198,800	14.53%
John A. Elwood(5)(7)	45,334	3.47%
Timothy C. McQuay(5)(8)	2,100	*
Frederick H. Schneider, Jr.(5)(9)	1,750	*
Mark D. Peterson(5)(10)	83	*
All current directors and executive officers as a group (5 persons)(11)	248,067	18.08%

*	Less than 1%
(1)	According to a filing of a Schedule 13D/A dated June 10, 2013, filed with the SEC, the residence or business address of Zhang Xiaoyan is 1528 East Zhuan Xing Rd., Building 11, Suite #401, Shanghai, China 201108.
(2)

According to a filing of a Schedule 13D/A dated January 4, 2012, filed with the SEC, Hummingbird Value Fund, L.P. (“HVF”) has sole voting power and sole dispositive power as to such shares. Each of Hummingbird Management, LLC (f/k/a Morningside Value Investors, LLC), a Delaware limited liability company (“Hummingbird”), as investment manager, and Hummingbird Capital LLC (“HC”), as general partner of HVF, may also be deemed to have sole voting power and sole dispositive power over such shares. In addition, Paul D. Sonkin, as managing member of HC and of Hummingbird may also be deemed to have sole voting power and sole dispositive power as to such shares. Mr. Sonkin is a former director of the Company, resigning in January 2013. Based on the Company’s records, Mr. Sonkin also has beneficial ownership of an additional 4,188 shares of Company common stock which if included with the 99,659 shares listed above would result in a total of 103,847 shares or 7.95% of the total outstanding Company common stock. The address of the principal business of the Hummingbird entities is 575 Madison Avenue, 9th Floor, New York, NY 10022.

(3)	According to a filing of a Schedule 13G dated April 26, 2013, filed with the SEC, the address or principal address of Mr. Zhang is 17 Wood Street #102, San Francisco, CA 94118.
(4)

According to a joint filing of a Schedule 13G dated February 14, 2013, filed with the SEC, GRT Capital Partners, L.L.C. (“GRT Capital”) may be deemed to be the beneficial owner of such shares, and GRT Capital reported that it has sole voting power and sole dispositive power with respect to such shares. The address or principal address of GRT Capital is One Liberty Square, 11th Floor, Boston, MA 02109.

(5)	The address for all directors and executive officers of the Company is c/o Meade Instruments Corp., 27 Hubble, Irvine, CA 92618.
(6)	Includes an aggregate of (i) 63,250 shares subject to options that are currently exercisable or will become exercisable on or before June 30, 2013 and (ii) 63,750 restricted shares of Company common stock that are subject to forfeiture and transfer restrictions until the vesting date of such shares, however, Mr. Murdock maintains sole voting power with respect to all such unvested shares. Also includes 68,050 shares held by Steven G. Murdock, as Trustee of the Steven G. Murdock Trust u/a/d August 16, 2001.
(7)	Includes an aggregate of 42,500 restricted shares of Company common stock that are subject to forfeiture and transfer restrictions until the vesting date of such shares, however, Mr. Elwood maintains sole voting power with respect to all such unvested shares.
(8)	Includes 2,000 shares subject to options that are currently exercisable or will become exercisable on or before June 30, 2013.
(9)	Includes 1,750 shares subject to options that are currently exercisable or will become exercisable on or before June 30, 2013.
(10)	Includes 83 shares subject to options that are currently exercisable or will become exercisable on or before June 30, 2013.
(11)	Included in this total of all executive officers and directors as a group as of May 1, 2013. Includes 67,083 shares subject to options that are currently exercisable or will become exercisable on or before June 30, 2013. See footnotes 6 through 10 above.

APPRAISAL RIGHTS

Any holder of Company common stock who does not vote in favor of the adoption of the merger agreement and who properly demands appraisal of his, her or its shares will be entitled to have the “fair value” of his, her or its shares (exclusive of any element of value arising from the accomplishment or expectation of the merger) judicially determined and paid to the holder in cash (together with interest, if any) in the amount judicially determined to be the fair value, provided that the holder complies with the provisions of Section 262 of the DGCL.

The following discussion is not a complete statement of the law pertaining to appraisal rights under the DGCL, and is qualified in its entirety by the full text of Section 262, which is provided in its entirety as Annex D to this proxy statement. The following summary does not constitute any legal or other advice nor does it constitute a recommendation that stockholders exercise their appraisal rights. All references in Section 262 and in this summary to a “holder” or “stockholder” are to the record holder of the shares of Company common stock as to which appraisal rights are asserted. A person having a beneficial interest in shares of Company common stock held of record in the name of another person, such as a bank, broker or other nominee, must act promptly to cause the record holder to follow properly the steps summarized below in a timely manner to perfect appraisal rights.

Under Section 262, where a merger agreement is to be submitted for adoption at a meeting of stockholders, as in the case of our special meeting, the corporation, not less than 20 days before the meeting, must notify each of its stockholders entitled to appraisal rights that appraisal rights are available and include in that notice a copy of Section 262. This proxy statement constitutes that notice and the applicable statutory provisions of the DGCL are attached to this proxy statement as Annex D. Any stockholder who wishes to exercise appraisal rights or who wishes to preserve the right to do so should review carefully the following discussion and Annex D to this proxy statement. Failure to comply with the procedures specified in Section 262 timely and properly will result in the loss of appraisal rights. Moreover, because of the complexity of the procedures for exercising the right to seek appraisal of Company common stock, we believe that stockholders who consider exercising such appraisal rights should seek the advice of legal counsel.

Any holder of Company common stock wishing to exercise the right to demand appraisal under Section 262 of the DGCL must satisfy each of the following conditions:

•

as more fully described below, the holder must deliver to us a written demand for appraisal of the holder’s shares before the vote on the merger agreement at our special meeting, which demand will be sufficient if it reasonably informs us of the identity of the holder and that the holder intends to demand the appraisal of the holder’s shares;

•

the holder must not vote the holder’s shares of Company common stock in favor of adoption of the merger agreement; a validly submitted proxy which does not contain voting instructions with respect to Proposal No. 1 will, unless revoked, be voted in favor of adoption of the merger agreement and it will constitute a waiver of the stockholder’s right of appraisal and nullify any previously delivered written demand. Therefore, a stockholder who submits a proxy and who wishes to exercise appraisal rights must vote against adoption of the merger agreement or abstain from voting on adoption of the merger agreement; and

•

the holder must continuously hold the shares from the date of making the demand through the effective date of the merger; a stockholder who is the record holder of shares of Company common stock on the date the written demand for appraisal is made but who thereafter transfers those shares before the effective date of the merger will lose any right to appraisal in respect of those shares.

Neither voting (in person or by proxy) against, abstaining from voting on or failing to vote on the proposal to adopt the merger agreement will constitute a written demand for appraisal within the meaning of Section 262. The written demand for appraisal must be in addition to and separate from any such proxy or vote.

Only a holder of record of shares of Company common stock issued and outstanding immediately before the effective date of the merger is entitled to assert appraisal rights for the shares in that holder’s name. A demand for appraisal should be executed by or on behalf of the stockholder of record, fully and correctly, as the stockholder’s name appears on our stock records, and should specify the stockholder’s name and mailing address, the number of shares of Company common stock owned and that the stockholder intends to demand appraisal of the “fair value” of the stockholder’s Company common stock. If the shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of the demand should be made in that capacity. If the shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including an agent for two or more joint owners, may execute a demand for appraisal on behalf of a stockholder; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, the agent is acting as agent for such owner or owners. A record holder such as a bank or broker who holds shares as nominee for several beneficial owners may exercise appraisal rights with respect to the shares held for one or more beneficial owners while not exercising appraisal rights with respect to the shares held for one or more other beneficial owners. In such case, the written demand should set forth the number of shares as to which appraisal is sought, and where no number of shares is expressly mentioned the demand will be presumed to cover all shares held in the name of the record owner. Stockholders who hold their shares in bank or brokerage accounts or other nominee forms and who wish to exercise appraisal rights are urged to consult with their banks, brokers or nominees to determine appropriate procedures for the making of a demand for appraisal by the nominee.

A stockholder who elects to exercise appraisal rights under Section 262 should mail or deliver a written demand to:

Meade Instruments Corp.

27 Hubble

Irvine, California 92618

Attention: Corporate Secretary

Within 10 days after the effective date of the merger, we, as the surviving corporation, must send a notice as to the effectiveness of the merger to each former stockholder who has made a written demand for appraisal in accordance with Section 262 and who has not voted to adopt the merger agreement. Within 120 days after the effective date of the merger, but not thereafter, either we or any dissenting stockholder who has complied with the requirements of Section 262 may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery demanding a determination of the value of the shares of Company common stock held by all dissenting stockholders. We are under no obligation to and have no present intention to file a petition for appraisal, and stockholders seeking to exercise appraisal rights should not assume that we will file such a petition. Accordingly, stockholders who desire to have their shares appraised should initiate any petitions necessary for the perfection of their appraisal rights within the time periods and in the manner prescribed in Section 262. Inasmuch as we have no obligation to file such a petition, the failure of a stockholder to do so within the period specified could nullify the stockholder’s previous written demand for appraisal.

Within 120 days after the effective date of the merger, any stockholder who has complied with the provisions of Section 262 to that point in time will be entitled to receive from the surviving corporation, upon written request, a statement setting forth the aggregate number of shares not voted in favor of adoption of the merger agreement and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. The surviving corporation must mail that statement to the stockholder within 10 days after receipt of the request or within 10 days after expiration of the period for delivery of demands for appraisals under Section 262, whichever is later. A person who is the beneficial owner of shares of Company common stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or may request from us the statement described in this paragraph.

A stockholder timely filing a petition for appraisal with the Delaware Court of Chancery must deliver a copy of the petition to us, which we will then be obligated within 20 days to provide the Delaware Court of Chancery with a duly verified list containing the names and addresses of all stockholders who have demanded appraisal of their shares and with whom we have not reached agreements as to the value of their shares. After notice to those stockholders, the Delaware Court of Chancery is empowered to conduct a hearing on the petition to determine which stockholders are entitled to appraisal rights. The Register in Chancery, if so ordered by the Delaware Court of Chancery, will give notice of the time and place fixed for the hearing of such petition by registered or certified mail to us and to the stockholders shown on the list at the addresses stated therein. Such notice will also be given by one or more publications at least one week before the date of the hearing in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Delaware Court of Chancery deems advisable. The Delaware Court of Chancery may require stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings, and if any stockholder fails to comply with the requirement, the Delaware Court of Chancery may dismiss the proceedings as to that stockholder.

After the Delaware Court of Chancery determines the holders of Company common stock entitled to appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Delaware Court of Chancery, including any rules specifically governing appraisal proceedings. Through this proceeding, the Court will determine the “fair value” of the shares, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest, if any, to be paid upon the amount determined to be the fair value. Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. The costs of the action (which do not include attorneys’ fees and the fees and expenses of experts) may be determined by the Delaware Court of Chancery and taxed upon the parties as the Delaware Court of Chancery deems equitable. Upon application of a dissenting stockholder, the Delaware Court of Chancery may also order that all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts, be charged pro rata against the value of all of the shares entitled to appraisal. Stockholders considering seeking appraisal should be aware that the fair value of their shares as determined under Section 262 could be more than, the same as or less than the value of cash they would receive under the merger agreement if they did not seek appraisal of their shares. Neither Buyer nor we anticipate offering more than the applicable merger consideration to any stockholder exercising appraisal rights, and each of Buyer and us reserves the right to assert, in any appraisal proceeding, that for purposes of Section 262, the “fair value” of a share of Company common stock is less than the applicable merger consideration. The Delaware courts have stated that the methods which are generally considered acceptable in the financial community and otherwise admissible in court may be considered in the appraisal proceedings. In addition, the Delaware courts have decided that the statutory appraisal remedy, depending on factual circumstances, may or may not be a dissenting stockholder’s exclusive remedy. Stockholders should be aware that opinions regarding fairness, such as the one we obtained from Marshall & Stevens, are not opinions as to fair value under Section 262.

In determining fair value, the Delaware Court of Chancery is to take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered, and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court stated that, in making this determination of fair value, the court must consider “market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts which were known or which could be ascertained as of the date of the merger and which throw any light on future prospects of the merged corporation.” Section 262 provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court stated that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.” However, Section 262 provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.”

Any stockholder who has duly demanded an appraisal in compliance with Section 262 will not, after the effective time of the merger, be entitled to vote the shares subject to that demand for any purpose or be entitled to the payment of dividends or other distributions on those shares (except dividends or other distributions payable to holders of record of shares as of a record date before the effective time of the merger).

At any time within 60 days after the effective date of the merger, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party may withdraw his, her or its demand for appraisal and accept the merger consideration by delivering to the surviving corporation a written withdrawal of the stockholder’s demand for appraisal. However, any such attempt to withdraw made more than 60 days after the effective date of the merger will require written approval of the surviving corporation. No appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any stockholder without the approval of the Delaware Court of Chancery, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just; provided, however, that any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party may withdraw its demand for appraisal and accept the merger consideration offered pursuant to the merger agreement within 60 days after the effective date of the merger. If the surviving corporation does not approve a stockholder’s request to withdraw a demand for appraisal when that approval is required or, except with respect to a stockholder that withdraws its right to appraisal in accordance with the proviso in the immediately preceding sentence, if the Delaware Court of Chancery does not approve the dismissal of an appraisal proceeding, the stockholder would be entitled to receive only the appraised value determined in any such appraisal proceeding, which value could be more than, the same as or less than the value of the consideration being offered pursuant to the merger agreement.

Failure to comply strictly with all of the procedures set forth in Section 262 of the DGCL may result in the loss of a stockholder’s statutory appraisal rights. Consequently, any stockholder wishing to exercise appraisal rights is urged to consult legal counsel before attempting to exercise appraisal rights.

WHERE YOU CAN FIND MORE INFORMATION

Meade is subject to the informational requirements of the Securities Exchange Act of 1934, as amended. Meade files reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website, located at http://www.sec.gov, that contains reports, proxy statements and other information regarding companies and individuals that file electronically with the SEC.

Requests for copies of Meade’s filings should be directed to Meade Instruments Corp., 27 Hubble, Irvine, California 92618, Attention: Corporate Secretary.

Our website is http://www.meade.com. The information contained on our website is not incorporated into this proxy statement.

Meade will make available to any interested holder of Company common stock or its authorized representative for inspection and copying, during regular business hours at its principal executive office at 27 Hubble, Irvine, California 92618, copies of the report provided to the Company by Marshall & Stevens dated May 16, 2013.

The proxy statement does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is not lawful to make any offer or solicitation in that jurisdiction. The delivery of this proxy statement should not create an implication that there has been no change in the affairs of Meade since the date of this proxy statement or that the information herein is correct as of any later date.

Holders of Company common stock should not rely on information other than that contained in this proxy statement. Meade has not authorized anyone to provide information that is different from that contained in this proxy statement. This proxy statement is dated             , 2013. No assumption should be made that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of this proxy statement does not create any implication to the contrary.

The information contained in this proxy statement speaks only as of the date indicated on the cover of this proxy statement unless the information specifically indicates that another date applies.

If you have questions about the special meeting or the merger after reading this proxy, or if you would like to obtain, without charge, additional copies of this proxy statement or the proxy card, you should contact Meade Instruments Corp., 27 Hubble, Irvine, California 92618, Attention: Corporate Secretary.

Document requests from Meade should be made by             , 2013 in order to receive them before the special meeting.

SUBMISSION OF STOCKHOLDER PROPOSALS

If the merger is completed, there will be no public participation in any future meetings of holders of Company common stock. If the merger is not completed, you will continue to be entitled to attend and participate in our stockholder meetings, and we will hold an annual meeting on October 15, 2013, in which case stockholder proposals will be eligible for consideration for inclusion in the proxy statement and form of proxy for our 2013 Annual Meeting of Stockholders in accordance with Rule 14a-8 under the Exchange Act. Proposals of stockholders intended to be presented at the 2013 Annual Meeting of Stockholders pursuant to Rule 14a-8 must have been received at our principal office, 27 Hubble, Irvine, CA 92618, on or before July 17, 2013, to be included in the proxy statement for that meeting.

Our Bylaws provide that stockholder proposals and director nominations by stockholders may be made in compliance with certain advance notice, informational and other applicable requirements. The notice must be delivered to our Corporate Secretary (1) at least 60 days but no more than 90 days before any scheduled meeting or (2) if less than 70 days’ notice of prior public disclosure of the date of the meeting is given, by the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or the day public disclosure of the date of the meeting was made, whichever is earlier. To be timely for the 2013 Annual Meeting of Stockholders, a notice must be delivered to our Corporate Secretary at the address provided above, but on or before August 16, 2013.

Annex A

AGREEMENT AND PLAN OF MERGER

by and among

MEADE INSTRUMENTS CORP.,

SUNNY OPTICS MERGER SUB, INC.

and

SUNNY OPTICS, INC.

dated as of

July 16, 2013

-i-

-ii-

EXHIBIT LIST

Exhibit A	Certificate of Incorporation of Surviving Corporation

Exhibit B	Bylaws of Surviving Corporation

-iii-

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of July 16, 2013, by and among Sunny Optics, Inc., a Delaware corporation (“Parent”), Sunny Optics Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and Meade Instruments Corp., a Delaware corporation (the “Company”).

RECITALS

WHEREAS, the respective boards of directors of Parent, Merger Sub and the Company each have approved, and deem it advisable and in the best interests of their respective stockholders to consummate, the acquisition of the Company by Parent by means of a merger of Merger Sub with and into the Company upon the terms and subject to the conditions set forth in this Agreement.

WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition and inducement to the willingness of Parent and Merger Sub to enter into this Agreement, Messrs. Steven G. Murdock and John A. Elwood (collectively, the “Stockholders”), have each executed and delivered a voting agreement (the “Voting Agreement”) pursuant to which, following the execution and delivery of this Agreement, each Stockholder has agreed to vote the Shares owned and/or controlled by such Stockholder in favor of the adoption of this Agreement at the Special Meeting.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements set forth in this Agreement, the receipt and sufficiency of which are hereby acknowledged, upon the terms and subject to the conditions of this Agreement, the parties to this Agreement agree as follows:

ARTICLE I

THE MERGER

Section 1.1 The Merger. Upon the terms and subject to the conditions of this Agreement and in accordance with the DGCL, at the Effective Time, Merger Sub will be merged with and into the Company (the “Merger”), the separate corporate existence of Merger Sub will cease, and the Company will continue as the surviving corporation and a wholly-owned subsidiary of Parent. The Company, as the surviving corporation after the Merger, is referred to in this Agreement as the “Surviving Corporation.”

Section 1.2 Closing. Subject to the provisions of this Agreement, the closing of the Merger (the “Closing”) shall take place as soon as reasonably practicable, but in no event later than the second Business Day, after the satisfaction or waiver of all of the conditions set forth in Article VII (excluding conditions that, by their terms, cannot be satisfied until the Closing, but the Closing shall be subject to the satisfaction or waiver of such conditions) (the “Closing Date”), at 10:00 a.m. California time at the offices of Sheppard Mullin Richter & Hampton LLP, 333 South Hope Street, Forty-Third Floor, Los Angeles, California 90071, unless another date or place is agreed to in writing by the parties to this Agreement.

Section 1.3 Effective Time. Subject to the provisions of this Agreement, Parent and the Company shall cause the Merger to be consummated by filing a certificate of merger (the “Certificate of Merger”) on the Closing Date (or on such other date as Parent and the Company may agree) with the Secretary of State of the State of Delaware, in such form as required by, and executed in accordance with, the relevant provisions of the DGCL (the date and time of the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, or such later time as is specified in the Certificate of Merger and as is agreed to by Parent and the Company, being the “Effective Time”).

Section 1.4 Effect of the Merger. The Merger shall have the effects set forth in the applicable provisions of the DGCL. Without limiting the generality of the foregoing and subject thereto, at the Effective Time, all the property, rights, privileges, immunities, powers, franchises and authority of the Company and Merger Sub shall vest in the Surviving Corporation and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation. For all purposes, all of the document deliveries and other actions to occur at the Closing will be conclusively presumed to have occurred at the same time, immediately before the Effective Time, unless otherwise specifically set forth in the applicable document.

Section 1.5 Certificate of Incorporation; Bylaws.

(a) At the Effective Time, the certificate of incorporation of the Company shall be amended to read in the form attached hereto as Exhibit A and, as so amended, shall be the certificate of incorporation of the Surviving Corporation until thereafter amended in accordance with its terms and applicable Law.

(b) At the Effective Time, the bylaws of the Company shall be amended to read in the form attached hereto as Exhibit B and, as so amended, shall be the bylaws of the Surviving Corporation until thereafter amended in accordance with their terms, the certificate of incorporation of the Surviving Corporation and applicable Law.

Section 1.6 Directors and Officers of the Surviving Corporation. The directors of Merger Sub immediately before the Effective Time will be the initial directors of the Surviving Corporation and the officers of the Company immediately before the Effective Time will be the initial officers of the Surviving Corporation, in each case until their successors are duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the certificate of incorporation and the bylaws of the Surviving Corporation.

ARTICLE II

EFFECT OF THE MERGER ON EQUITY INTERESTS

Section 2.1 Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action required on the part of Parent, Merger Sub, the Company or the holders of Equity Interests or securities of Parent or Merger Sub:

(a) Each Share issued and outstanding immediately before the Effective Time (other than any Shares to be cancelled pursuant to Section 2.1(b) and any Dissenting Shares) will be cancelled and extinguished and will be converted into the right to receive $4.21 per share in cash, less applicable Taxes, if any, required to be withheld with respect to such payment, payable to the holder of such Share, without interest (the “Merger Consideration”). All such Shares, when so converted, will no longer be outstanding and will be automatically cancelled, retired and cease to exist. Each holder of a Share or Shares (other than any Shares to be cancelled pursuant to Section 2.1(b) and any Dissenting Shares) will cease to have any rights with respect to such Share or Shares, except the right to receive the Merger Consideration for such Share or Shares upon surrender of the certificate formerly representing such Share or Shares (a “Certificate”), subject to the provisions of Section 2.7, or, in the case of uncertificated Shares (the “Uncertificated Shares”), the book entry transfer of such Share or Shares upon receipt by the Paying Agent of evidence of transfer as the Paying Agent may reasonably request, each in the manner provided in Section 2.2.

(b) Each Share held by the Company (in treasury or otherwise) and each Share owned by Parent, any direct or indirect wholly-owned subsidiary of Parent or any Affiliate of Parent (collectively, “Excluded Shares”) immediately before the Effective Time will be cancelled, retired and extinguished, and no payment or other consideration will be made with respect to any such Equity Interest.

(c) Each share of capital stock of Merger Sub issued and outstanding immediately before the Effective Time will thereafter be converted into and represent one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation (and the shares of the Surviving Corporation into which the shares of Merger Sub capital stock are so converted shall be the only shares of the Surviving Corporation’s capital stock that are issued and outstanding immediately after the Effective Time). Each certificate evidencing ownership of shares of Merger Sub common stock will evidence ownership of such shares of common stock of the Surviving Corporation.

Section 2.2 Payment; Surrender of Equity Interest; Stock Transfer Books.

(a) Before the Effective Time, Merger Sub shall designate, at its election, the Company’s transfer agent or a separate bank or trust company reasonably acceptable to the Company to act as agent for the Surviving Corporation in connection with the Merger (the “Paying Agent”) to, inter alia, (i) receive the funds from Parent or Merger Sub necessary to make the payments contemplated by Section 2.1(a) pursuant to procedures reasonably acceptable to the Company and (ii) make all such payments. At the Effective Time, Parent or Merger Sub shall deposit, or cause to be deposited, with the Paying Agent in a separate account for the benefit of holders of Shares (other than the Dissenting Shares and Excluded Shares) (the “Payment Fund”) the aggregate consideration to which such holders shall be entitled at the Effective Time pursuant to Section 2.1(a), as applicable. If for any reason the cash in the Payment Fund shall be insufficient to fully satisfy all of the payment obligations to be made in cash by Parent or Merger Sub hereunder pursuant to Section 2.1(a), Parent or Merger Sub shall promptly deposit, or cause to be deposited, cash into the Payment Fund in an amount which is equal to the deficiency in the amount of cash required to fully satisfy such cash payment obligations.

(b) As soon as reasonably practicable after the Effective Time, but in any event no later than ten (10) Business Days following the Effective Time, Parent shall cause the Paying Agent to mail to each holder of record of Shares which were converted into the right to receive the Merger Consideration pursuant to Section 2.1(a) (i) a letter of transmittal (which will specify that delivery will be effected only upon delivery of the Certificate or Certificates representing such Shares to the Paying Agent or, with respect to Uncertificated Shares, book entry transfer of the Uncertificated Shares to Paying Agent, and will be in such form and have such other provisions as the Company and Parent may reasonably specify) and (ii) instructions for use in surrendering Certificates or transferring the Uncertificated Shares in exchange for the Merger Consideration. Each holder of a Certificate or Certificates or Uncertificated Share or Uncertificated Shares may thereafter, until the first anniversary of the Effective Time, surrender any such Certificate or Certificates to the Paying Agent under cover of the letter of transmittal or transfer any such Uncertificated Shares by book entry transfer of such Uncertificated Share or Uncertificated Shares upon receipt by the Paying Agent of evidence of transfer as the Paying Agent may reasonably request (each a “Valid Transfer”). Upon the completion of a Valid Transfer on or before the first anniversary of the Effective Time, Paying Agent shall, and Parent shall cause the Paying Agent to, pay the holder of such Shares cash in an amount equal to the Merger Consideration, less any Taxes required to be withheld and without interest, multiplied by the number of Shares so transferred. Until so surrendered, each Certificate (other than Certificates representing Dissenting Shares and Excluded Shares) or Uncertificated Share will represent solely the right to receive the aggregate Merger Consideration relating to the Shares.

(c) If payment of the Merger Consideration in respect of cancelled Shares is to be made to a Person other than the Person in whose name a surrendered Certificate or the transferred Uncertificated Share is registered, it will be a condition to such payment that (i) either the Certificate so surrendered will be properly endorsed or otherwise be in proper form for transfer or such Uncertificated Share shall be properly transferred and (ii) the Person requesting such payment shall pay to the Paying Agent any transfer Taxes or other Taxes required by reason of such payment in a name other than that of the registered holder of the Certificate or Uncertificated Share surrendered or shall have established to the satisfaction of Merger Sub or the Paying Agent that such Tax either has been paid or is not applicable. The Merger Consideration paid upon the surrender for exchange of Certificates or transfer of Uncertificated Shares in accordance with the terms of this Article II will be deemed to have been paid in full satisfaction of all rights pertaining to the Shares theretofore represented by such Certificates or such Uncertificated Shares, subject, however, to the Surviving Corporation’s obligation to pay any dividends or make any other distributions, in each case with a record date (i) prior to the Effective Time that may have been declared or made by the Company on such Shares in accordance with the terms of this Agreement or (ii) prior to the date of this Agreement, and in each case which remain unpaid at the Effective Time.

(d) At the Effective Time, the stock transfer books of the Company will be closed and there will not be any further registration of transfers of any shares of the Company’s capital stock thereafter on the records of the Company. From and after the Effective Time, the holders of Shares will cease to have any rights with respect to any such Shares, except as otherwise provided for in this Agreement or by applicable Law. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they will be cancelled and exchanged for Merger Consideration as provided in this Article II. No interest will accrue or be paid on any cash payable upon the surrender of a Certificate or Certificates which immediately before the Effective Time represented the Shares or transfer of Uncertificated Shares.

(e) Promptly following the date which is one year after the Effective Time, the Surviving Corporation will be entitled to require the Paying Agent to deliver to it any cash (including any interest received with respect to such cash), which had been made available to the Paying Agent and which has not been disbursed to holders of Certificates or Uncertificated Shares, and thereafter such holders will be entitled to look to the Surviving Corporation (subject to abandoned property, escheat or similar Laws) only as general creditors of the Surviving Corporation with respect to the Merger Consideration payable upon due surrender of their Certificates or transfer of their Uncertificated Shares, without any interest on and less any Taxes required to be withheld from such Merger Consideration. In addition, at any time after the Effective Time, the Surviving Corporation will be entitled to require the Paying Agent to deliver to it any cash which has been deposited in the Payment Fund with respect to Shares which have become Dissenting Shares. Notwithstanding the foregoing, neither Parent, the Surviving Corporation nor the Paying Agent will be liable to any holder of a Certificate for Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

(f) Notwithstanding any provision in this Agreement to the contrary, Parent, the Surviving Corporation and the Paying Agent shall be entitled to deduct and withhold from the consideration otherwise payable under this Agreement to any holder of Shares, and from amounts payable pursuant to Section 2.3, such amounts as are required to be withheld or deducted under the Code, the rules and regulations promulgated thereunder, or any other provision of U.S. federal, state, local or foreign Tax Law with respect to the making of such payment. To the extent that amounts are so withheld or deducted, such withheld or deducted amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding were made.

Section 2.3 Treatment of Company Stock Plans.

(a) The Company shall take all actions necessary or desirable so that, at the Effective Time, each then-outstanding and unexercised option (the “Options”) to purchase shares of the Company Common Stock under the any of the Company Stock Plans, whether vested or unvested, shall be cancelled and converted into and shall become a right to receive, in settlement thereof, a cash payment, less any applicable Taxes required to be withheld and without interest, equal to the product, if a positive number, of (i) the excess, if any, of the Merger Consideration over the per share exercise price of such Option and (ii) the number of shares of the Company Common Stock subject to such Option not exercised; provided that any Options for which the per share exercise price equals or exceeds the Merger Consideration shall be automatically cancelled without any payment in respect thereof immediately prior to the Effective Time (the “Option Consideration”).

(b) The Company shall take all actions necessary or desirable so that, at the Effective Time, each then-outstanding restricted share of Company Common Stock granted under the any of the Company Stock Plans (each a “Company Restricted Share”) outstanding and subject to restrictions immediately prior to the Effective Time (whether vested or unvested), by virtue of the Merger and without any action on the part of the holder thereof, will become fully vested and no longer subject to any restrictions immediately prior to, and then will be cancelled automatically at the Effective Time and will thereafter represent, and will be converted into, only the right to receive an amount of cash, less any applicable Taxes required to be withheld and without interest, equal to the Merger Consideration (the “Company Restricted Share Consideration”).

(c) All amounts payable pursuant to this Section 2.3 shall be subject to any required withholding of Taxes and shall be paid without interest. Parent will, or will cause the Surviving Corporation to, pay to holders of the Options and Company Restricted Shares, the Option Consideration or Company Restricted Share Consideration, as applicable, as soon as practicable after the Effective Time and in any case no later than fifteen (15) Business Days thereafter. Parent may, in its discretion, cause the amounts payable pursuant to this Section 2.3 to holders of Options or Company Restricted Shares to be delivered through the Company’s ordinary payroll system in lieu of delivery a check or making a wire transfer to such holder.

(d) Prior to the Effective Time, the Company shall obtain all necessary consents and/or releases from the holders of Options and/or Company Restricted Shares under any of the Company Stock Plans and take all such other lawful action as may be necessary (which include satisfying the requirements of Rule 16b-3(e) promulgated under the Exchange Act, without incurring any liability in connection therewith) to provide for and give effect to the transactions contemplated by this Section 2.3. Except as otherwise agreed to in writing by the parties hereto after the date hereof, the Company will ensure that: (i) the Company Stock Plans will terminate as of the Effective Time; and (ii) no participant in any of the Company Stock Plans shall have any right under any such Company Stock Plan to acquire (directly or indirectly), at or any time after the Effective Time, any capital stock of the Company, the Surviving Corporation or any other Person.

(e) Prior to the Effective Time, the Company shall use commercially reasonable efforts to cause any dispositions of Equity Interests (including derivative securities) in connection with this Agreement by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act to be approved by the Board of Directors of the Company (the “Company Board”) or a committee of two or more non-employee directors of the Company (as such term is defined in Rule 16b-3 promulgated under the Exchange Act). Such approval shall specify: (A) the name of each officer or director, (B) the number of securities to be disposed of for each named person, and (C) that the approval is granted for purposes of exempting the transaction under Rule 16b-3 promulgated under the Exchange Act.

Section 2.4 Dissenting Shares.

(a) Notwithstanding anything in this Agreement to the contrary, Shares that are issued and outstanding immediately prior to the Effective Time and which are held by holders who have not voted in favor of or consented to the Merger and who have properly demanded and perfected their rights to be paid the fair value of such Shares in accordance with Section 262 of the DGCL (the “Dissenting Shares”) shall not be converted into the right to receive the Merger Consideration, and the holders thereof shall be entitled to only such rights as are granted by Section 262 of the DGCL; provided, however, that if any such stockholder of the Company shall fail to perfect or shall effectively waive, withdraw or lose such stockholder’s rights under Section 262 of the DGCL, such stockholder’s Shares in respect of which such stockholder would otherwise be entitled to receive fair value under Section 262 of the DGCL shall thereupon be deemed to have been converted, at the Effective Time, into the right to receive the Merger Consideration as provided in Section 2.1(a), less any applicable Taxes required to withheld and without any interest thereon, upon surrender of the Certificate or Certificates representing such Shares, or transfer of the Uncertificated Share or Shares, pursuant to Section 2.2.

(b) The Company shall give Parent (i) prompt written notice of any notice (whether written or oral) received by the Company of the intent of any holder of Shares to demand the fair value of any Shares, any written demand for appraisal, any withdrawals thereof and any instruments served pursuant to Section 262 of the DGCL and received by the Company and (ii) the opportunity to direct all negotiations and proceedings with respect to the exercise of dissenters’ rights under Section 262 of the DGCL. The Company shall not, except with the prior written consent of Parent or as otherwise required by an Order, make any payment with respect to any such exercise of dissenters’ rights or offer to settle or settle any such demands or extend or waive the deadline or other time period applicable to any dissenters’ rights; provided, however, that the Company shall give Parent advance written notice of the requirement to make any payment pursuant to an Order prior to making such payment.

Section 2.5 Subsequent Actions. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation, its right, title or interest in, to or under any of the rights, properties or assets of either of the Company or Merger Sub acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out the intentions of this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of either the Company or Merger Sub, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each of such corporations or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out the intentions of this Agreement.

Section 2.6 Adjustments. If, during the period between the date hereof and the Effective Time, any change in the Equity Interests or number of Equity Interests specified in Section 3.4(a) shall occur, by reason of any reclassification, recapitalization, stock split or combination, reverse stock split, reorganization, exchange or readjustment of shares or otherwise, or any stock dividend thereon with a record date during such period (including any dividend or distribution of securities convertible into capital stock), but excluding any change that results from any exercise of Options or the vesting of Company Restricted Shares, then the Merger Consideration, any other amounts payable pursuant to this Agreement, all references in this Agreement to specified numbers of Equity Interests affected thereby, and all calculations provided for that are based upon numbers of Equity Interests (or per share prices therefor) affected thereby, shall be equitably adjusted to the extent necessary to provide the parties hereto the same economic effect as contemplated by this Agreement prior to such change or event.

Section 2.7 Lost Certificates. In the event that any Certificate shall have been lost, stolen or destroyed, upon the holder’s compliance with the reasonable replacement requirements established by the Paying Agent (including, if required by the Paying Agent or Parent, the posting by such holder of a bond in such amount as the Paying Agent or Parent may direct, as indemnity against any claim that may be made against it with respect to such Certificate), the Paying Agent shall deliver in exchange for the lost, stolen or destroyed Certificate the applicable Merger Consideration payable in respect of the Shares represented by the Certificate pursuant to this Article II.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the disclosure letter of the Company addressed to Parent and Merger Sub, dated as of the date hereof and delivered to Parent and Merger Sub concurrently with the parties’ execution of this Agreement (the “Company Disclosure Letter”) (it being understood that (i) the Company Disclosure Letter shall be arranged in sections and subsections corresponding to—and using the same section and subsection numbering as—the sections and subsections contained in this Article III and (ii) the disclosures in any particular section or subsection of the Company Disclosure Letter shall qualify the applicable representations and warranties in the corresponding section or subsection of this Article III and, in addition, the representations and warranties in other sections or subsections in this Article III to the extent it is reasonably and readily apparent on the face of such disclosures that such disclosures are applicable to such other sections or subsections, and (iii) the inclusion of any information in the Company Disclosure Letter shall not be deemed to be an admission or acknowledgment, in and of itself, that such information is required by the terms hereof to be disclosed, is material or has resulted in a Material Adverse Effect on the Company or is outside the ordinary course of business or not consistent with past practice), the Company represents and warrants to Parent and Merger Sub as of the date hereof and as of the Closing as follows:

Section 3.1 Organization.

(a) Each of the Company and its Subsidiaries is a corporation, limited liability company or other entity duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization and has all requisite corporate or other power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

(b) Each of the Company and its Subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not, individually or in the aggregate, have a Material Adverse Effect. The Company does not own any equity interests in any corporation or other entity, except for its Subsidiaries as identified in Section 3.1(b) of the Company Disclosure Letter.

Section 3.2 Authorization; Validity of Agreement; Company Action.

(a) The Company has full corporate power and authority to execute and deliver this Agreement and, subject to obtaining Stockholder Approval (as defined below) in the case of consummation of the Merger, to consummate the transactions contemplated hereby (the “Transactions”). The execution, delivery and performance by the Company of this Agreement, and the consummation by it of the Transactions, have been duly and validly authorized by the Company Board, and no other corporate action on the part of the Company is necessary to authorize the execution and delivery by the Company of this Agreement and the consummation by it of the Transactions, except that the consummation of the Merger requires the approval of the holders of a majority of the common stock, par value $0.01 per share, of the Company (such approval being the “Stockholder Approval” and such common stock being the “Company Common Stock”). This Agreement has been duly executed and delivered by the Company and, assuming due and valid authorization, execution and delivery of this Agreement by the other parties hereto, is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, reorganization, insolvency, moratorium or other similar Laws, now or hereafter in effect, affecting creditors’ rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(b) Assuming the accuracy of the representation and warranty in Section 4.4, the Stockholder Approval is the only vote of the holders of any class or series of the Company’s capital stock that is necessary in connection with the consummation of the Merger and the other Transactions.

(c) At a meeting duly called and held, the Company Board unanimously adopted resolutions, which resolutions have not been subsequently rescinded, modified or withdrawn in any way, in which the Company Board (i) determined that this Agreement and the Transactions are fair to and in the best interests of the Company’s stockholders and declared this Agreement advisable, (ii) approved this Agreement and the Transactions, (iii) directed that the adoption of this Agreement be submitted to a vote of the Company’s stockholders at the Special Meeting, and (iv) (subject only to Section 5.2) recommended that the Company’s stockholders adopt and approve this Agreement (such recommendation, the “Company Recommendation”).

Section 3.3 Consents and Approvals; No Violations. Except for those filings, permits, authorizations, consents and approvals, if any, as may be required under, and other applicable requirements of, the Exchange

Act, any foreign antitrust, competition or merger control laws of China, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), the filing with the SEC of the Proxy Statement and the making of such other filings as may be required under the Exchange Act or by the rules of the Nasdaq Stock Market in connection with this Agreement, and the filing of the Certificate of Merger, none of the execution, delivery or performance of this Agreement by the Company, the consummation by the Company of the Transactions or compliance by the Company with any of the provisions of this Agreement will (a) conflict with or result in any breach of any provision of any of the Company Charter Documents or Subsidiary Charter Documents, (b) require any material filing with, or material permit, authorization, consent, review or approval of, any court, arbitral tribunal, arbitrator, administrative agency, or commission or other governmental, quasi-governmental, administrative or regulatory authority or agency (a “Governmental Entity”), (c) except as set forth on Section 3.3(c) of the Company Disclosure Letter, result in a violation or breach of, or constitute a default (or an event which with notice or lapse of time or both would become a default) or give rise to any right of termination, amendment, cancellation or acceleration under any Material Contract or (d) violate any Order or Law applicable to the Company, any of its Subsidiaries or any of their respective properties or assets.

Section 3.4 Capitalization.

(a) The authorized capital stock of the Company consists of 2,500,000 shares of Company Common Stock and no preferred stock. As of the date of this Agreement, (i) 1,305,148 shares of Company Common Stock are issued and outstanding, (ii) no shares of Company Common Stock are issued and held in the treasury of the Company, and (iii) 59,526 shares of Company Common Stock are reserved for issuance under the Company Stock Plans in respect of option awards outstanding as of the date hereof. Section 3.4(a) of the Company Disclosure Letter sets forth, as of the date of this Agreement, (A) the number of Shares subject to, the holder of, the vesting schedule and exercise price of each outstanding Option, and (B) the number of Shares subject to, the holder of, and vesting schedule of each outstanding Company Restricted Share. All of the outstanding shares of Company Common Stock other than the Company’s Restricted Shares are, and all outstanding Company Restricted Shares upon vesting (and all restrictions thereon lapse) will be, and all shares of Company Common Stock which may be issued pursuant to the exercise of outstanding Options will be, when issued in accordance with the terms of the Options, duly authorized, validly issued, fully paid and non-assessable. Except as set forth in this Section 3.4(a) and for changes resulting from the exercise of the Options, the issuance of shares of Company Restricted Shares, or vesting of Company Restricted Shares outstanding as of the date hereof, there are no (x) shares of capital stock of the Company authorized, issued or outstanding, (y) existing options, warrants, preemptive rights or subscriptions relating to the issued or unissued capital stock of the Company or any of its Subsidiaries, obligating the Company or any of its Subsidiaries to issue, transfer or sell any shares of capital stock or other equity interest in the Company or any of its Subsidiaries or securities convertible into or exchangeable for such share or equity interests, or obligating the Company or any of its Subsidiaries to grant, extend or enter into any such option, warrant, call, subscription, or other similar instrument, or (z) outstanding contractual obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Shares, or the capital stock of the Company or of any Subsidiary or Affiliate of the Company or to provide funds to make any investment (in the form of a loan, capital contribution or otherwise) in any Subsidiary or any other entity. Except as set forth in Section 3.4(a) of the Company Disclosure Letter, neither the Company nor any Subsidiary owns any Equity Interests or any capital stock or other equity interest in any other Person.

(b) Upon consummation of the Merger, the only outstanding shares of capital stock of the Company will be owned by Parent and there will be no existing options, warrants, or other rights of any kind to purchase or otherwise acquire (directly or indirectly) any such shares of capital stock (subject to any consents or releases therefor from non-employee directors or employees of the Company which will be obtained by the Company prior to the Closing).

(c) With respect to the Options, (i) each grant of Options was duly authorized no later than the date on which the grant of such Options was by its terms to be effective (the “Grant Date”) by all necessary corporate action, including approval by the Company Board (or a duly constituted and authorized committee thereof), and any required stockholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly delivered by the Company to the recipient, (ii) each such grant was made in accordance with the terms of the applicable Company Stock Plan, the Securities Act, the Exchange Act, and all other applicable Laws and rules or requirements or self-regulatory authorities, including the rules of the Nasdaq Stock Market, (iii) the per share exercise price of each Option was no less than the fair market value of a share of the Company Common Stock on the applicable Grant Date, and (iv) each such grant was properly accounted for in all material respects in accordance with the United States generally accepted accounting principles (“GAAP”) in the Financial Statements (including the related notes) of the Company and disclosed in all material respects in the Company SEC Documents in accordance with GAAP, the Exchange Act and all other applicable Laws. All Options and Company Restricted Shares may, by their terms, be treated in accordance with Section 2.3, without the requirement of any consent or release from the holders of such Options and Company Restricted Shares (other than consents or releases therefor from non-employee directors or employees of the Company which will be obtained by the Company prior to the Effective Time). Upon a change in control of the Company, all unvested Options and Company Restricted Shares shall automatically vest in full.

(d) All of the outstanding shares of capital stock of each of the Subsidiaries are owned beneficially or of record by the Company, directly or indirectly, and all such shares were issued in compliance with applicable Laws, have been validly issued and are fully paid and nonassessable and are owned by either the Company or one of its Subsidiaries free and clear of any Encumbrances, except Permitted Encumbrances, or any other restrictions (including preemptive rights and any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interest).

(e) Other than the Voting Agreement, there are no voting trusts or other Contracts or understandings to which the Company or any of its Subsidiaries is a party with respect to the voting of the capital stock of the Company or any of the Subsidiaries. Neither the Company nor any of its Subsidiaries has outstanding bonds, debentures, notes or other obligations, the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of the Company or such Subsidiary on any matter.

Section 3.5 SEC Reports and Financial Statements.

(a) Since March 1, 2010, the Company has timely filed or otherwise transmitted all Company SEC Documents, each of which as finally amended prior to the date hereof has complied in all material respects with, and all documents required to be filed by the Company with the SEC after the date hereof and prior to the Effective Time will comply in all material respects with, the applicable requirements of the Exchange Act, the Securities Act, the Sarbanes-Oxley Act, the Dodd-Frank Act, and the rules and regulations promulgated thereunder, each as in effect on the date so filed. Since March 1, 2010, none of the Company SEC Documents or other communications with the SEC contained, when filed as finally amended prior to the date hereof, any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of the Subsidiaries is subject to the reporting requirements of Sections 13(a) or 15(d) under the Exchange Act or otherwise required to file or furnish any forms, reports or other documents with the SEC or similar foreign regulators. There are no outstanding or unresolved comments in comment letters from the SEC or the DOJ or their respective staff with respect to any of the Company SEC Documents or other matters. To the Knowledge of the Company, none of the Company SEC Documents is the subject of ongoing SEC or DOJ review or outstanding SEC or DOJ investigation.

(b) Since March 1, 2010, the Company has complied in all material respects with the applicable listing and corporate governance rules and regulations of the Nasdaq Stock Market.

(c) Each of the consolidated financial statements (including any notes and schedules thereto) included or incorporated by reference in the Company SEC Documents, as finally amended by the Company through its filings with the SEC prior to the date hereof, and the Most Recent Balance Sheet (collectively, the “Financial Statements”): (i) has been prepared from, and is in all material respects in accordance with, the books and records of the Company and its Subsidiaries, which books and records have been maintained in all material respects in accordance with reasonable business practices and all applicable legal requirements; (ii) complies in all material respects with the applicable accounting requirements and with the published rules and regulations of the SEC with respect to such requirements; (iii) has been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the Financial Statements or in the notes to the Financial Statements and subject, in the case of unaudited interim financial statements, to normal year-end audit adjustments and the absence of footnote disclosure as permitted by GAAP); and (iv) fairly presents in all material respects the consolidated financial position and the consolidated results of operations and cash flows (and changes in financial position, if any) of the Company and its Subsidiaries as of the date and for the periods referred to in the Financial Statements. Neither the Company nor any Subsidiary has any unresolved material dispute with Moss Adams LLP (A) on any matter of accounting principles or practices, financial statement disclosure or auditing scope and procedure or (B) in connection with any matter related to the audit of the Company’s consolidated financial statements for the fiscal year ended February 29, 2012, or the review or audit of any reporting period thereafter.

(d) Neither the Company nor any of its Subsidiaries has any outstanding indebtedness for borrowed money, including pursuant to any agreements filed with Company SEC Documents, except to the extent disclosed in Section 3.5(d) of the Company Disclosure Letter.

(e) Neither the Company nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar Contract or arrangement (including any Contract relating to any transaction or relationship between or among the Company and any of its Subsidiaries, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose entity or person, on the other hand or any “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K promulgated under the Securities Act)), where the result, purpose or effect of such arrangement is to avoid disclosure of any transaction involving, or liabilities of, the Company or any of its Subsidiaries in the Financial Statements or other Company SEC Documents.

(f) The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) which are in all material respects in accordance with Rule 13a-15 under the Exchange Act. Such disclosure controls and procedures are designed in all material respects to ensure that all material information concerning the Company and all of its Subsidiaries is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms and is accumulated and made known on a timely basis to the individuals responsible for the preparation of the Company’s filings with the SEC. The Company has established and maintains a system of internal control over financial reporting (as defined in Rule 13a-15 under the Exchange Act) that is designed to provide reasonable assurance regarding the reliability of the Company’s and its Subsidiaries’ financial reporting and the preparation of their financial statements for external purposes in accordance with GAAP. Except as disclosed in Section 3.5(f) of the Company Disclosure Letter, neither the current chief executive officer nor the current chief financial officer of the Company has become aware of, and neither the Company Board nor the audit committee of the Company Board nor, to the Knowledge of the Company, the Company’s auditors has/have been advised of, (i) any fact, circumstance or change that is reasonably likely to result in a “significant deficiency” or a “material weakness” (each as defined in Public Company Accounting Oversight Board Auditing Standard 2) in the design or operation of the Company’s internal control over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial data, or (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal control over financial reporting.

(g) Except as disclosed in Section 3.5(g) of the Company Disclosure Letter, each of the current principal executive officer and the current principal financial officer of the Company has made all certifications required by Rule 13a-14 or 15d-14 under the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act with respect to the Company SEC Documents, and the statements contained in such certifications were true and accurate in all material respects as of the date they were made, and none of such statements have been modified or withdrawn. The Company is in compliance with all applicable provisions of the Sarbanes-Oxley Act, except for any non-compliance that has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(h) To the Knowledge of the Company, since March 1, 2010, no material complaints from any source regarding accounting, internal accounting controls or auditing matters, and no concerns from employees of the Company and its Subsidiaries regarding questionable accounting or auditing matters, have been received by the Company’s officers or directors. The Company has made available to Parent a summary of all material complaints or concerns relating to other matters made since March 1, 2010 through the Company’s whistleblower hot-line or equivalent system for receipt of employee concerns regarding possible violations of Law. No attorney representing the Company or any of its Subsidiaries, whether or not employed by the Company or any of its Subsidiaries, has reported evidence of a violation of securities Laws, breach of fiduciary duty or similar violation by the Company or any of its officers, directors, employees or agents to the Company’s chief financial officer, audit committee (or other committee designated for the purpose) of the Company Board or the Company Board pursuant to the rules adopted pursuant to Section 307 of the Sarbanes-Oxley Act or any Company policy contemplating such reporting, including in instances not required by those rules.

(i) Except as disclosed in Section 3.5(i) of the Company Disclosure Letter, all accounts receivable of the Company and its Subsidiaries (A) have been recorded in the Most Recent Balance Sheet in each case in accordance with GAAP and will be recorded in each of the Company’s subsequent consolidated balance sheets through the Closing Date (each of which will be delivered to Parent within ten days after the end of the month to which such balance sheet pertains) in each case in accordance with GAAP and (B) derive from bona fide sales transactions entered into in the ordinary course of business consistent with past practice. Except to the extent of any specific or general reserves recorded on the Most Recent Balance Sheet (and such subsequent consolidated balance sheets), such accounts receivable, net of such reserves and as presented in the Most Recent Balance Sheet (and such subsequent consolidated balance sheets), are and will be collectible in the aggregate amount thereof as set forth in the Most Recent Balance Sheet (and such subsequent consolidated balance sheets) and in the ordinary course of business consistent with past practice. No amount of such accounts receivable are or will be contingent upon the performance by the Company or any Subsidiary of any obligation or Contract. The values at which such accounts receivable, net of all reserves, are carried reflect the accounts receivable valuation policy of the Company which is consistent with its past practice and are in accordance with GAAP applied on a consistent basis. The Company has provided Parent with a list of all accounts receivable of the Company as of May 31, 2013, together with an aging of such accounts receivable as of June 1, 2013, both in the aggregate and by customer (0-30 days, 31-60 days, 61-90 days, and greater than 90 days).

(j) All inventory reflected in the Most Recent Balance Sheet consists of a quantity and quality usable and salable in the ordinary course of business consistent with past practice and is not obsolete, defective, damaged or slow moving, and is merchantable and fit for its intended use and, with respect to finished goods inventory, is being marketed in the ordinary course of business, subject only to the allowance for inventory obsolescence as reflected in the Most Recent Balance Sheet. All such inventory has been properly valued at the lower of cost or market, including the capitalization of labor and overhead costs, in accordance with GAAP, consistently applied. The Company has maintained established controls over the inventory and maintains in all material respects accurate perpetual records updated periodically for physical inventory accounts. Without limiting the generality of the foregoing provisions of this Section 3.5(j), all inventory is stored in a locked and secured facility and is not subject to unreasonable risk of theft. Except as disclosed in Section 3.5(j) of the Company Disclosure Letter, each of the Company and its Subsidiaries have replenished its respective inventories in a normal and customary manner consistent with past practice, and neither the Company nor any such Subsidiary has received notice that it will experience in the foreseeable future any difficulty in obtaining, in the desired quantity and quality and at a reasonable price and upon reasonable terms and conditions, the raw materials, supplies or component products required for the manufacture, assembly or production of its products.

Section 3.6 Absence of Certain Changes. Since February 28, 2013, except as set forth in Section 3.6 of the Company Disclosure Letter, (a) the Company and its Subsidiaries have conducted their respective businesses only in the ordinary course of business consistent with past practice, (b) there has not occurred any event, change or effect (including the incurrence of any liabilities of any nature, whether or not accrued, contingent or otherwise) having or which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and (c) neither the Company nor any of its Subsidiaries has taken any actions that if taken after the date of this Agreement would or reasonably could be expected to violate, be prohibited by or require consent under Section 5.1.

Section 3.7 No Undisclosed Material Liabilities. Except for (i) liabilities disclosed and provided for in the Most Recent Balance Sheet, (ii) the reasonable fees and expenses of the Company’s accountants and attorneys (including in connection with this Agreement), (iii) liabilities incurred in the ordinary course of business consistent with past practices since June 1, 2013, and (iv) liabilities set forth in Section 3.7 of the Company Disclosure Letter, neither the Company nor any Subsidiary has any liabilities of any nature, whether or not accrued, contingent or otherwise, which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

Section 3.8 Compliance with Laws and Court Orders. The Company and each of its Subsidiaries is and, since March 1, 2009, has been in compliance with, and to the Knowledge of the Company, is not under investigation with respect to and has not been threatened to be charged with or given verbal or written notice of any material violation of, any applicable Law or Order, except for failures to comply or violations that would not, individually or in the aggregate, have a Material Adverse Effect. The Company and its Subsidiaries hold all material governmental licenses, authorizations, permits, consents, approvals, variances, exemptions and orders necessary for the operation of the businesses of the Company and its Subsidiaries, taken as a whole (the “Company Permits”). Each of the Company and its Subsidiaries is in material compliance with the terms of all applicable Company Permits.

Section 3.9 Material Contracts.

(a) Section 3.9(a) of the Company Disclosure Letter sets forth a list (detailed by reference to the roman numerals of this Section) of each of the following Contracts to which the Company or any of its Subsidiaries is a party or to which the Company or any of its Subsidiaries’ assets or properties is bound: (i) any Contract (other than this Agreement) that would be required by the rules and regulations of the SEC to be described in the Company SEC Documents or to be filed by the Company as an exhibit thereto; (ii) any Contract containing covenants of the Company or any of its Subsidiaries not to compete in any line of business, industry or geographical area in any manner or restricting the Company or any of its Subsidiaries from freely setting prices for its products (including “most favored customer” pricing provisions); (iii) any Contract which creates a partnership or joint venture or similar arrangement; (iv) any indenture, credit agreement, loan agreement, security agreement, guarantee, note, mortgage, trust deed or other Contract for or with respect to the borrowing of money, a line of credit, any currency exchange, commodities or other hedging arrangement, or a leasing transaction of a type required to be capitalized in accordance with GAAP; (v) any Contract of guarantee, support, or assumption with respect to the obligations, liabilities (whether accrued, absolute, contingent or otherwise) or indebtedness of any other Person; (vi) any collective bargaining agreement or other labor union Contract, (vii) any Contract for the sale of any of its material assets, other than for inventory after the date hereof in the ordinary course of business consistent with past practice; (viii) any Contract that contains a put, call, collar, right of first refusal or similar right pursuant to which the Company or any of its Subsidiaries would be required to purchase or sell, as applicable, any equity interests of any Person, but excluding any agreement related to any of the Options; (ix) any material settlement agreement or similar Contract and any settlement agreement or similar Contract with a Governmental Entity, in each case, to which the Company or any of its Subsidiaries is a party; (x) any Contract which contains a “change in control” clause or other similar provision which imposes any obligation on the Company, any Subsidiary or another party to such Contract upon or in connection with the execution of this Agreement or consummation of any of the Transactions; (xi) any Contract for consulting, and any Contract for or relating to the employment by it of any director, employee or officer or other type of Contract with any of its directors, employees or officers that is not terminable by it without cost or other liability, including any Contract requiring it to make a payment to any director, employee or officer as a result of the Merger, any Transaction or any Contract that is entered into in connection with this Agreement; (xii) any Contract that grants exclusive rights, rights of refusal, rights of first negotiation or similar rights to any Person or that limits or purports to limit in any material respect the ability of the Company or any of its Affiliates to own, operate, sell, transfer, pledge or otherwise dispose of any material asset or business; (xiii) any Contract relating to the sale, issuance, grant, exercise, award, purchase, repurchase or redemption of any shares of its capital stock or other securities or any options, warrants or other rights to purchase or otherwise acquire any such shares of capital stock, other securities or options, warrants or other rights therefor, except for those Contracts in substantially the form of the standard agreements evidencing Options or Company Restricted Shares under the applicable Company Stock Plan provided or made available to Parent; (xiv) any other Contract in which its officers, directors, employees or stockholders or any members of their immediate families is directly or indirectly interested (whether as a party or otherwise); (xv) any Contract which reasonably could be expected to prohibit, impede or materially delay the consummation of the Merger or any of the other Transactions; (xvi) any License Agreement; (xvii) any Lease, and (xviii) any other Contract (other than this Agreement, purchase orders for the purchase of inventory in the ordinary course consistent with past practice, or agreements between the Company and any of its Subsidiaries or between any of the Subsidiaries) under which the Company and its Subsidiaries are obligated to make payments (whether fixed, contingent or otherwise) in excess of $50,000 during the life of the Contract. Each such Contract described in clauses (i)-(xviii) is referred to herein as a “Material Contract.”

(b) All Material Contracts are in written form or summarized in Section 3.9(b) of the Company Disclosure Letter. Neither the Company nor any of its Subsidiaries is in material default under any Material Contract and no event has occurred with respect to the Company or any of its Subsidiaries or, to the Company’s Knowledge, with respect to any other contracting party, that (with or without the lapse of time or the giving of notice, or both) reasonably could be expected to (i) cause a material default under any Material Contract or (ii) give any party (1) the right to accelerate the maturity or performance of any obligation of the Company or any of its Subsidiaries under any Material Contract, or (2) the right to cancel or terminate any Material Contract. Each of the Material Contracts is, and after the consummation of the Transactions will continue to be, in full force and effect and is the valid, binding and enforceable obligation of the Company and its Subsidiaries, and, to the Knowledge of the Company, the other parties thereto, except that (x) such enforcement may be subject to applicable bankruptcy, reorganization, insolvency, moratorium or other similar Laws, now or hereafter in effect, affecting creditors’ rights generally and (y) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought The Company has made available to Parent true and complete copies of each Material Contract, including all material amendments thereto.

(c) Section 3.9(c) of the Company Disclosure Letter lists each Material Contract that requires the consent, authorization or approval of, or notice to, any third party in connection with or as a result of the execution of this Agreement or the consummation of any of the Transactions.

Section 3.10 Information in Proxy Statement. The proxy statement relating to the Special Meeting (such proxy statement, as amended or supplemented from time to time, and together with any schedules required to be filed with the SEC in connection therewith, the “Proxy Statement”) will not, at the date it is first mailed to the Company’s stockholders and at the time of the Special Meeting and at the time of any amendment or supplement thereof, contain any untrue statement of a material fact or omit to state any material fact required to be stated in the Proxy Statement or necessary in order to make the statements in the Proxy Statement, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, no representation or warranty is made by the Company with respect to the information supplied by Parent, Merger Sub or their Representatives for inclusion in the Proxy Statement. The Proxy Statement will comply in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder.

Section 3.11 Litigation. There are no material Actions pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries, any of their respective assets or properties, or any officer, director or employee of the Company or any of its Subsidiaries in such capacity. Neither the Company nor any of its Subsidiaries is a party or subject to or in default under any Order which has had or reasonably would be expected to have, in each case individually or in the aggregate, a Material Adverse Effect.

Section 3.12 Labor Matters.

(a) The Company and its Subsidiaries are in compliance in all material respects with all applicable federal, state, foreign and local Laws affecting employment or employment practices, including any such Law pertaining to terms and conditions of employment, employment discrimination, worker classification (including the proper classification of workers as independent contractors and consultants), wages and hours and occupational safety and health, and neither the Company nor any of its Subsidiaries are engaged in any unfair labor practices with respect to its employees. Except as described in Section 3.12(a) of the Company Disclosure Letter, neither the Company nor any its Subsidiaries are or have been in the past four years subject to any pending or, to the Knowledge of the Company, threatened: (i) written notice or written claim asserting that the Company or any of its Subsidiaries are not in material compliance with any applicable Law respecting employment and employment practices, terms and conditions of employment, employment discrimination, worker classification, wages and hours, or occupational safety and health practices; (ii) unfair labor practice charge or complaint against the Company or any of its Subsidiaries before the National Labor Relations Board or any similar foreign, state or local Governmental Entity; (iii) grievance or arbitration proceeding arising out of any collective bargaining agreement or other grievance procedure relating to the Company or any of its Subsidiaries; (iv) citation issued by the Occupational Safety and Health Administration or any other similar foreign, state or local Governmental Entity relating to the Company or any of its Subsidiaries; (v) claim submitted to a Governmental Entity or an investigation or other proceeding by a Governmental Entity, whether initiated by an employee or Governmental Entity, with respect to employment, terms or conditions of employment or working conditions, including any charges submitted to the Equal Employment Opportunity Commission or state employment practice agency, audits by the Department of Labor or state agency with respect to wages and hours of work or investigations regarding Fair Labor Standards Act compliance, audits by the Office of Federal Contractor Compliance Programs, or workers’ compensation claims; or (vi) claim, suit, action or governmental investigation, in respect of which any director, officer, employee or agent of the Company or any its Subsidiaries are or may be entitled to claim indemnification from the Company or any of its Subsidiaries, which in clauses (i) through (vi) had or reasonably would be expected to have, individually or in the aggregate, a Material Adverse Effect. Neither the Company nor any of its Subsidiaries have received written notice during the past four (4) years of the intent of any Governmental Entity responsible for the enforcement of labor, employment, occupational health and safety or workplace safety and insurance/workers compensation Laws to conduct an investigation of the Company and, to the Knowledge of the Company, no such investigation is in progress.

(b) There are no labor strikes, slow-downs, stoppages, disputes or other labor troubles pending or, to the Knowledge of the Company, threatened with respect to any employees of the Company or any of its Subsidiaries, and neither the Company nor any of its Subsidiaries has experienced any such labor troubles or stoppages during the past four (4) years. Except as provided in Section 3.12(b) of the Company Disclosure Letter, neither any union claim or demand to represent employees of the Company or any of its Subsidiaries nor any labor organization activity or campaign with respect to employees of the Company or any of its Subsidiaries has occurred during the past four (4) years. Except for those Contract(s) (if any) detailed in Section 3.9(a)(vi) of the Company Disclosure Letter, there is no collective bargaining agreement or other labor union Contract binding on the Company or any of its Subsidiaries.

(c) Except as described in Section 3.12(c) of the Company Disclosure Letter: (i) no director, officer or employee of or consultant to the Company or any of its Subsidiaries (each, a “Service Provider”) are or will be subject to any contracts, written or unwritten, that specify a particular employment or service term or a minimum or committed level of compensation, or limit the Company’s or such Subsidiary’s right to terminate the employment or service relationship of such Service Provider with the Company or such Subsidiary; and (ii) neither the Company nor any of its Subsidiaries have or will have any contractual obligation (A) to provide any particular form or period of notice prior to termination, or (B) to pay any of such Service Providers any severance or termination benefits in connection with their termination of employment or service. To the Company’s Knowledge, none of the Service Providers has a present intention to terminate his, her or its employment or service with the Company or any of its Subsidiaries, whether before, at or after the Closing, except for termination of services as Company directors at Closing as provided for in this Agreement. Neither the Company nor any of its Subsidiaries have any present intent to terminate the employment or service of any of the Service Providers prior to or at Closing. The Company has provided the Parent with a complete list of all Service Providers as of a date as close to the date of this Agreement as is practicable, which schedule sets forth for each Service Provider his or her name and job title, location of service, and the total amount of base salary, and any bonus, commissions or other compensation payable thereto. Except as set forth on Section 3.12(e) of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries are bound by any restriction as to the closing, downsizing or other workforce-related restructuring except for those existing pursuant to any mandatory Law.

(d) To the Company’s Knowledge, none of the executive officers or directors of the Company or any of its Subsidiaries has been in the past five (5) years: (i) convicted in a criminal proceeding or named as a subject of a pending criminal proceeding (excluding traffic violations and other minor offenses); (ii) subject to any Order (not subsequently reversed, suspended, or vacated) of any Governmental Entity permanently or temporarily enjoining him or her from engaging in, or otherwise imposing limits or conditions on his engagement in, any securities, investment advisory, banking, insurance, or other type of business or acting as an officer or director of a public company; or (iii) found by a Governmental Entity in a civil action or by the SEC or the U.S. Commodity Futures Trading Commission or any foreign equivalents to have violated any securities, commodities, or unfair trade practices Law.

(e) Neither the Company nor any of its Subsidiaries have any material direct or indirect liability with respect to any misclassification of any Person as an independent contractor rather than as an employee, or as an “exempt” employee rather than a “non-exempt” employee (within the meaning of the Fair Labor Standards Act of 1938, as amended). A properly completed Form I-9 is on file with respect to each employee of the Company or any of its Subsidiaries for which a Form I-9 is required to be maintained. The Company and each of its Subsidiaries have complied in all material respects with the Immigration and Nationality Act, as applicable to employees of the Company and each of its Subsidiaries.

(f) Within the past four (4) years, there has been no “mass layoff” or “plant closing” (within the meaning of the Worker Adjustment and Retraining Act (the “WARN Act”) or any similar foreign, state or local Law) by the Company or any of its Subsidiaries nor have there been employment losses sufficient in number to trigger any notice obligation thereunder within the past twelve (12) months.

(g) To the Company’s Knowledge, no current or former director, officer, employee, consultant or independent contractor of the Company or any of its Subsidiaries is in violation of any term of any employment contract, nondisclosure agreement or noncompetition agreement with the Company or any of its Subsidiaries.

Section 3.13 Employee Compensation and Benefit Plans; ERISA.

(a) Section 3.13(a) of the Company Disclosure Letter contains a true and complete in all material respects list of each “employee benefit plan”, as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and each other bonus, option, stock purchase, equity, phantom equity, stock appreciation right, incentive, deferred compensation, retirement, supplemental retirement, severance, salary continuation, pension, profit-sharing, savings, dependent care, employee assistance, fringe benefit, medical, dental, post-retirement welfare, retention, change in control, vacation, holiday, disability, death benefit or other benefit plan, contract, program or arrangement (whether written or unwritten, qualified or nonqualified, funded or unfunded and including any that have been frozen) which is or, during the past seven (7) years, has been sponsored, maintained, contributed to or participated in by the Company or any of its ERISA Affiliates or Subsidiaries for the benefit of current or former employees (or their beneficiaries or dependents), or under which the Company or any of its ERISA Affiliates or Subsidiaries have any liability with respect to any current or former employee (collectively, the “Company Plans”).

(b) The Company has delivered to Parent true and complete copies of (i): all documents describing each Company Plan, including all amendments thereto, and in the case of an unwritten Company Plan, a written description thereof; (ii) the current summary plan description (“SPD”) and each summary of material modifications thereto (“SMM”), but only to the extent the Company Plan is subject to the SPD requirement or SMM requirement; (iii) the three most recent annual reports (Form 5500 and all schedules thereto) filed with respect to each Plan, but only to the extent the Company Plan is required to file a Form 5500; (iv) the most recent Internal Revenue Service (“IRS”) determination or opinion letter, to the extent such Company Plan is the subject of a determination or opinion letter; (v) all records, notices and filings with respect to any IRS or Department of Labor audits or investigations, “prohibited transactions” within the meaning of Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), and “reportable events” within the meaning of Section 403 of ERISA; and (vi) any related trust agreements, custodial agreements, insurance contracts and policies, third party administrator contracts, vendor contracts, funding arrangements, audit reports, financial statements, actuarial valuation reports, annual reports and material communications; and (v) copies of any correspondence to and from the IRS, SEC, Pension Benefit Guaranty Corporation, Department of Labor or any foreign equivalent (or any agency thereof) relating to any material compliance issues with respect to any Company Plan.

(c) Neither the Company nor any of its ERISA Affiliates or Subsidiaries have ever (i) maintained, sponsored or contributed to any plan subject to Title IV or Section 302 of ERISA or Section 412 of the Code; (ii) contributed to or had any obligation to contribute to a “multiemployer plan”, as defined in Section 3(37) or ERISA; (ii) contributed to or had any obligation to contribute to a “multiple employer plan”, as described in Section 413(c) of the Code .

(d) To the Knowledge of the Company, no facts or circumstances exist that would jeopardize the qualified status of the Meade Instruments Corp. 401(k) Plan (“401(k) Plan”) or the tax-exempt status of the trust(s) created thereunder. The 401(k) Plan has been amended as required under the Code and ERISA, and applicable regulations thereunder, and as of the Closing Date there are no amendments to the 401(k) Plan that must be made for the 401(k) Plan to remain qualified under Section 401(a) of the Code. There has been no termination of the 401(k) Plan within the meaning of Section 411(d)(3) of the Code. To the extent a partial termination, within the meaning of Section 411(d)(3) of the Code, has occurred with respect to the 401(k) Plan, all affected participants became fully vested.

(e) The Meade Instruments Corporation Employee Stock Ownership Plan (“ESOP”) was terminated on July 11, 2008, and all assets held by the trust(s) created thereunder have been distributed to the appropriate ESOP participants. To the Knowledge of the Company, no facts or circumstances exist that would jeopardize the qualified status of the ESOP or the tax-exempt status of the trust(s) created thereunder. As of its termination date, the ESOP had been amended as required under the Code and ERISA, and applicable regulations thereunder.

(f) Other than the 401(k) Plan and the ESOP, to the Company’s Knowledge, neither the Company nor any of its ERISA Affiliates or Subsidiaries have ever maintained, sponsored or contributed to any other plan or arrangement that was or is intended to be qualified for tax-favored treatment under Section 401(a) of the Code.

(g) Neither the Company nor any of its ERISA Affiliates or Subsidiaries have any obligation to gross-up, indemnify or otherwise reimburse any person for any income, excise or other tax incurred by such person pursuant to any applicable federal, state, local or non-U.S. Law related to the collection and payment of Taxes.

(h) The Company and each of its ERISA Affiliates and Subsidiaries have performed all material obligations required to be performed by them under the Company Plans, including the payment of all benefits, contributions and premiums required by and due under the terms of each Company Plan or applicable Law. There are no material liabilities or obligations, including fines and penalties, with respect to any current Company Plans or other Company Plans previously maintained, sponsored or contributed to by the Company, an ERISA Affiliate or a Subsidiary or to which the Company, an ERISA Affiliate or a Subsidiary previously sponsored, contributed or had an obligation to maintain. With respect to any insurance policy or premium payment obligation, to the Company’s Knowledge, neither the Company nor any of its ERISA Affiliates or Subsidiaries shall be subject to a retroactive rate adjustment, loss sharing arrangement or other actual or contingent liability.

(i) No act, omission or transaction has occurred that would result in imposition on the Company, its ERISA Affiliates or its Subsidiaries of: (i) breach of fiduciary duty liability damages under Section 409 of ERISA; (ii) a civil penalty assessed pursuant to subsections (c), (i) or (l) of Section 502 of ERISA; or (iii) a tax imposed pursuant to Chapter 43 of Subtitle D of the Code.

(j) To the Knowledge of the Company, each Company Plan that is a “nonqualified deferred compensation plan” (within the meaning of Section 409A of the Code) is: (i) listed in Section 3.13(j) of the Company Disclosure Letter; and (ii) in compliance, in both form and operation, with the requirements of Section 409A of the Code and the regulations and guidance promulgated thereunder; and no amounts paid or deferred under any such Company Plan is (or has been), or upon vesting or settlement will be, subject to the additional tax under Section 409A(a)(1)(B) of the Code. To the Knowledge of the Company, no participant in any such Company Plan (that is such a “nonqualified deferred compensation plan”) is, or will be, subject to the penalties of Section 409A(a)(1) of the Code.

(k) There is no Contract or Company Plan to which the Company or any of its ERISA Affiliates or Subsidiaries is (or has been) a party that, individually or collectively, did (or would) give rise to the payment of any amount that would not be deductible pursuant to Section 162(m) of the Code.

(l) Except as otherwise disclosed on Section 3.13(l) of the Company Disclosure Letter:

(i) To the Knowledge of the Company, the Company and each of its ERISA Affiliates and Subsidiaries are in compliance in all material respects with the provisions of applicable Law, including ERISA and the Code (or any similar applicable law of a country other than the United States), with respect to the Company Plans. The Company Plans are and have at all times been maintained, operated, and administered in compliance in all material respects with their terms and any related documents or agreements and the provisions of all applicable Law, including but not limited to ERISA and the Code.

(ii) There are no Actions pending or, to the Company’s Knowledge, threatened against the Company, any ERISA Affiliate, any Subsidiary, the Company Plans or the Company Plans’ fiduciaries with respect to the Company’s or any ERISA Affiliate’s or any Subsidiary’s maintenance of the Company Plans, other than routine claims for benefits payable in the normal operations of the Company Plans.

(iii) Neither the Company nor any ERISA Affiliate or Subsidiary or any fiduciary, trustee or administrator of any Company Plan has engaged in or, in connection with the transactions contemplated by this Agreement, will engage in any transaction with respect to any Company Plan that would subject such Company Plan, a Company Plan fiduciary, the Company, any ERISA Affiliate or a Subsidiary to a tax, penalty or liability for a “prohibited transaction” under Section 406 of ERISA or Section 4975 of the Code. The assets of the Company or any ERISA Affiliate or Subsidiary are not, and the Company does not reasonably expect any of them to become, subject to a lien imposed under the Code or under Title I or Title IV of ERISA.

(iv) No Company Plan provides benefits, including without limitation, death or medical benefits, beyond termination of service or retirement other than: (A) coverage mandated by Law; or (B) death or retirement benefits under a Company Plan qualified under Section 401(a) of the Code. Each Company Plan may be unilaterally amended and/or terminated at any time by the Company. Neither the Company nor any of its ERISA Affiliates or Subsidiaries have communicated to any person any intention or commitment to modify any of the Company Plans or to establish or implement any other compensation plan, policy agreement or arrangement. Neither the Company nor any of its ERISA Affiliates or Subsidiaries have any obligation to provide health or other welfare benefits (whether or not insured) to any current or former employee (or dependent thereof) beyond the termination of employment (other than pursuant to continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) or other applicable Law).

(v) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or in conjunction with any other event, such as termination of employment or other service): (A) result in or cause any payment (whether of severance pay or otherwise), acceleration of an obligation, forgiveness of indebtedness, vesting, distribution or increase in benefits with respect to any Company Plan or any current or former employee of the Company or any ERISA Affiliate or Subsidiary; (B) result in any breach or violation of, or a default under, any of the Company Plans, or cause any liability for Taxes or any reporting obligation under Section 409A of the Code; or (C) cause or result in a limitation (other than any limitation imposed by applicable Laws) on the right of the Company to amend or terminate any Company Plan. Parent acknowledges that, in the event the 401(k) Plan is terminated, participants in such plan will be vested to the extent required under Section 411(d)(3) of the Code. No Company Plan provides for “parachute payments” within the meaning of Section 280G of the Code.

(vi) None of the assets of any Company Plan are currently invested in any property constituting “employer real property” or an “employer security” with the meaning of Section 407 of ERISA.

(m) For purposes of this Section 3.13, the term “ERISA Affiliate” means (i) any corporation in a controlled group of corporations (within the meaning of Section 414(b) of the Code) that includes the Company, (ii) any trade or business (whether incorporated or not) which is under common control with the Company (within the meaning of Section 414(c) of the Code), (iii) any member of an affiliated service group (within the meaning of Section 414(m) of the Code) that includes the Company or (iv) any other Person treated as an affiliate of the Company under Section 414(o) of the Code.

Section 3.14 Properties.

(a) Neither the Company nor any of its Subsidiaries owns any real property.

(b) Section 3.14(b) of the Company Disclosure Letter contains a true and complete list of all material real property leased or subleased (whether as tenant or subtenant) by the Company or any Subsidiary (including the improvements thereon, the “Leased Real Property”). The Leased Real Property constitutes all of the real property utilized in connection with the Company Business or the business of any of the Subsidiaries.

(c) The Company or one of its Subsidiaries has valid leasehold estates in all Leased Real Property, each free and clear of all Encumbrances, except Permitted Encumbrances. The Company or one of its Subsidiaries has exclusive possession of each Leased Real Property, other than any use and occupancy rights granted to third-party owners, tenants or licensees pursuant to agreements with respect to such real property entered in the ordinary course of business, true, correct and complete copies of which have been provided to Parent.

(d) Each Lease is in full force and effect and is valid and enforceable in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, reorganization, insolvency, moratorium or other similar Laws, now or hereafter in effect, affecting creditors’ rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. There is no material default under any Lease either by the Company or any of its Subsidiaries or, to the Knowledge of the Company, by any other party thereto, and no event has occurred that, with the lapse of time or the giving of notice or both, would constitute a material default by the Company or any of its Subsidiaries thereunder. Neither the Company nor any of its Subsidiaries has assigned (collaterally or otherwise) or granted any other security interest in any of the Leases or any interest therein.

(e) To the Knowledge of the Company, there are no pending or threatened condemnation or eminent domain proceedings that affect any Leased Real Property. The Company has not received any written notice of the intention of any Governmental Entity or other Person to take any Leased Real Property.

(f) The Company and each Subsidiary has good title to, or a valid and binding leasehold interest in, all of the material personal property owned or used by it, in each case free and clear of all Encumbrances other than Permitted Encumbrances.

Section 3.15 Intellectual Property.

(a) Section 3.15(a) of the Company Disclosure Letter contains a complete and accurate list of (i) all registrations and applications for patents, copyrights and trademarks owned or filed by the Company or one of its Subsidiaries and (ii) all material unregistered trademarks, service marks, trade names and logos owned or used by the Company or any of its Subsidiaries. Section 3.15(a) of the Company Disclosure Letter also contains (under the heading, “Licensed Intellectual Property”) a complete and accurate list of (A) each license and other right granted by the Company or any of its Subsidiaries to any third party with respect to any Intellectual Property and (B) each license and other right granted by any third party to the Company or any of its Subsidiaries with respect to any Intellectual Property, in each case identifying the subject Intellectual Property and whether the license or right is granted to the Company or any Subsidiary from a third party or is granted by the Company or any Subsidiary to a third party; provided that such list does not include licenses arising from the purchase of “off the shelf” or other standard mass-sold products.

(b) The Company or one of its Subsidiaries exclusively owns all right, title, and interest in, or has the valid right to use pursuant to a license or otherwise, all Intellectual Property used in the operation of the Company Business (or in the operation of the business of one or more of the Subsidiaries) as presently conducted and as presently proposed to be conducted (the “Company Intellectual Property”), in each case free and clear of all Encumbrances. Neither the Company nor any of its Subsidiaries has violated, misappropriated or infringed the Intellectual Property of any other Person, except for any of the foregoing that have since been finally and conclusively resolved without further right to appeal. To the Knowledge of the Company, no other Person has violated, misappropriated or infringed any material Intellectual Property owned by the Company or any of its Subsidiaries.

(c) Except as set forth in Section 3.15(c) of the Company Disclosure Letter: (i) no claim has been brought or made in the last four (4) years (or, to the Knowledge of the Company, in the last six (6) years) challenging (A) the ownership of the Company or any of its Subsidiaries with respect to, or (B) the right of the Company or any of its Subsidiaries to use, or (C) validity of, any Company Intellectual Property; (ii) no claim has been brought or made in the last four (4) years (or, to the Knowledge of the Company, in the last six (6) years) opposing or attempting to cancel the Company’s or any Subsidiary’s rights in any Company Intellectual Property and, to the Company’s Knowledge, no valid ground exists for any such claim; and (iii) no material Company Intellectual Property owned by the Company or any of its Subsidiaries is scheduled or set to expire within five (5) years after the date of this Agreement, and, with respect to material Company Intellectual Property owned by a Third Party and licensed to or otherwise used by the Company or any of its Subsidiaries, neither the Company’s nor any Subsidiary’s right to use such Company Intellectual Property is scheduled or set to expire or terminate within five (5) years after the date of this Agreement.

(d) The Company and its Subsidiaries have taken all commercially reasonable steps to protect, preserve and maintain the Company Intellectual Property and to protect, preserve and maintain the secrecy and confidentiality of all of the trade secrets and confidential information of the Company and of any Subsidiary. All current employees, consultants and independent contractors of the Company or any Subsidiary, and any former employees, consultants and independent contractors engaged in the active development or creation of Company Intellectual Property have executed and delivered to the Company or such Subsidiary a Contract regarding the protection (for the benefit of the Company or such Subsidiary) of such proprietary information and the assignment of Company Intellectual Property to the Company or such Subsidiary. No director, officer, employee, agent or representative of the Company or any Subsidiary owns or holds, directly or indirectly, any interest in any of the Company Intellectual Property. The transactions contemplated by this Agreement shall have no adverse effect on the Company’s right, title and interest in and to the Company Intellectual Property or any of it.

Section 3.16 Environmental Laws.

(a) Except as would not reasonably be expected to have, individually or in the aggregate, resulted in material liability to the Company or any of its Subsidiaries, (i) the Company and its Subsidiaries are in compliance with all applicable Environmental Laws, and possesses and complies, and is in compliance with all applicable Environmental Permits required under such Laws to operate as it currently operates; and (ii) neither the Company nor any Subsidiary has received any written notification alleging that it is liable for, or request for information pursuant to Section 104(e) of the Comprehensive Environmental Response, Compensation and Liability Act or similar foreign, state or local Law, concerning any release or threatened release of Materials of Environmental Concern at any location owned or occupied by the Company or any Subsidiary at any time except, with respect to any such notification or request for information concerning any such release or threatened release, to the extent such matter has been fully resolved with the appropriate Governmental Entity without further obligations or liability for the Company or any Affiliate thereof. There are no Actions arising under Environmental Laws pending or, to the Knowledge of the Company, threatened against the Company or any Subsidiary which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b) No Releases of Materials of Environmental Concern have occurred and no Person has been exposed to any Materials of Environmental Concern at, from, in, to, on, or under any Site and no Materials of Environmental Concern are present in, on, about or migrating to or from any Site that could result in a material liability to the Company or any of its Subsidiaries.

(c) Neither the Company nor any of its Subsidiaries nor any of their respective predecessors nor any entity previously owned by the Company, has transported or arranged for the treatment, storage, handling, disposal, or transportation of any Materials of Environmental Concern to any off-Site location which has or could result in a material Liability to the Company or any of its Subsidiaries.

Section 3.17 Taxes.

(a) The Company and each of its Subsidiaries have duly and timely filed (taking into account any extension of time within which to file) all material Tax Returns required to be filed by any of them; all such Tax Returns are correct and complete in all material respects; and all material Taxes due and payable by the Company or any Subsidiary have been timely paid to the appropriate Governmental Entity. Neither the Company nor any of its Subsidiaries has received written notice (or, to the Knowledge of the Company, any notice not in writing) of any claim made by any Tax authority or other Governmental Entity in a jurisdiction in which the Company or any of its Subsidiaries does not file Tax Returns that the Company or any of its Subsidiaries is required to file Tax Returns or pay Taxes to that jurisdiction.

(b) There is no audit, assessment, examination, or other Action pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries in respect of any material Tax. There is no material Tax deficiency or assessment outstanding, assessed or proposed against the Company or any of its Subsidiaries; nor has the Company or any of its Subsidiaries agreed to any extension or waiver of the statute of limitations applicable to any material Tax Return, or agreed to any extension of time with respect to a material Tax assessment or deficiency, which period (after giving effect to such extension or waiver) has not yet expired.

(c) The unpaid Taxes of the Company and each Subsidiary did not, as of the date of the Most Recent Balance Sheet, exceed by any material amount the accrual or reserve for Taxes (excluding any accrual or reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of Most Recent Balance Sheet (rather than in any notes thereto). Since the date of the Most Recent Balance Sheet, neither the Company nor any Subsidiary has incurred any liability for material Taxes outside the ordinary course of business or inconsistent with past custom and practice.

(d) The Company and each Subsidiary is properly classified as a corporation for U.S. federal income tax purposes, and has been since its inception.

(e) Neither the Company nor any Subsidiary will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending on or after the Closing Date as a result of any of (A) any change in method of accounting under Section 481 of the Code (or any corresponding or similar provision of state, local or foreign income Tax law), (B) installment sale or open transaction dispositions made on or prior to the Closing, (C) written and legally binding agreement with a Governmental Entity relating to Taxes, and (D) prepaid amount received on or prior to the Closing Date or (E) election pursuant to Section 108(i) of the Code.

(f) Neither the Company nor any Subsidiary is or ever has been a party to a transaction or agreement that is in conflict in any material respect with the Tax Laws and regulations on transfer pricing in any relevant jurisdiction.

(g) Neither the Company nor any of its Subsidiaries is a party to any Tax allocation or sharing agreement or similar arrangement.

(h) Each of the Company and its Subsidiaries has duly and timely withheld and timely remitted to the appropriate Tax authority or other Governmental Entity all material Taxes required to have been withheld and remitted under applicable Law.

(i) There are no Encumbrances for unpaid Taxes on the assets of the Company or any of its Subsidiaries, except Encumbrances for current Taxes not yet due and payable. Neither the Company nor any of its Subsidiaries has any Knowledge of any reasonable basis for the assertion of any claim relating or attributable to Taxes, which, if adversely determined, would result in any material Encumbrances on the assets of the Company or any of its Subsidiaries.

(j) Neither the Company nor any of its Subsidiaries (i) has been a member of an affiliated group of corporations within the meaning of Section 1504 of the Code (other than a group the common parent of which is the Company) or (ii) has any liability for Taxes of any Person (other than the Company and its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law), as a transferee or successor, by contract or otherwise.

(k) Neither the Company nor any of its Subsidiaries has participated in a transaction that is a “reportable transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(1).

(l) There are no Contracts, plans or arrangements, including but not limited to the provisions of this Agreement, covering any employee or former employee of the Company or any of its Subsidiaries that, individually or collectively, would give rise to the payment of any amount that would not be deductible pursuant to Sections 162(m), 280G or 404 of the Code.

(m) Each of the Company and its Subsidiaries has disclosed on its federal income Tax Returns all positions taken therein that would give rise to a substantial understatement of federal income Tax within the meaning of Section 6662 of the Code.

(n) Neither the Company nor any of its Subsidiaries has any material deferred intercompany gain or loss arising as a result of a deferred intercompany transaction within the meaning of Treasury Regulation Section 1.1502-13 (or similar provision under state, local or foreign Law) or any material excess loss accounts within the meaning of Treasury Regulation Section 1.1502-19.

(o) Neither the Company nor any of its Subsidiaries is or ever has been a United States real property holding corporation (as that term is defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(ii) of the Code.

(p) Except as provided in Section 3.17(p) of the Company Disclosure Letter, none of the net operating losses of the Company or any of its Subsidiaries are limited under Section 382 of the Code, and none of the excess credits, net capital losses and foreign tax credits, if any, of the Company or any of its Subsidiaries are limited under Section 383 of the Code.

(q) Neither the Company nor any of its Subsidiaries has distributed stock of another entity, or had its stock distributed by another entity, in a transaction that was purported or intended to be governed, in whole or in part, by Section 355 of the Code.

(r) The Company does not have any agreements for Tax holidays or incentives of the Company’s non-U.S. Subsidiaries as in effect as of the date hereof.

(s) The Company has delivered to Parent correct and complete copies of all material Tax Returns, examination reports, and statements of deficiencies filed by, assessed against, or agreed to by the Company or any of its Subsidiaries since January 1, 2008.

Section 3.18 Intentionally Omitted.

Section 3.19 Brokers or Finders. Except for Marshall & Stevens Incorporated, no agent, broker, investment banker, financial advisor or other firm or Person is or will be entitled to any brokers’ or finder’s fee or any other commission or similar fee from the Company or any of its Subsidiaries in connection with any of the Transactions.

Section 3.20 State Takeover Statutes. Assuming the accuracy of the representation and warranty set forth in Section 4.4, the action of the Company Board in approving this Agreement and the Transactions is sufficient to render inapplicable to this Agreement and the Transactions the restrictions on “business combinations” (as defined in Section 203 of the DGCL) as set forth in Section 203 of the DGCL.

Section 3.21 Insurance. With respect to each insurance policy that is material to the Company or any of its Subsidiaries that is currently in place, neither the Company nor any of its Subsidiaries is in material breach or default (including any such breach or default with respect to the payment of premiums or the giving of notice) of any such policy and, to the Knowledge of the Company, no event has occurred which, with notice or the lapse of time, would constitute such a material breach or default or would permit termination or modification, under the policy. The Company’s insurance policies protect the Company’s and its Subsidiaries’ properties from losses and risks in a manner reasonable for its and their respective assets and properties. Except as set forth on Section 3.21 of the Company Disclosure Letter, there is no material claim pending under any of such policies as to which coverage has been denied or disputed or reserved by the underwriters of such policies.

Section 3.22 Related Party Transactions. Except as set forth in the Specified Company SEC Documents, there are no outstanding amounts payable to or receivable from, or advances by the Company or any of its Subsidiaries to, and neither the Company nor any of its Subsidiaries is otherwise a creditor or debtor to, or party to any Contract or transaction with, any holder of 5% or more of the Shares or any current or former director, officer, employee or Affiliate of the Company or any of its Subsidiaries, or to any member of the Immediate Family or Affiliates (including any trusts established for the benefit of such Immediate Family members) of any of the foregoing, and no such Person has any interest in any such Contract, transaction or other arrangement, except (a) for employment or compensation agreements or arrangements with directors, officers and employees made in the ordinary course of business consistent with past practice and (b) for any such transactions that would not be required to be disclosed in the Specified Company SEC Documents pursuant to the rules and regulations promulgated under the Exchange Act.

Section 3.23 Illegal Payments, etc. In the conduct of their respective businesses, neither the Company nor any Subsidiary nor, to the Knowledge of the Company, any of their respective directors, officers, employees or agents, has given, or agreed to give, any gift, contribution or payment that is illegal under applicable Law to any supplier, customer, governmental official or employee or other Person who was, is or may be in a position to help or hinder the Company (or assist in connection with any actual or proposed transaction) or made, or agreed to make, any contribution that is or was illegal under applicable Law, or reimbursed any political gift or contribution that is or was illegal under applicable Law made by any other Person, to any candidate for federal, state, local or foreign public office. Without limiting the generality of the foregoing provisions of this Section 3.23, the Company, its Subsidiaries and the respective employees, contractors, agents and representatives of any of them at all times have complied with the U.S. Foreign Corrupt Practices Act of 1977, as amended.

Section 3.24 Top Customers and Suppliers. Section 3.24 of the Company Disclosure Letter sets forth a true, correct and complete list of the names of the twenty-five largest customers of the Company and its Subsidiaries on a consolidated basis (as measured by gross revenue per customer for the fiscal year of the Company ended February 28, 2013) (the “Top Customers”) and the twenty largest vendors and suppliers of the Company and its Subsidiaries on a consolidated basis (as measured by total purchases per vendor for products or services for the fiscal year of the Company ended February 28, 2013 (the “Top Suppliers”). Section 3.24 of the Company Disclosure Letter also sets forth a true, correct and complete list of the fifty largest customers of the Company and its Subsidiaries on a consolidated basis (as measured by gross revenue per customer for the fiscal year of the Company ended February 28, 2013) setting forth (on a month to month basis) the Company’s gross revenue generated by each such customer during the fiscal year of the Company ended February 28, 2013. Since May 1, 2013: (a) no Top Customer or Top Supplier has discontinued its relationship with the Company or has notified the Company or any of its Subsidiaries in writing that such Top Customer or Supplier intends to discontinue such relationship; and (b) no Top Customer or Top Supplier has changed its relationship with the Company or any of its Subsidiaries in a manner that materially and adversely affected (or reasonably could be expected to materially and adversely affect) the Company or any of its Subsidiaries or has notified the Company or any of its Subsidiaries in writing that such Top Customer or Supplier intends to change such relationship in a manner which the Company reasonably believes could be expected to materially and adversely affect the Company or any of its Subsidiaries. To the Knowledge of the Company, no such Top Customer or Top Supplier has any plans to discontinue such relationship or to otherwise change such relationship in a manner which reasonably could be expected to materially and adversely affect the Company or any of its Subsidiaries.

Section 3.25 Rebates and Discounts. Since March 1, 2012, except as set forth on Section 3.25 of the Company Disclosure Letter, neither the Company nor any Subsidiary has engaged in rebate, discount, advance sale programs, volume discounts, or other programs or arrangements (such as arrangements to sell to customers products or services in excess of such customers’ reasonable foreseeable requirements) with its respective customers which (a) are outside the ordinary course of business or (b) could otherwise reasonably be expected to result in such customers reducing, temporarily or permanently, their purchases of services and products from the Company or any Subsidiary.

Section 3.26 Books and Records. The respective books of account and other financial records of the Company and its Subsidiaries are true, correct and complete in all material respects and represent actual, bona fide transactions. The respective minute books of the Company and its Subsidiaries are true, correct and complete in all material respects.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

OF PARENT AND MERGER SUB

Parent and Merger Sub, jointly and severally, represent and warrant to the Company as of the date hereof and as of the Closing as follows:

Section 4.1 Organization; Ownership of Merger Sub. Each of Parent and Merger Sub is an entity duly organized, validly existing and in good standing under the Laws of the jurisdiction of its formation and has all requisite corporate or other power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power, authority and governmental approvals would not have a material adverse effect on the ability of Parent and Merger Sub to consummate the Merger and the other Transactions. Parent owns directly all of the issued and outstanding voting securities of the Merger Sub.

Section 4.2 Authorization; Validity of Agreement; Necessary Action. Each of Parent and Merger Sub has full corporate power and authority to execute and deliver this Agreement and to consummate the Transactions. The execution, delivery and performance by Parent and Merger Sub of this Agreement and the consummation of the Transactions have been duly and validly authorized by the respective boards of directors of Parent and Merger Sub and by Parent as the sole equity owner of Merger Sub, and no other formal action on the part of Parent or Merger Sub is necessary to authorize the execution and delivery by Parent and Merger Sub of this Agreement and the consummation of the Transactions. This Agreement has been duly executed and delivered by Parent and Merger Sub and, assuming due and valid authorization, execution and delivery of this Agreement by the Company, is a valid and binding obligation of each of Parent and Merger Sub enforceable against each of them in accordance with its terms, except that (a) such enforcement may be subject to applicable bankruptcy, reorganization, insolvency, moratorium or other similar Laws, now or hereafter in effect, affecting creditors’ rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

Section 4.3 Consents and Approvals; No Violations. Except for filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Exchange Act, any foreign antitrust, competition or merger control Laws of China, the HSR Act, Nasdaq regulations or the filing of the Certificate of Merger, none of the execution, delivery or performance of this Agreement by Parent or Merger Sub, the consummation by Parent or Merger Sub of the Transactions or compliance by Parent or Merger Sub with any of the provisions of this Agreement will (a) conflict with or result in any breach of any provision of the respective certificate of incorporation, bylaws or other similar organizational documents of Parent and Merger Sub, (b) require any filing with, or permit, authorization, consent or approval of, any Governmental Entity (other than as may be required under applicable Law, which will be made (in the case of any required filing) or obtained by Parent prior to the Closing), (c) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, Contract or other instrument or obligation to which Parent or any of its subsidiaries (including Merger Sub) is a party or by which any of them or any of their respective properties or assets may be bound or (d) violate any Order or Law applicable to Parent, any of its subsidiaries (including Merger Sub) or any of their properties or assets, except in the case of clause (b), (c) or (d) where failure to obtain such permits, authorizations, consents or approvals or to make such filings, or where such violations, breaches or defaults would not, individually or in the aggregate, have a material adverse effect on the ability of Purchaser and Merger Sub to consummate the Merger and the other Transactions.

Section 4.4 Ownership of Common Stock. Neither Parent nor any of its subsidiaries (including Merger Sub) is, and at no time during the last three years has Parent or any of its subsidiaries (including Merger Sub) been, an

“interested stockholder” of the Company as defined in Section 203 of the DGCL. Neither Parent nor any of its subsidiaries (including Merger Sub) owns (directly or indirectly, beneficially or of record), or is a party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, any shares of capital stock of the Company (other than as contemplated by this Agreement) in excess of 5% of the Company’s outstanding Common Stock.

Section 4.5 Information for Proxy Statement. None of the information supplied at the Company’s request by Parent or Merger Sub for inclusion or incorporation by reference in the Proxy Statement will, at the date the Proxy Statement is first mailed to the Company’s stockholders and at the time of the Special Meeting, contain any untrue statement of a material fact or omit to state any material fact that is necessary in order to make the statements made in such Parent or Merger Sub-supplied information, in light of the circumstances under which such statements are made, not misleading. Notwithstanding the foregoing, neither Parent nor Merger Sub make any representation, warranty or covenant with respect to any information supplied by or on behalf of the Company or any of its subsidiaries which is contained in (or required to be contained in) the Proxy Statement or any other materials supplied by or on behalf of the Company to its stockholders in connection with any of the Transactions.

Section 4.6 Sufficient Funds. Parent and/or Merger Sub have as of the date hereof, or will immediately prior to the Effective Time have, sufficient funds available to finance and consummate all of their Transaction obligations that are required by Article II above.

Section 4.7 Litigation. There are no Actions pending or, to the Knowledge of Parent, threatened against Parent or Merger Sub or, to the Knowledge of Parent, any officer, director or employee of Parent or Merger Sub in such capacity, which would, individually or in the aggregate, prevent or materially delay Parent or Merger Sub from performing its obligations under this Agreement. Neither Parent nor Merger Sub is a party or subject to or in default under any Order which would prevent or materially delay Parent or Merger Sub from performing its obligations under this Agreement.

Section 4.8 Brokers or Finders. No agent, broker, investment banker, financial advisor or other firm or Person is or will be entitled to any brokers’ or finder’s fee or any other commission or similar fee from the Parent or Merger Sub in connection with any of the Transactions.

Section 4.9 No Prior Activities. Except for obligations or liabilities incurred in connection with its incorporation or organization or the negotiation and consummation of this Agreement and the Transactions (including any financing), Merger Sub has not incurred, and prior to the Effective Time will not have incurred any material obligations or liabilities, and has not engaged, and prior to the Effective Time will not have engaged, directly or indirectly through any Affiliate, in any material business or activities of any type or kind whatsoever or entered into any material agreements or arrangements with any Person or entity.

Section 4.10 Disclaimer of Warranties. In connection with any investigation by Parent and Merger Sub of the Company and its subsidiaries, Parent and Merger Sub have received or may receive from the Company and/or its subsidiaries and/or other Persons on behalf of the Company certain projections, forward-looking statements and other forecasts and certain business plan information in written or verbal communications. Parent and Merger Sub acknowledge that there are uncertainties inherent in attempting to make such estimates, projections and other forecasts and plans, that Parent and Merger Sub are familiar with such uncertainties, that Parent and Merger Sub are taking full responsibility for making their own evaluation of the adequacy and accuracy of all estimates, projections and other forecasts and plans so furnished to them (including the reasonableness of the assumptions underlying such estimates, projections, forecasts or plans), and that Parent and Merger Sub shall have no claim against anyone with respect thereto. Accordingly, Parent and Merger Sub acknowledge that neither the Company nor any other Person on behalf of the Company makes any representation or warranty in this Agreement with respect to such estimates, projections, forecasts or plans (including the reasonableness of the assumptions underlying such estimates, projections, forecasts or plans). Nothing herein is intended, or shall be construed, to limit Parent’s rights or remedies arising in connection with any fraud or breach of this Agreement by the Company.

Section 4.11 Additional Information. All of the Persons who have an equity interest in Parent are individuals (such Persons being the “Equity Holders”). None of the Equity Holders or their spouses, parents, children, brothers, or sisters Holds (directly or indirectly through one or more Entities) any interest in the equity of, or Controls (whether alone or together with one or more other Persons) any of the following: Celestron, LLC, Celestron Acquisition, LLC, a Delaware limited liability company, SW Technology Corporation, a Delaware corporation, or Synta Technology Corporation or any of their respective Affiliates. The terms “Entity” and “Hold” are defined as provided in Section 801.1 of Title 16 of the Code of Federal Regulations, and the term “Control” means, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management, policies, or investment decisions of such Person, whether through the ownership of voting securities, by contract or otherwise.

ARTICLE V

COVENANTS

Section 5.1 Interim Operations of the Company. Except (a) as expressly provided by this Agreement, (b) as required by Law or (c) as consented to by Parent after the date of this Agreement and prior to the Effective Time (which consent shall not be unreasonably withheld, conditioned or delayed, except in the case of clauses (i)(C), (ii), (iii), (iv), (vi), (x), (xi), (xii), (xiii) and (xv) of this Section 5.1 below), the Company covenants as follows:

(i) the Company and its Subsidiaries will conduct business in the ordinary course of business consistent with past practice and, to the extent consistent therewith, each of the Company and its Subsidiaries shall (A) preserve its business organizations intact, (B) use commercially reasonable efforts to maintain its existing relationships with customers, suppliers, employees, creditors and business partners, to keep available the services of its present officers and employees and to manage its working capital (including the payment of accounts payable and the receipt of accounts receivable), and (C) (i) file all Tax Returns required to be filed by it and pay all of its debts and Taxes when due and (ii) pay or perform its other liabilities when due, in each case, subject to good faith disputes over such debts, Taxes or liabilities;

(ii) the Company and its Subsidiaries will secure, safeguard and protect all inventory and minimize the risk of theft or other loss of or damage to any such inventory, provided that this clause (ii) shall not prohibit the Company or any of its Subsidiaries from engaging in the sale of inventory in the ordinary course of business to customers consistent with past practice;

(iii) the Company will not amend its Company Charter Documents and no Subsidiary will amend its Subsidiary Charter Documents;

(iv) neither the Company nor any of its Subsidiaries will (A) declare, set aside or pay any dividend or other distribution payable in cash, stock or property with respect to its capital stock (other than by and among the Company and its Subsidiaries); (B) issue, sell, transfer, pledge, dispose of or encumber or agree to issue, sell, transfer, pledge, dispose of or encumber any additional shares of, or securities convertible into or exchangeable for, or options, warrants, calls, puts, collars, commitments or rights of any kind to acquire or sell (or stock appreciation rights with respect to), any shares of capital stock of the Company or any of its Subsidiaries (including treasury stock), other than in respect of the shares of the Company’s capital stock reserved for issuance on the date of this Agreement pursuant to the exercise of Options outstanding on the date of this Agreement or the vesting of Company Restricted Shares, (C) split, combine or reclassify the Shares or any outstanding capital stock of any of the Subsidiaries, or (D) redeem, purchase or otherwise acquire, directly or indirectly, any of the Company’s capital stock;

(v) except as required by applicable Law or under the terms of any Company Plan, the Company will not (A) make any changes in the compensation payable or to become payable to any of its officers,

directors, employees, agents, consultants or other Persons providing management services (other than increases in wages in the ordinary course of business and consistent with past practice to employees of the Company or its Subsidiaries who are not officers, directors or Affiliates of the Company), (B) adopt, enter into or amend (including acceleration of vesting) any employment, severance, consulting, termination, deferred compensation or other employee benefit agreement (collectively, “Employment Agreements”) including, without limitation, any Company Plan, (C) make any loans (other than travel and payroll advances to non-officer employees in the ordinary course of business consistent with past practice) to any of its officers, directors, employees, Affiliates, agents or consultants or make any change in its existing borrowing or lending arrangements for or on behalf of any of such Persons pursuant to a Company Plan or otherwise, (D) take (or omit to take) any action which would reasonably be expected to result in a “good reason”, “constructive termination”, or similar event, for purposes of any Employment Agreement;

(vi) except as required by applicable Law or under the terms of any Company Plan, the Company will not (A) pay or make any accrual or arrangement for payment of any pension, retirement allowance or other employee benefit pursuant to any existing plan or agreement to any officer, director, employee or Affiliate, other than in the ordinary course of business consistent with past practice, (B) pay or agree to pay or make any accrual or arrangement for payment to any officers, directors, employees or Affiliates of the Company of any amount relating to unused vacation days, or (C) adopt or pay, grant, issue, accelerate or accrue salary or other payments or benefits pursuant to any Company Plan, or any employment or consulting agreement with or for the benefit of any director, officer, employee, agent or consultant;

(vii) neither the Company nor any of its Subsidiaries will, (A) incur or assume any long-term or short-term Indebtedness (other than drawing down any amounts under the Credit Facility in the ordinary course of business consistent with past practice), (B) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person, (C) make any loans, advances or capital contributions to, or investments in, any other Person or enter into any material commitment or transaction (including, any borrowing, capital expenditure or purchase, sale or lease of assets or real estate);

(viii) neither the Company nor any of its Subsidiaries will make or authorize any capital expenditure(s) other than capital expenditures that do not exceed, in the aggregate for the Company and all of its Subsidiaries, $20,000.00;

(ix) neither the Company nor any of its Subsidiaries will pay, discharge, waive or satisfy any rights, claims, liabilities or obligations, other than the payment, discharge, waiver, settlement or satisfaction of any such rights, claims, liabilities or obligations, in the ordinary course of business consistent with past practice, or claims, liabilities or obligations reflected or reserved against in, or contemplated by, the Financial Statements (or the notes to the Financial Statements);

(x) neither the Company nor any of its Subsidiaries will (A) change any of the accounting methods used by it or any of its methods of reporting income or deductions for Tax purposes unless required by a change in GAAP or Law, (B) settle any material Tax claim, assessment, audit or investigation, (C) consent to any material Tax claim or assessment or any waiver of the statute of limitations for any such claim or assessment, (D) make, revoke or change any Tax election, (E) request a Tax ruling, (F) amend any Tax Return or (G) file any Tax Return in a manner that is materially inconsistent with past custom and practice with respect to the Company or any of its Subsidiaries unless required by applicable Law;

(xi) neither the Company nor any of its Subsidiaries will adopt or approve a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization (other than this Agreement);

(xii) neither the Company nor any of its Subsidiaries will acquire (by merger, consolidation, acquisition of stock or assets or otherwise), directly or indirectly, any assets (other than inventory in the ordinary course of business consistent with past practice), securities, properties, interests or businesses;

(xiii) neither the Company nor any of its Subsidiaries will transfer, lease, license, sell, mortgage, pledge, dispose of or encumber any assets, securities, properties, interests or businesses, other than the sale of inventory in the ordinary course of business consistent with past practice;

(xiv) other than in the ordinary course of business consistent with past practice, neither the Company nor any of its Subsidiaries will (A) amend, supplement, or terminate any Material Contract or (B) enter into any Contract that would have been required to be disclosed in Section 3.9(a) or Section 3.9(b) of the Company Disclosure Letter as a Material Contract had it been entered into prior to the date hereof;

(xv) neither the Company nor any of its Subsidiaries will place or allow the creation of any material Encumbrance (other than a Permitted Encumbrance) on any of their respective assets and properties;

(xvi) neither the Company nor any of its Subsidiaries will initiate or settle any material Action, including any Action under or pursuant to any applicable bankruptcy, reorganization, insolvency, moratorium or other similar Law;

(xvii) neither the Company nor any of its Subsidiaries will take any action that would give rise to a claim under the WARN Act or any similar foreign, state or local Law because of a “plant closing” or “mass layoff” (each as defined in the WARN Act) without in good faith attempting to comply with the WARN Act or such foreign, state or local Law;

(xviii) neither the Company nor any of its Subsidiaries will enter into an agreement, contract, commitment, understanding or arrangement to do any of the foregoing, or to authorize or announce an intention to do any of the foregoing.

Section 5.2 No Solicitation by the Company.

(a) General Prohibitions. Neither the Company Board, the Company nor any of its Subsidiaries shall, nor shall the Company Board, the Company or any of its Subsidiaries authorize or direct any of its or their Representatives to: (i) solicit, initiate or knowingly take any action to facilitate or encourage (including by way of furnishing information) the submission of any Acquisition Proposal or any proposal or offer that could reasonably be expected to lead to an Acquisition Proposal; (ii) enter into, engage in or otherwise participate in any discussions or negotiations with, furnish any information relating to the Company or any of its Subsidiaries or afford access to the business, properties, assets, books or records of the Company or any of its Subsidiaries (except as required by Law) to, or otherwise cooperate with any Third Party that has made, or, to the Knowledge of the Company, is considering making, an Acquisition Proposal (except to provide notification of or disclose the existence of the provisions of this Section 5.2(a)); (iii) make an Adverse Recommendation Change; (iv) enter into any agreement-in-principle (including any letter of intent or term sheet), merger agreement, acquisition agreement, option agreement or other similar instrument relating to an Acquisition Proposal or offer that could reasonably be expected to lead to an Acquisition Proposal; (v) waive, terminate, modify or fail to enforce any provision of any “standstill” or similar obligation of any Person (unless Company shall have first obtained the prior written consent of Parent to such waiver, termination, modification or failure to enforce); or (vi) resolve by action of the Company Board, publicly propose or agree to do any of the foregoing. For the purposes of this Agreement, an “Adverse Recommendation Change” shall occur if the Company Board (A) withholds, withdraws, qualifies or modifies (or publicly proposes or resolves to withhold, withdraw, qualify or modify), in a manner adverse to Parent or Merger Sub, the Company Recommendation with respect to the Merger or (B) adopts, approves or recommends to the Company’s stockholders an Acquisition Proposal.

(b) Exceptions. Notwithstanding Section 5.2(a) or any other provision of this Agreement, at any time prior to obtaining the Stockholder Approval:

(i) (A) the Company may (1) engage in negotiations or discussions with any Third Party and its Representatives that has made after the date of this Agreement a bona fide, unsolicited written Acquisition Proposal that the Company Board determines in good faith (after consultation with its outside legal counsel and financial advisors) constitutes, or would reasonably be expected to result in or lead to, a Superior Proposal, and (2) thereafter furnish or make available to such Third Party and its Representatives and financing sources non-public information relating to the Company and any of its Subsidiaries pursuant to a confidentiality agreement with such Third Party on terms and conditions substantially the same as those contained in that certain Nondisclosure Agreement dated June 13, 2013 by and between the Company and Ningbo Sunny Electronic Co., Ltd., an Affiliate of Parent (the “Confidentiality Agreement”) and which permits the Company to comply with the terms of this Section 5.2 (including this subsection (b)); provided, that (x) the Company shall notify Parent promptly (but in no event later than one (1) Business Day) after receipt by the Company of any Acquisition Proposal indicating, in connection with such notice or proposal, the material terms and conditions thereof, including the identity of the party making such proposal, and a copy of any documents submitted therewith and (y) furnish to Parent and Merger Sub concurrently with the furnishment of such information to such person any information that has not previously been furnished to Parent and Merger Sub;

(B) the Company Board may make an Adverse Recommendation Change following the receipt of any bona fide, unsolicited written Acquisition Proposal in accordance with this Section 5.2(b)(i), which the Company Board determines in good faith (after consultation with its outside legal counsel and financial advisors) to constitute a Superior Proposal; provided, however, that: (1) the Company shall provide Parent with five (5) Business Days (the “Notice Period”) prior written notice of its intention to do so; (2) during the applicable notice period, (x) if requested by Parent, the Company shall engage in good faith negotiations with Parent, and the Company shall use best efforts to cause its financial advisors and outside legal counsel to, negotiate with Parent in good faith (to the extent Parent desires to negotiate), (y) the Company shall take into account all changes to the terms of this Agreement proposed by Parent in determining whether such Acquisition Proposal continues to constitute a Superior Proposal, and (z) any material amendment to the terms of such Superior Proposal shall require a new notice pursuant to this Section 5.2(b) and a new Notice Period; and (3) prior to, and as a condition of entering into any Contract for such Acquisition Proposal, the Company shall have terminated this Agreement in accordance with Section 8.1(d) and paid the Termination Fee in accordance with Section 8.2(b). After delivery of such written notice pursuant to the immediately preceding sentence, the Company shall promptly keep Parent informed of all material developments affecting the material terms and conditions of any such Superior Proposal (and the Company shall provide Parent with copies of any additional written materials received that relate to such Superior Proposal); and

(C) Subject to prior compliance with Section 5.2(b)(i)(A), Section 5.2(b)(i)(B) and Section 8.2(b), the Company may terminate this Agreement if the Company promptly enters into a bona fide written and signed agreement-in-principle (including any letter of intent or term sheet), merger agreement, acquisition agreement, option agreement or other similar agreement with respect to such Superior Proposal.

Nothing contained herein shall prevent the Company Board from complying with Rule 14d-9, Item 1012 of Regulation M-A or Rule 14e-2 under the Exchange Act or from making any disclosure to the Company’s stockholders if the Company Board determines in good faith, after consultation with its outside legal counsel, that the failure to take such action would create a breach of its fiduciary duties under applicable Law. Any such disclosure that does not affirm the Company Recommendation shall be deemed to constitute an Adverse Recommendation Change.

(c) Definition of Superior Proposal. For purposes of this Agreement, “Superior Proposal” means an Acquisition Proposal (except all references in the definition hereunder of “Acquisition Proposal” to “15%” shall be replaced by “50%”) which did not result from or arise in connection with a breach of this Section 5.2 by the Company Board or the Company or any of its Representatives and which the Company Board determines in good faith, after considering the advice of outside legal counsel and its financial advisors and taking into account all the terms and conditions of such Acquisition Proposal, (i) if accepted by the Company, is reasonably likely to be consummated promptly with cash on hand or non-contingent financing that would reasonably be expected to be available to the Person making the Acquisition Proposal, and (ii) would result in a transaction that is more favorable to the Company’s stockholders from a financial point of view than the Merger.

(d) Obligation to Terminate Existing Discussions. The Company shall, and shall cause its Subsidiaries and direct its and their respective Representatives to, (i) cease immediately and cause to be terminated any and all existing activities, discussions or negotiations, if any, with any Third Party and/or its representatives and its financing sources conducted prior to the date hereof with respect to any Acquisition Proposal, (ii) immediately revoke or withdraw access of any Person other than Parent and its Representatives to any data room (virtual or actual) or other location containing non-public information with respect to the Company or its Subsidiaries previously furnished and request from such Persons the prompt return or destruction of all such non-public information, and (iii) take such action as is necessary to enforce any confidentiality or “standstill” provisions or provisions of similar effect to which it is a party or of which it is a beneficiary.

Section 5.3 SEC Filing Covenant. From the date hereof until the Effective Time, the Company shall file all Company SEC Documents required to be filed by the Company. The Company warrants that each such Company SEC Document (i) shall be filed on a timely basis, including any applicable extensions of time to file, and (ii) shall comply, when filed, as to form and content in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Company SEC Documents, each as in effect on the date filed.

Section 5.4 Section 16 Matters. Prior to the Effective Time, the Company shall use commercially reasonable efforts to cause any disposition of Company Common Stock (including derivative securities with respect to Company Common Stock) by any executive officer or director who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act.

Section 5.5 Tax Matters. The Company shall prepare or cause to be prepared and file (or cause to be filed) all Tax Returns of the Company and its Subsidiaries that become due on or before the Closing Date, and the Company shall be responsible for the payment of the amounts indicated thereon. All such Tax Returns shall be prepared in accordance with past practices (except as otherwise required by Law). A copy of each such Tax Return shall be provided to Parent for its review and approval at least thirty (30) days prior to its filing date or, if due within (30) days of the date of this Agreement, one (1) Business Day after the date of this Agreement.

Section 5.6 Dissolution of Certain Subsidiaries. Prior to the Effective Time, the Company shall cause (i) the winding up and dissolution of the following Subsidiaries and (ii) each such Subsidiary to surrender its right to do business in all jurisdictions in which such Subsidiary is registered to do business (such windings up, dissolutions and surrenders to be effective no later than the Effective Time): (i) Coronado Instruments, Inc.; and (ii) Simmons Outdoor Corporation.

Section 5.7 Indemnification; Advancement; Insurance.

(a) For a period of six years following the Effective Time, the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, comply with all obligations of the Company that were in existence or in effect as of the Effective Time, under Law, its certificate of incorporation, bylaws or by contract, in each case relating to the exculpation, indemnification and advancement of expenses to any current or former officer or director of the Company or any of its Subsidiaries or any Person who becomes a director or officer of the Company or any of its Subsidiaries prior to the Effective Time (the “Indemnified Persons”). Each Indemnified Person, and his or her heirs and legal representatives, is intended to be a third party beneficiary of this Section 5.7 and may specifically enforce its terms. This Section 5.7 shall not limit or otherwise adversely affect any rights any Indemnified Person may have under any agreement with the Company or any of its Subsidiaries, under the Company’s or any such Subsidiary’s certificate of incorporation, bylaws or other organization documents or otherwise under applicable Law. From and after the Effective Time, the certificate of incorporation and bylaws of the Surviving Corporation will contain provisions with respect to exculpation, advancement of expenses and indemnification that are materially the same as those contained in Exhibits A and B hereto, which provisions will not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder of Indemnified Parties, unless such modification is required by applicable law; provided, however, that if the Company is merged or converted into or otherwise reorganized as a limited liability company, then the operating agreement of such limited liability company shall contain provisions with respect to exculpation, advancement of expenses and indemnification that are materially the same as those contained in Exhibits A and B hereto.

(b) On or prior to the Effective Date, Parent shall obtain, effective on and after the Effective Date, prepaid, fully-earned and non-cancellable directors’ and officers’ liability “tail” insurance policies (with insurance companies acceptable to the Company in its sole discretion) covering a period of six (6) years from the Effective Time and covering each Indemnified Person or other person in each case who is covered as of the date hereof by the officers’ and directors’ liability insurance policies of the Company with respect to claims arising from facts or events that occurred on or prior to the Effective Time and providing at least substantially the same coverage and amounts and containing terms that in the aggregate are not materially less advantageous to the insured parties than those contained in the policies of directors’ and officers’ liability insurance in effect as of the date hereof; provided, however, that in no event shall Parent be required to expend in the aggregate for such tail insurance in excess of 300% of the annual premium paid by the Company for its directors’ and officers’ liability insurance in effect for the year that includes the date of this Agreement (the “Maximum Amount”); provided, further, that if the annual premium required to provide the foregoing insurance would exceed the Maximum Amount, Parent shall provide a policy that has the most advantageous coverage as reasonably may be purchased by Parent for an aggregate premium not exceeding the Maximum Amount.

Section 5.8 Termination of 401(k) Plan. The Company and any applicable ERISA Affiliates shall take such actions as are necessary to: (a) adopt amendments to the 401(k) Plan required to be adopted in accordance with the Code to reflect qualification requirements that apply as of the date of termination of the 401(k) Plan; (b) terminate the 401(k) Plan effective as of the day immediately prior to the Merger; and (c) cause each affected participant in the 401(k) Plan to be fully vested in his or her account balance under the 401(k) Plan. The Company shall provide current and former employees notice of termination of the 401(k) Plan as required by applicable Law. The 401(k) Plan shall not be assumed or sponsored by Parent, Merger Sub or the Surviving Corporation.

ARTICLE VI

ADDITIONAL AGREEMENTS

Section 6.1 Preparation of Proxy Statement.

(a) As promptly as practicable after the date of this Agreement, the Company shall prepare and file with the SEC the Proxy Statement. The Company will use all reasonable efforts to have the Proxy Statement cleared by the SEC, and promptly thereafter to be disseminated to all of the holders of the Shares, as and to the extent required by applicable federal securities Laws. Subject to Section 5.2, the Proxy Statement will contain the Company Recommendation. Prior to filing the Proxy Statement (or any related documents) with the SEC, the Company will provide Parent with a reasonable opportunity to review and comment thereon.

(b) Parent and Merger Sub will provide for inclusion, or incorporation by reference, in the Proxy Statement all reasonably required information regarding Parent and Merger Sub upon request. Parent and its counsel shall be given reasonable opportunity to review and comment on the Proxy Statement, or any amendment or supplement thereto (other than amendments or supplements thereto in compliance with Section 5.2), before such is filed with the SEC. In addition, the Company will provide Parent and its counsel with (i) any comments or communications, whether written or oral, that the Company or its counsel may receive from time to time from the SEC or its staff with respect to the Proxy Statement promptly after the receipt of such comments or other communications, and (ii) the reasonable opportunity to review and comment on such comments.

(c) Each of the Company, Parent and Merger Sub agrees to promptly (i) correct any information provided by it for use in the Proxy Statement if and to the extent that such information shall have become false or misleading in any material respect and (ii) supplement the information provided by it for use in the Proxy Statement to include any information that shall become necessary in order to make the statements in the Proxy Statement, in light of the circumstances under which they were made, not misleading. The Company further agrees to cause the Proxy Statement as so corrected or supplemented to be filed with the SEC and to be disseminated to the holders of the Shares, in each case as and to the extent required by applicable federal securities Laws.

Section 6.2 Stockholders Meeting.

(a) Subject to the ability of the Company to terminate this Agreement in accordance with the terms of Section 8.1(d), the Company shall, as soon as reasonably practicable after the date of this Agreement, in accordance with applicable Law, the Company Charter Documents and the rules of the NASDAQ Stock Market, duly call, give notice of, convene and hold a special meeting of the Company’s stockholders (the “Special Meeting”) for the purpose of considering and taking action upon the approval of the Merger and the adoption of this Agreement. Subject to the ability of the Company Board to effect an Adverse Recommendation Change in accordance with Section 5.2, the Company Board shall (i) recommend approval and adoption by the Company’s stockholders of this Agreement, the Merger and the other Transactions, (ii) use all reasonable efforts to obtain the Stockholder Approval and (iii) otherwise comply with all legal requirements applicable to such meeting.

(b) Subject to the ability of the Company to terminate this Agreement in accordance with the terms of Article VIII, at the Special Meeting the Company shall, through the Company Board, make the Company Recommendation unless there has been an Adverse Recommendation Change made in accordance with Section 5.2. Notwithstanding any Adverse Recommendation Change, the Company shall take all reasonable lawful action to solicit the Stockholder Approval.

Section 6.3 Reasonable Efforts.

(a) Except as otherwise set forth in this Agreement, prior to the Closing, Parent, Merger Sub and the Company shall use their respective commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary, proper or advisable under any applicable Laws or this Agreement to consummate and make effective the Transactions as promptly as reasonably practicable following the execution of this Agreement, including (i) the preparation and filing of all forms, registrations and notices required to be filed to consummate the Transactions, (ii) the satisfaction of the other parties’ conditions to consummating the Transactions, (iii) taking all reasonable actions necessary to obtain (and to cooperate with each other in obtaining) any consent, authorization, Order or approval of, or any exemption by, any third party, including any Governmental Entity (which actions shall include furnishing and filing all information required, if any, under the HSR Act and in connection with approvals of or filings with any other Governmental Entity) required to be obtained or made by Parent, Merger Sub, the Company or any of their respective Subsidiaries in connection with the Transactions or the taking of any action contemplated by the Transactions or by this Agreement, (iv) the execution and delivery of any additional instruments necessary to consummate the Transactions and to fully carry out the purposes of this Agreement. Additionally, each of Parent and the Company shall use all commercially reasonable efforts to fulfill all conditions precedent to the Merger and shall not take any action after the date of this Agreement that reasonably would be expected to materially delay the obtaining of, or result in not obtaining, any permission, approval or consent from any Governmental Entity necessary to be obtained prior to Closing.

(b) Prior to the Closing, each party hereto shall promptly consult with the other parties to this Agreement with respect to, provide any necessary information with respect to and provide the other parties hereto (or their counsel) copies of, all filings made by such party with any Governmental Entity or any other information supplied by such party to a Governmental Entity in connection with this Agreement and the Transactions. Each party to this Agreement shall promptly inform the other parties to this Agreement of any communication from any Governmental Entity regarding any of the Transactions. If any party to this Agreement or any Affiliate of any such party receives a request for additional information or documentary material from any Governmental Entity with respect to the Transactions, then such party will endeavor in good faith to make, or cause to be made, as soon as reasonably practicable and after consultation with the other parties to this Agreement, an appropriate response in compliance with such request. To the extent that transfers of any permits issued by any Governmental Entity are required as a result of the execution of this Agreement or the consummation of the Transactions, the Company, Parent and Merger Sub shall use their respective commercially reasonable efforts to effect such transfers.

(c) The Company and Parent shall take all reasonable actions necessary to file, as promptly as practicable, but in any event no later than twenty (20) Business Days after the date of this Agreement, any required notifications under the HSR Act or foreign equivalent and to respond, as promptly as practicable, to any inquiries received from the Federal Trade Commission and the Antitrust Division of the DOJ for additional information or documentation and to respond, as promptly as practicable, to all inquiries and requests received from any state Attorney General or other Governmental Entity in connection with antitrust matters.

(d) For the avoidance of doubt, a party’s reasonable efforts shall not be deemed or interpreted to include: (i) proposing, negotiating, committing to or effecting, by consent decree, hold separate order, or otherwise, the sale, divestiture, license or disposition of businesses, product lines or assets of such party or any of its Subsidiaries or other Affiliates or (ii) in the case of Parent or Merger Sub, the taking of (or committing to take) actions that would be expected to limit Parent’s or any of its Subsidiaries’ or Affiliates’ freedom of action with respect to, or its or any of their ability to retain, one or more of the businesses, product lines or assets of the Company, Parent or any of their respective Subsidiaries or other Affiliates.

Section 6.4 Notification of Certain Matters.

(a) During the period prior to Closing or any earlier termination of this Agreement in accordance with Article VIII, the Company shall promptly notify Parent in writing of any of (i) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would or reasonably could be expected to cause or constitute a material inaccuracy in any representation or warranty made by the Company in this Agreement, and/or (ii) any material breach of any covenant, obligation or other agreement of the Company in this Agreement, in each case (of any of the foregoing clauses (i) and (ii)) that would make the timely satisfaction of any condition set forth in Article VII impossible or reasonably unlikely or that has had or could reasonably be expected to have a Material Adverse Effect. No notification given to Parent pursuant to this Section 6.4 shall limit or otherwise affect any of the representations, warranties, covenants or obligations of the Company contained in this Agreement.

(b) During the period prior to Closing or any earlier termination of this Agreement in accordance with Article VIII, Parent shall promptly notify the Company in writing of any of (i) any representation or warranty made by Parent in this Agreement becoming untrue or inaccurate, and (ii) any material breach of any covenant, obligation or other agreement of Parent or Merger Sub in this Agreement, in each case (of any of the foregoing clauses (i) and (ii)) that would make the timely satisfaction of any condition set forth in Article VII impossible or reasonably unlikely. No notification given to the Company pursuant to this Section 6.4 shall limit or otherwise affect any of the representations, warranties, covenants or obligations of Parent or Merger Sub contained in this Agreement.

Section 6.5 Access; Confidentiality.

(a) Subject to the Confidentiality Agreement and applicable Law relating to the sharing of information, the Company agrees to (i) provide Parent and its Representatives, from time to time prior to the earlier of the Effective Time or the termination of this Agreement in accordance with this Agreement, reasonable access upon prior notice during normal business hours to the offices, properties, books and records of the Company and its Subsidiaries, (ii) furnish to Parent and its Representatives such financial and operating data and other information (in each case, to the extent in the actual possession of the Company or its Subsidiaries) as any of such Persons may reasonably request, and (iii) instruct its employees, legal counsel, financial advisors, auditors and other Representatives to reasonably cooperate with Parent in its investigation of the Company and its Subsidiaries. Any investigation pursuant to this Section shall be conducted in such manner as to be reasonably non-invasive and not to interfere unreasonably (x) with the conduct of the business of the Company and its Subsidiaries and (y) with the timely discharge by the Company’s and its Subsidiaries’ employees of their duties. The Company shall be entitled to have a Representative accompany Parent, Merger Sub and their respective Representatives at all times.

(b) Parent shall, and shall cause its Affiliates and Representatives, to hold any non-public information received from the Company, its Affiliates or Representatives, directly or indirectly, in accordance with the Confidentiality Agreement, and Parent shall use, and shall cause its Affiliates and Representatives to use, any non-public information received from the Company or any of its Affiliates or Representatives only for the purposes of considering or furthering the Transactions and in accordance with the Confidentiality Agreement. The Company shall hold, and shall cause its Affiliates and Representatives to hold, any non-public information received from Parent, Merger Sub or any of their respective Affiliates or Representatives, directly or indirectly, in accordance with the Confidentiality Agreement, and the Company shall use, and shall cause its Affiliates and Representatives to use, any non-public information received from Parent, Merger Sub or any of their respective Affiliates or Representatives only for the purpose of furthering the Transactions and in accordance with the Confidentiality Agreement.

(c) Notwithstanding Section 6.5(a) or Section 6.5(b), neither the Company nor its Subsidiaries shall be required to provide access to or to disclose any information (i) where such access or disclosure reasonably would be expected to jeopardize the attorney-client privilege or work product privilege of the Company or any of its Subsidiaries or contravene any Law or (ii) to the extent that outside counsel to the Company advises that such access or disclosure should not be permitted or made in order to ensure compliance with any applicable Law.

(d) Parent agrees to indemnify, defend and hold the Company and its Subsidiaries harmless from any and all threatened or pending Actions or investigations and any and all liabilities, including reasonable costs and expenses for the loss, injury to or death of any Parent Representative, to the extent resulting directly from the intentional or negligent action of any of Parent or Parent’s Representatives during any visit to the business or property sites of the Company or its Subsidiaries.

Section 6.6 Publicity. The initial press release with respect to the execution of this Agreement shall be a joint press release reasonably acceptable to Parent and the Company, except as either party reasonably believes, after receiving the advice of outside legal counsel and after informing the other party, another form of press release may be required by Law or by any listing agreement with a national securities exchange or trading market. Thereafter, so long as this Agreement is in effect, neither the Company, Parent nor any of their respective Affiliates shall issue or cause the publication of any press release or other announcement with respect to this Agreement or the Transactions without the prior consultation of the other party, except pursuant to Section 5.2(b) or as such party reasonably believes, after receiving the advice of outside legal counsel and after informing all other parties to this Agreement, another form of press release may be required by Law or by any listing agreement with a national securities exchange or trading market.

Section 6.7 Certain Employee Matters.

(a) Contractual Rights. Parent and the Surviving Corporation shall honor, or cause to be honored, in accordance with their respective terms, all vested or accrued benefit obligations to, and contractual rights of, employees as may remain in existence following the Closing.

(b) Post-Closing Retention Plans. The Company shall reasonably cooperate with Parent in connection with implementing any retention plans or programs at the Company that would be contingent upon the Closing and would become effective immediately upon the Effective Time.

(c) No Third Party Beneficiaries. This Section 6.7 is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder. Notwithstanding anything to the contrary contain herein, this Section 6.7 does not amend any provisions of any Company Plan or Parent Plan.

Section 6.8 Parent Loan. Concurrently with the execution and delivery of this Agreement by all parties, Parent will loan the Company the sum of Two Hundred Fifty Thousand Dollars ($250,000) pursuant to the Convertible Promissory Note Purchase Agreement, in substantially the form attached hereto as Exhibit C.

Section 6.9 Antitrust.

(a) Notwithstanding anything contrary contained in this Agreement, Parent shall take any and all action necessary to obtain necessary approval from any Governmental Entity or to prevent the initiation of any lawsuit by any Governmental Entity under the HSR Act, the Sherman Act, as amended, the Clayton Act, as amended, the Federal Trade Commission Act, as amended, and any other United States federal or state or foreign Laws relating to antitrust or anti-competition (collectively, “Antitrust Laws”) or to prevent the entry of any decree, judgment, injunction preliminary or permanent, or any order that would otherwise make the Merger unlawful, including but not limited to: (i) disposing or transferring any asset; (ii) licensing or otherwise making available to any person, any technology or other intellectual property rights; (iii) holding separate any assets or operations; or (iv) changing or modifying any course of conduct or otherwise making any commitment regarding future operations of Parent or the Company’s business. If any action, proceeding, review, investigation, examination, or inquiry relating to Antitrust Laws is commenced (or threatened) by any Governmental Agency (such as the Federal Trade Commission) regarding the transactions contemplated by this Agreement or the Merger (“Antitrust Proceedings”), or if any decree, judgment, injunction or other order is entered, enforced or attempted to be entered or enforced by a court or other Governmental Entity, which decree judgment, injunction or other order would make the transactions or the Merger illegal or would otherwise prohibit, prevent, restrict, impair or delay consummation of the transactions contemplated hereby (“Antitrust Orders”), Parent shall take any and all efforts and pay all reasonable , documented, out-of-pocket costs and all expenses (including reasonable attorneys’ fees) (i) to respond to and/or defend any and all Antitrust Proceedings and to have any Antitrust Proceedings concluded or dismissed as soon as reasonably possible and (ii) to contest and resist any Antitrust Orders and to have vacated, lifted, reversed or overturned any such Antitrust Orders, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the transactions contemplated by this Agreement or the Merger and to have all Antitrust Orders repealed, rescinded or made inapplicable as promptly as possible so as to permit consummation of the transactions contemplated by this Agreement or the Merger.

(b) In addition, Parent will reimburse the Company promptly (but no more than five (5) Business Days after Parent’s receipt of invoice from the Company) for all reasonable, documented, out-of-pocket costs and expenses (including reasonable attorneys’ fees) the Company incurs in connection with any Antitrust Proceedings; provided that Parent shall not be liable to reimburse the Company for more than a single law firm in connection with any Antitrust Proceeding.

ARTICLE VII

CONDITIONS

Section 7.1 Conditions to Each Party’s Obligation to Effect the Merger. The respective obligations of the parties hereto to consummate the Merger are subject to the satisfaction on or prior to the Closing Date of each of the following conditions, any and all of which may be waived in writing in whole or in part by the Company, Parent or Merger Sub, as the case may be, to the extent permitted by applicable Law:

(a) Stockholder Approval. The Stockholder Approval shall have been obtained at the Special Meeting (including any adjournments and postponements thereof).

(b) Government Approvals. The waiting period (including any extension thereof), if any, applicable to the consummation of the Merger under the HSR Act or foreign antitrust, competition or merger control Law shall have expired or been terminated and all other material filings with or material permits, authorizations, consents and approvals of or expirations of waiting periods imposed by any Governmental Entity required to consummate the Merger shall have been obtained or filed or shall have occurred.

(c) No Injunctions or Restraints. No Order or Law shall have been entered, enacted, promulgated, enforced or issued by any court of competent jurisdiction, or any other Governmental Entity, or other legal restraint or prohibition (collectively, “Restraints”) shall be in effect preventing the consummation of the Merger; provided, however, that each of the parties to this Agreement shall have used its reasonable efforts to prevent the entry of any such Restraints and to appeal as promptly as possible any such Restraints that may be entered.

(d) Court Proceedings. No Governmental Entity or other third party shall have instituted (or if instituted, shall not have withdrawn) any action, suit, proceeding, claim, arbitration or investigation wherein an unfavorable injunction, judgment, order, decree, ruling or charge would (i) prevent or restrain the consummation of the Transactions or (ii) cause any of the Transactions to be rescinded following consummation thereof; provided, however, that prior to invoking this condition, each party shall have complied with its obligations under Section 6.3.

Section 7.2 Conditions to Obligations of Parent and Merger Sub. The obligation of Parent and Merger Sub to effect the Merger is further subject to the satisfaction or written waiver of the following conditions:

(a) Representations and Warranties. The representations and warranties of the Company contained in this Agreement (other than those contained in Section 3.4(b)) shall have been true and correct in all respects at and as of the date hereof and shall be true and correct at and as of the Closing (without regard to any qualifications therein as to materiality or Material Adverse Effect), as though made at and as of such time (or, if made as of a specific date, at and as of such date), except for such failures to be true and correct as have not, individually or in the aggregate, resulted in a Material Adverse Effect. The representations and warranties of the Company contained in Section 3.4(b) shall have been true and correct in all respects but de minimis at and as of the date hereof and shall be true and correct at and as of the Closing (without regard to any qualifications therein as to materiality or Material Adverse Effect), as though made at and as of such time (or, if made as of a specific date, at and as of such date).

(b) Performance of Obligations of the Company. The Company shall have performed in all material respects (or, with respect to any obligation or agreement qualified by materiality or Material Adverse Effect, in all respects) all obligations and agreements, and complied in all material respects (or with respect to any covenant qualified by materiality, in all respects) with all covenants, contained in this Agreement to be performed or complied with by it prior to or on the Closing Date.

(c) Officer’s Certificate. The Company shall have furnished Parent with a certificate dated the Closing Date signed on its behalf by an executive officer to the effect that the conditions set forth in Section 7.2(a) and Section 7.2(b) have been satisfied.

(d) No Material Adverse Effect. Since the date of this Agreement, no event, development, change, circumstance or condition shall have occurred or exist prior to the Effective Time that has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(e) FIRPTA Certificate. On the Closing Date, the Company shall deliver to Parent a certificate, dated as of the Closing Date, certifying to the effect that no interest in the Company is a U.S. real property interest (such certificate in the form required by Treasury Regulation Sections 1.897-2(h) and 1.1445-2(c)(3)).

(f) Consents. The consents, waivers, approvals, authorizations and notices identified in Section 7.2(f) of the Company Disclosure Letter (i) shall have been obtained, (ii) shall be in form and substance reasonably satisfactory to Parent, and (iii) shall be in full force and effect.

Section 7.3 Conditions to Obligations of the Company. The obligation of the Company to effect the Merger is further subject to the satisfaction or written waiver of the following conditions:

(a) Representations and Warranties. The representations and warranties of Parent and Merger Sub contained in this Agreement shall be true and correct at and as of the Closing (without regard to any qualifications therein as to materiality or material adverse effect), as though made at and as of such time (or, if made as of a specific date, at and as of such date), except for such failures to be true and correct as would not reasonably be expected to prevent or materially delay the consummation of the Merger.

(b) Performance of Obligations of Parent and Merger Sub. Each of Parent and Merger Sub shall have performed in all material respects (or with respect to any obligation or agreement qualified by materiality or material adverse effect, in all respects) all obligations and agreements, and complied in all material respects (or, with respect to any obligation or agreement qualified by materiality or material adverse effect, in all respects) with all covenants, contained in this Agreement to be performed or complied with by it prior to or on the Closing Date.

(c) Officer’s Certificate. Each of Parent and Merger Sub shall have furnished the Company with a certificate dated the Closing Date signed on its behalf by an executive officer to the effect that the conditions set forth in Section 7.3(a) and Section 7.3(b) have been satisfied.

Section 7.4 Frustration of Closing Conditions. No particular party hereto may rely on the failure of any condition set forth in Section 7.1, Section 7.2 or Section 7.3, as the case may be, to be satisfied to excuse it from its obligations hereunder if such failure was caused by such party’s failure to comply with its obligations to consummate the Merger and the other Transactions pursuant to this Agreement, including the obligations of such party pursuant to Section 6.3.

ARTICLE VIII

TERMINATION

Section 8.1 Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, by action taken or authorized by the board of directors (or other governing body) of the terminating party (notwithstanding any Stockholder Approval), as follows:

(a) by mutual written consent of Parent, Merger Sub and the Company;

(b) by either Parent or the Company, if:

(i) the Merger has not been consummated on or before October 15, 2013 (the “Outside Date”); provided, however, that the right to terminate this Agreement pursuant to this Section 8.1(b)(i) shall not be available to any party whose breach of any provision of this Agreement results in the failure of the Merger to be consummated by such time; provided further, however, that if, prior to the Outside Date, Stockholder Approval has been obtained, then on November 15, 2013 the Company shall have the right to terminate this Agreement pursuant to this Section 8.1(b)(i) even if it is in breach of any of the provisions of this Agreement unless (A) such breach is intentional or (B) the conditions to the Company’s obligations to close as set forth in Article VII have been satisfied or waived and the Company nevertheless declines or fails to close despite Parent’s and Merger Sub’s willingness to close; provided, however, that Parent may not invoke this clause (i) prior to November 15, 2013 if either any Antitrust Proceeding has been commenced but has not been concluded or dismissed or any Antitrust Order has been issued but has not been withdrawn;

(ii) a final and non-appealable restraining order, permanent injunction or other order issued by a Governmental Entity or other final and non-appealable legal restraint or prohibition that (A) makes consummation of the Merger illegal or otherwise prohibited or (B) enjoins the Company, Parent or Merger Sub from consummating the Merger or any of the other Transactions provided, however, that the party seeking to terminate this Agreement pursuant to this Section 8.1(b)(ii) shall have used all reasonable efforts to prevent the entry of such permanent injunction, including by satisfying its obligations under Section 6.3 and Section 6.9; or

(iii) if the Special Meeting (including any adjournments and postponements thereof) shall have concluded without the Stockholder Approval having been obtained; provided, however, that the right to terminate this Agreement pursuant to this Section 8.1(b)(iii) shall not be available to the Company if the breach of any Voting Agreement by any of the Stockholders is the primary cause of the failure to obtain the Stockholder Approval;

(c) by Parent, if:

(i) an Adverse Recommendation Change shall have occurred;

(ii) there shall have been a breach of Section 5.2;

(iii) any condition set forth (A) in Section 7.1 (excluding any condition set forth therein of a Governmental Entity’s requirements, whether in the form of a consent, approval or otherwise, that restrict or limit Parent from obtaining any of the funds necessary to consummate the transactions contemplated hereby), or (B) in any of Sections 7.2(c) through (f), shall become incapable of being fulfilled; provided, however, that Parent may not invoke this clause (iii) prior to November 15, 2013 if either any Antitrust Proceeding has been commenced but has not been concluded or dismissed or any Antitrust Order has been issued but has not been withdrawn; or

(iv) there exists a breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall be or have become untrue, in either case, such that the conditions set forth in Section 7.2(a) or Section 7.2(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty is or shall have become untrue; provided, that if such inaccuracy in the Company’s representations and warranties or breach by the Company is curable in its entirety by the Company prior to the Outside Date, then the Parent may not terminate this Agreement under this Section 8.1(c)(iv) prior to the first to occur of fifteen (15) days following the receipt of written notice from the Parent to the Company of such breach or the Outside Date (it being understood that, notwithstanding the foregoing, the Parent may not terminate this Agreement pursuant to this Section 8.1(c)(iv) if it is then in material breach of any of its representations, warranties, covenants or agreements set forth in this Agreement or if such breach by the Company is cured by the end of such fifteen (15) day period or by the Outside Date, whichever is earlier) (it being further understood that the Company may not cure any breach of this Agreement, including any breach or inaccuracy in any of its representations and warranties herein, by adding disclosures to or otherwise modifying or amending the Company Disclosure Letter); provided, however, that Parent may not invoke this clause (iv) prior to

November 15, 2013 if either any Antitrust Proceeding has been commenced but has not been concluded or dismissed or any Antitrust Order has been issued but has not been withdrawn; or

(v)(A) all conditions to the Closing set forth in Sections 7.1 and 7.3 have been satisfied or waived (other than conditions that are only capable of being satisfied at the Closing), (B) the Company fails to consummate the Closing within five (5) Business Days following the date on which such conditions to the Closing were satisfied or waived (or, if the Outside Date (as such date may have been extended) is fewer than five (5) Business Days after the date on which such conditions (other than conditions that are only capable of being satisfied at the Closing) to the Closing were satisfied or waived, on the Outside Date (as such date may have been extended)) (other than conditions that are only capable of being satisfied at the Closing), (C) nothing has occurred that would cause, and no condition, event or circumstance exists that would cause, any of the conditions set forth in Sections 7.1 and 7.3 to fail to continue to be satisfied (unless waived) by the fifth Business Day following the date on which such conditions to the Closing were satisfied (or, if the Outside Date (if such date may have been extended) is fewer than five (5) Business Days after the date on which such conditions (other than conditions that are only capable of being satisfied at the Closing) to the Closing were satisfied, on the Outside Date (as such date may have been extended)) (other than conditions that are only capable of being satisfied at the Closing)) (it being understood, however, that Parent may waive satisfaction of any of the conditions set forth in Sections 7.1 and 7.2 at any time), and (D) Parent stood ready, willing and able to consummate the Closing during such period; provided, however, that Parent may not invoke this clause (v) prior to November 15, 2013 if either any Antitrust Proceeding has been commenced but has not been concluded or dismissed or any Antitrust Order has been issued but has not been withdrawn.

(d) by the Company, if:

(i) prior to receipt of the Stockholder Approval, the Company Board authorizes the Company to promptly enter into a bona fide written and signed agreement-in-principle (including any letter of intent), acquisition agreement, merger agreement or other agreement for the consummation of a Superior Proposal (provided, however, that the Company may not terminate this Agreement pursuant to this Section 8.1(d)(i) if it has breached any of the provisions of Section 5.2(a) or Section 5.2(b)(i));

(ii) there exists a breach of any representation, warranty, covenant or agreement on the part of Parent and/or the Merger Sub set forth in this Agreement, or if any representation or warranty of Parent and/or the Merger Sub shall have become untrue, in either case, such that the conditions set forth in Section 7.3(a) or Section 7.3(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue; provided, that if such inaccuracy in Parent and/or Merger Sub’s representations and warranties or breach by Parent and/or Merger Sub is curable by Parent prior to the Outside Date through the exercise of reasonable efforts, then the Company may not terminate this Agreement under this Section 8.1(d)(ii) prior to the first to occur of fifteen (15) days following the receipt of written notice from the Company to Parent of such breach or the Outside Date (it being understood that the Company may not terminate this Agreement pursuant to this Section 8.1(d)(ii) if it is then in material breach of any of its representations, warranties, covenants or agreements set forth in this Agreement or if such breach by Parent and/or Merger Sub is cured by the end of such fifteen (15) day period or by the Outside Date, whichever is earlier); or

(iii)(A) all conditions to the Closing set forth in Sections 7.1 (excluding any condition set forth therein of a Governmental Entity’s requirements, whether in the form of a consent, approval or otherwise, that restrict or limit Parent from obtaining any of the funds necessary to consummate the transactions contemplated hereby) and 7.2 have been satisfied or waived (other than conditions that are only capable of being satisfied at the Closing), (B) Parent fails to consummate the Closing within five (5) Business Days following the date on which such conditions to the Closing were satisfied or waived (or, if the Outside Date (as such date may have been extended) is fewer than five (5) Business Days after the date on which such conditions (other than conditions that are only capable of being satisfied at the Closing) to the Closing were satisfied or waived, on the Outside Date (as such date may have been extended)) (other than conditions that are only capable of being satisfied at the Closing), (C) nothing has occurred that would cause, and no condition, event or circumstance exists that would cause, any of the conditions set forth in Sections 7.1 (excluding any condition set forth therein of a Governmental Entity’s requirements, whether in the form of a consent, approval or otherwise, that restrict or limit Parent from obtaining any of the funds necessary to consummate the transactions contemplated hereby) and 7.2 to fail to continue to be satisfied (unless waived) by the fifth Business Day following the date on which such conditions to the Closing were satisfied (or, if the Outside Date (if such date may have been extended) is fewer than five (5) Business Days after the date on which such conditions (other than conditions that are only capable of being satisfied at the Closing) to the Closing were satisfied, on the Outside Date (as such date may have been extended)) (other than conditions that are only capable of being satisfied at the Closing) (it being understood, however, that the Company may waive satisfaction of any of the conditions set forth in Sections 7.1 and 7.3 at any time), and (D) the Company stood ready, willing and able to consummate the Closing during such period.

Section 8.2 Effect of Termination.

(a) If this Agreement is terminated pursuant to and in accordance with Section 8.1, this Agreement shall become void and of no effect with no liability on the part of any party hereto (or any stockholder, director, officer, employee, agent, consultant or representative of such party) to the other party hereto except as set forth in this Section 8.2; provided, however, that the provisions of Section 6.5(b), Section 6.6, this Section 8.2, Article IX and Article X hereof and the provisions of the Confidentiality Agreement shall survive such termination; and provided, further, that nothing herein shall be deemed to limit the liability of any party hereto for such party’s fraud in connection with this Agreement.

(b) Company Termination Fee.

(i) If this Agreement is terminated (A) by the Company (1) in accordance with Section 8.1(d)(i), or (2) in accordance with Section 8.1(b)(i) at any time after an Adverse Recommendation Change shall have occurred, or (B) by Parent (1) in accordance with Section 8.1(c)(i), Section 8.1(c)(ii), Section 8.1(c)(iii)(B), Section 8.1(c)(iv) or Section 8.1(c)(v), or (2) in accordance with Section 8.1(b) at any time after an Adverse Recommendation Change shall have occurred, then, immediately upon such termination, the Company shall pay to Parent in immediately available funds an amount equal to $250,000.00 (the “Company Termination Fee”).

(ii) In the event that (A) this Agreement is terminated under Section 8.1(b)(i) before an Adverse Recommendation Change shall have occurred but following receipt by the Company of an Acquisition Proposal, and (B) within nine (9) months after the date of such termination, the Company closes, with any party directly or indirectly involved with such Acquisition Proposal, any transaction covered by any of clauses (i) through (iii) of the definition herein of Acquisition Proposal, the Company shall pay to Parent the Company Termination Fee within three (3) days of such closing. For purposes of this Section 8.2(b)(ii) references in the definition of “Acquisition Proposal” to “15%” shall be replaced by “a majority.”

(iii) Except in the case of fraud or in the case of any breach of the Company’s confidentiality obligations hereunder or the Confidentiality Agreement, the Company Termination Fee paid in accordance herewith shall be the sole and exclusive remedy of Parent and Merger Sub with respect to or arising from any termination of this Agreement pursuant to this Article VIII.

(c) Parent Termination Fee.

(i) If this Agreement is terminated by the Company in accordance with Section 8.1(d)(ii) or Section 8.1(d)(iii), and at such time the Company is not in breach of this Agreement, then within five (5) Business Days of written notice of termination from the Company, Parent shall pay to the Company in immediately available funds an amount equal to Five Hundred Thousand Dollars ($500,000) (the “Parent Termination Fee”).

(ii) Except in the case of fraud or in the case of any breach of Parent’s and Merger Sub’s confidentiality obligations hereunder or under the Confidentiality Agreement, the Parent Termination Fee paid in accordance herewith shall be the sole and exclusive remedy of the Company with respect to or arising from any termination of this Agreement pursuant to this Article VIII or any breach by Parent or Merger Sub of this Agreement. In furtherance and not in limitation of the preceding sentence, except in the case of fraud or in the case of any breach of Parent’s and Merger Sub’s confidentiality obligations hereunder or under the Confidentiality Agreement, payment of the Parent Termination Fee shall preclude the Company from pursuing any other rights or remedies against Parent, Merger Sub or any Affiliate of either of them, including any equitable remedies or specific performance, relating to termination of this Agreement or any breach by Parent or Merger Sub of this Agreement. For the avoidance of doubt, in the event that the Parent Termination Fee is due to the Company, then the Company shall be entitled to only one such fee, even if the Company has multiple grounds for terminating this Agreement under or in accordance with Section 8.1(d)(ii) or Section 8.1(d)(iii).

(d) Other Costs and Expenses. Parent and the Company acknowledge that the agreements contained in Section 8.2 are an integral part of the transactions contemplated by this Agreement and that, without these agreements, Parent, Merger Sub and the Company would not enter into this Agreement. Accordingly, if either the Company or Parent fails promptly to pay any amount due pursuant to this Section 8.2, the Company or Parent, as applicable, shall also pay any reasonable costs and expenses (including attorneys’ fees) incurred by the Parent or the Company, as applicable, in connection with any Action to enforce this Agreement, together with interest on the amount of any unpaid fee, cost or expense at the publicly announced Wall Street Journal prime rate from the date such fee, cost or expense was required to be paid to (but excluding) the payment date.

ARTICLE IX

MISCELLANEOUS

Section 9.1 Amendment and Waivers. This Agreement may be amended only by an instrument in writing signed by all of the parties hereto and may be amended by such parties at any time (including before or after the Stockholder Approval); provided, however, that after the adoption of this Agreement by the stockholders of the Company, no amendment shall be made which under the DGCL requires further approval by such stockholders without obtaining such further approval. At any time prior to the Effective Time, any party hereto may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and (iii) subject to the proviso of this Section 9.1 and the other requirements of applicable Law, waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

Section 9.2 Expenses. Except as set forth in Section 8.2(d), all fees, costs and expenses (including all legal, accounting, broker, finder or investment banker fees) incurred in connection with this Agreement and the Transactions are to be paid by the party incurring such fees, costs and expenses.

Section 9.3 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section 9.3 prior to 5:00 p.m. (Irvine, California time) on a Business Day, (ii) the Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Agreement later than 5:00 p.m. (Irvine, California time) on any date and earlier than 11:59 p.m. (Irvine, California time) on such date, (iii) one Business Day after being received, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

if to Parent or Merger Sub, to:

c/o Ningbo Sunny Electronic Co., Ltd.

No. 199 Anshan Road

Yuyao, Zehjiang, China 315400

Attention: Peter Ni

Telephone No.: +86 139 0584 8676

Facsimile No.: +86 574 6288 2311

if to the Company, to: Meade Instruments Corp. 27 Hubble Irvine, CA 92618 Attention: John A. Elwood Telephone No.: (949) 451-1450 Facsimile No.: (949) 748-1604

with a copy to:

Sheppard Mullin Richter & Hampton LLP

333 South Hope Street

Forty-Third Floor

Los Angeles, CA 90071

Attention: Will Chuchawat & Jason Schendel

Telephone No.: (213) 620-1780

Facsimile No.: (213) 620-1398

with a copy to: O’Neil LLP 19900 MacArthur Blvd., Suite 1050 Irvine, CA 92612 Attention: John D. Hudson Telephone No.: (949)798-0500 Facsimile No.: (949) 798-0511

Section 9.4 Counterparts; Execution. This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which will constitute one and the same instrument. The exchange of copies of this Agreement and of signature pages by facsimile or other electronic transmission (including electronic “pdf” copies) shall constitute effective execution and delivery of this Agreement as to the parties hereto and may be used in lieu of the original Agreement for all purposes. Signatures of the parties hereto transmitted by facsimile or other electronic transmission (including electronic “pdf” copies) shall be deemed to be their original signatures to this Agreement for any purpose whatsoever.

Section 9.5 Entire Agreement; No Third Party Beneficiaries. This Agreement (including the schedules and annexes to this Agreement), and the Confidentiality Agreement constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter of this Agreement. Except (i) as provided in Section 5.7 and (ii) from and after the Effective Time, the rights of stockholders of the Company to receive the Merger Consideration set forth in Article II, nothing herein, express or implied, is intended to or shall confer upon any Person, other than the parties to this Agreement and their permitted assigns, any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

Section 9.6 Severability. Any term or provision of this Agreement that is held by a court of competent jurisdiction or other Governmental Entity to be invalid, void or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this Agreement or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction or other Governmental Entity declares that any term or provision of this Agreement is invalid, void or unenforceable, the parties hereto agree that the court making such determination shall have the power to reduce the scope, duration, area or applicability of the term or provision, to delete specific words or phrases, or to replace any invalid, void or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.

Section 9.7 Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware without giving effect to the principles of conflict of laws of the Laws of the State of Delaware.

Section 9.8 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned by any of the parties to this Agreement (whether by operation of Law, in connection with a change of control or otherwise) without the prior written consent of the other parties, except that Merger Sub may assign, in its sole discretion, any or all of its rights, interests and obligations under this Agreement to Parent or to any Affiliate thereof. Any attempted assignment in violation of this Section 9.8 shall be null and void ab initio. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

Section 9.9 Consent to Jurisdiction.

(a) Each of the parties hereto (i) consents to submit itself, and hereby submits itself, to the personal jurisdiction of the state and federal courts of the State of Delaware in the event that any dispute arises out of this Agreement or any of the Transactions, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) agrees that it will not bring any action relating to this Agreement or any of the Transactions in any other court, and (iv) consents to service of process being made through the notice procedures set forth in Section 9.3.

(b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE SUCH WAIVER, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (III) IT MAKES SUCH WAIVER VOLUNTARILY, AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 9.9(b).

Section 9.10 Representations and Warranties. The representations and warranties made herein and in any document delivered pursuant hereto shall not survive beyond the Effective Time or a termination of this Agreement. This Section 9.10 shall not limit any covenant or agreement of the parties hereto which by its terms requires performance after the Effective Time.

Section 9.11 Remedies. Except as otherwise provided in Article VIII, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity to such party, and the exercise by a party of one remedy will not preclude the exercise of any other remedy. Except in the case of fraud or intentional misrepresentation, in no event shall any party be liable for punitive or special damages. None of Parent’s or Merger Sub’s rights or remedies arising from or in connection with this Agreement or any other document or writing delivered by or on behalf of the Company in connection with this Agreement shall be affected by (a) any investigation (including without limitation any environmental investigation or assessment) conducted by or on behalf of Parent, Merger Sub or any of their respective Affiliates or Representatives or (b) any knowledge acquired (or capable of being acquired) by Parent, Merger Sub or any of their respective Affiliates or Representatives, at any time, whether so conducted or acquired (or capable of being acquired) before or after the execution and delivery of this Agreement.

ARTICLE X

DEFINITIONS; INTERPRETATION

Section 10.1 Cross References. Each of the following terms is defined in the section set forth opposite such term.

Defined Term	Section
401(k) Plan	Section 3.13(d)
Adverse Recommendation Change	Section 5.2(a)
Agreement	Preamble
Antitrust Laws	Section 6.9
Certificate	Section 2.1(a)
Certificate of Merger	Section 1.3
Closing	Section 1.2
Closing Date	Section 1.2
Code	Section 3.13(b)
COBRA	Section 3.13(l)(iv)
Company	Preamble
Company Board	Section 2.3(e)
Company Common Stock	Section 3.2(a)
Company Disclosure Letter	Article III
Company Intellectual Property	Section 3.15(a)
Company Permits	Section 3.8
Company Plans	Section 3.13(a)
Company Recommendation	Section 3.2(c)
Company Restricted Share	Section 2.3(b)
Company Restricted Share Consideration	Section 2.3(b)
Company Termination Fee	Section 8.2(b)
Confidentiality Agreement	Section 5.2(b)(i)(A)
Dissenting Shares	Section 2.4(a)
Effective Time	Section 1.3
Employment Agreements	Section 5.1(v)
ERISA	Section 3.13(a)
ERISA Affiliate	Section 3.13(m)
ESOP	Section 3.13(e)
Excluded Shares	Section 2.1(b)
Financial Statements	Section 3.5(c)
GAAP	Section 3.4(c)
Governmental Entity	Section 3.3
Grant Date	Section 3.4(c)
HSR Act	Section 3.3
Indemnified Persons	Section 5.7(a)
IRS	Section 3.13(b)
Leased Real Property	Section 3.14(b)
Material Contract	Section 3.9(a)
Maximum Amount	Section 5.7(b)
Merger	Section 1.1
Merger Consideration	Section 2.1(a)
Merger Sub	Preamble
Notice Period	Section 5.2(b)(i)(B)

Option Consideration	Section 2.3(a)
Options	Section 2.3(a)
Outside Date	Section 8.1(b)(i)
Parent	Preamble
Parent Termination Fee	Section 8.2(c)
Paying Agent	Section 2.2(a)
Payment Fund	Section 2.2(a)
Proxy Statement	Section 3.10
Restraints	Section 7.1(c)
Service Providers	Section 3.12(c)
SMM	Section 3.13(b)
SPD	Section 3.13(b)
Special Meeting	Section 6.2(a)
Stockholder Approval	Section 3.2(a)
Stockholders	Preamble
Superior Proposal	Section 5.2(c)
Surviving Corporation	Section 1.1
Top Customers	Section 3.24
Top Suppliers	Section 3.24
Transactions	Section 3.2(a)
Uncertificated Shares	Section 2.1(a)
Valid Transfer	Section 2.2(b)
Voting Agreement	Recitals
WARN Act	Section 3.12(f)

Section 10.2 Certain Terms Defined. The following terms shall have the meanings set forth below for purposes of this Agreement:

“Acquisition Proposal” means, other than the Transactions, any offer or proposal from any Third Party relating to (i) any acquisition, purchase, lease or license, direct or indirect, of 15% or more of the consolidated assets of the Company and its Subsidiaries or 15% or more of any class of equity or voting securities of the Company or any of its Subsidiaries whose assets, individually or in the aggregate, constitute 15% or more of the consolidated assets of the Company (other than in the ordinary course of business), (ii) any tender offer (including a self-tender offer) or exchange offer that, if consummated, would result in such Third Party beneficially owning 15% or more of any class of equity or voting securities of the Company or any of its Subsidiaries whose assets, individually or in the aggregate, constitute 15% or more of the consolidated assets of the Company or (iii) any merger, consolidation, share exchange, business combination, sale of substantially all the assets, reorganization, recapitalization, liquidation, dissolution or other similar transaction involving the Company or any of its Subsidiaries whose assets, individually or in the aggregate, constitute 15% or more of the consolidated assets of the Company.

“Action” means any claim, action, suit, proceeding, arbitration, mediation or investigation by or before any Governmental Entity.

“Affiliate” has the meaning set forth in Rule 12b-2 of the Exchange Act.

“Aggregate Consideration” means the sum of all of the Merger Consideration, the Option Consideration and the Company Restricted Share Consideration required to be paid hereunder for all Shares, Options and Restricted Shares.

“Business Day” means any day other than a Saturday, Sunday or federal holiday.

“Company Business” means the business of the Company as presently conducted.

“Company Charter Documents” means the Certificate of Incorporation of the Company, as amended to date, and the Bylaws of the Company, as amended to date.

“Company SEC Document” means all forms, reports, statements, certifications and other documents required to be filed by it with the SEC under the Exchange Act or the Securities Act (as such documents have been amended since the time of their filing).

“Company Stock Plans” collectively means (a) the Company’s Amended and Restated 1997 Stock Incentive Plan, (b) the Company’s Amended and Restated 2008 Stock Incentive Plan, and (c) the Stand-Alone Stock Option Agreement for Common Stock for Steven G. Murdock.

“Contract” means any written or oral legally binding contract, agreement, instrument, arrangement, commitment, understanding or undertaking (including leases, licenses, mortgages, notes, guarantees, sublicenses, subcontracts and purchase orders).

“Credit Facility” means that certain Financing Agreement dated December 28, 2012 between the Company and Rosenthal & Rosenthal, Inc., a New York corporation.

“DGCL” means the General Corporation Law of the State of Delaware, as in effect as of the date hereof and at the Effective Time, as applicable.

“Dodd-Frank Act” means the Dodd–Frank Wall Street Reform and Consumer Protection Act of 2010, as amended.

“DOJ” means the U.S. Department of Justice.

“Encumbrance” means any security interest, pledge, mortgage, lien, charge, hypothecation, option to purchase or lease or otherwise acquire any interest, conditional sales agreement, adverse claim of ownership or use, title defect, easement, right of way, or other encumbrance of any kind.

“Environmental Laws” means all Laws relating to the protection of the environment, worker health and safety, and/or governing the handling, use, generation, treatment, storage, transportation, disposal, manufacture, distribution, formulation, packaging, labeling, or Release of or exposure to Materials of Environmental Concern including the ambient air, soil, surface water or groundwater, or relating to the protection of human health from exposure to Materials of Environmental Concern.

“Environmental Permits” means all permits, licenses, registrations, and other authorizations required under applicable Environmental Laws.

“Equity Interests” means all Shares, Company Restricted Shares, and Options (whether vested or unvested).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Expenses” includes all out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, financing sources, experts and consultants to a party hereto and its Affiliates) incurred by a party or on its behalf in connection with or related to any of the authorization, preparation, negotiation, execution and performance of this Agreement and the Transactions and, in the case of Parent and Merger Sub, the due diligence investigation of the Company and its Subsidiaries.

“Immediate Family” means, with respect to any specified individual, such individual’s spouse, parents, children, and siblings, or any other relative of such individual that shares such individual’s home.

“Indebtedness” shall mean, with respect to the Company and its Subsidiaries, (i) any liabilities for borrowed money or amounts owed or indebtedness issued in substitution for or exchange of indebtedness for borrowed money, (ii) obligations evidenced by notes, bonds, debentures or other similar instruments, (iii) obligations under leases (contingent or otherwise, as obligor, guarantor or otherwise) required to be accounted for as capitalized leases pursuant to GAAP, (iv) obligations for amounts drawn and outstanding under acceptances, letters of credit, contingent reimbursement liabilities with respect to letters of credit or similar facilities, (v) any liability for deferred purchase price of property or services, contingent or otherwise, as obligor or otherwise, other than accounts payable incurred in the ordinary course of business, (vi) all guaranties and other contingent obligations in respect of liabilities for borrowed money of others and similar commitments relating to any of the foregoing items, (vii) any performance bonds, and (viii) any accrued and unpaid interest on, and any prepayment premiums, penalties or similar contractual charges in respect of, any of the foregoing.

“Intellectual Property” means any United States or foreign intellectual property, including (i) patents and patent applications, together with all reissues, continuations, continuations-in-part, divisionals, extensions and reexaminations thereof, (ii) trademarks, service marks, Internet domain names and trade dress, including all goodwill associated therewith, and all applications, registrations and renewals in connection therewith, (iii) copyrights and copyrightable works and all applications and registrations in connection with any of the foregoing, (iv) patentable inventions and discoveries, trade secrets, confidential information and know-how (including any of the foregoing pertaining to manufacturing and production processes and techniques, and research and development), (v) Internet domain names and rights pertaining thereto, and (vi) all other intellectual property, industrial property and proprietary rights of any kind or nature.

“Knowledge” means or has reference to, respectively, the knowledge after due inquiry of: (i) in the case of the Company, Steven Murdock and John Elwood; and (ii) in the case of Parent, the chief executive officer of Parent.

“Law” means any law, statute, code, ordinance, proclamation, regulation or rule of any Governmental Entity.

“Lease” means all leases, subleases and other agreements together with all amendments, extensions and renewals thereof under which the Company or any of its Subsidiary leases, uses or occupies, or has the right to use or occupy, any real property.

“License Agreement” means any Contract that is binding on the Company or any of its Subsidiaries and that provides for the grant of a license or other right with respect to or otherwise involving any Company Intellectual Property, except for commercially available off-the-shelf software.

“Material Adverse Effect” means any event, circumstance, change, occurrence or state of facts (each, an “Effect”) that, individually or in the aggregate, (i) has, or would be reasonably be expected to have, a material adverse effect on the business, assets, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole (other than Effects resulting from (A) changes in industries relating to the Company and its Subsidiaries in general, not having a disproportionately adverse effect on the Company and its Subsidiaries, taken as a whole, relative to other participants in the industry or industries in which the Company operates; (B) general legal, regulatory, political, business, economic, financial or securities market conditions in the United States or elsewhere (including fluctuations, in and of themselves, in the price or the trading volume of the Shares) not having a disproportionately adverse effect on the Company and its Subsidiaries, taken as a whole, relative to other participants in the industry or industries in which the Company operates, (C) acts of war, insurrection, sabotage or terrorism not having a disproportionately adverse effect on the Company and its Subsidiaries, taken as a whole, relative to other participants in the industry or industries in which the Company operates, (D) the announcement or pendency of this Agreement or the transactions contemplated by this Agreement, (E) changes in GAAP or the accounting rules or regulations of the SEC, in each case, arising or becoming effective after the date of this Agreement, or (F) the inclusion of a going concern qualification in the report of the Company’s independent registered public accounting firm with respect to the Company’s financial statements for the fiscal year ended February 28, 2013), or (ii) prevents or materially delays (or would be reasonably be expected to prevent or materially delay) the Company from consummating the Merger. For the avoidance of doubt, the failure, in and of itself, of the Company to meet any financial projections or financial forecasts provided by the Company will not be considered for the purpose of determining whether a Material Adverse Effect has occurred. Notwithstanding the forgoing, a change in the business, assets, condition or results of the operations of the Company shall not constitute a Material Adverse Effect if such change (i) occurs after September 1, 2013 and (ii) relates to one or more of the following matters, whether alone or together: (A) any reduction in the Company’s net sales; or (B) any insolvency of the Company resulting from shipping an inadequate amount of products and/or from insufficient availability under the Company’s credit facility.

“Materials of Environmental Concern” means any hazardous, acutely hazardous, or toxic substance or waste defined or regulated as such under Environmental Laws, including the federal Comprehensive Environmental Response, Compensation and Liability Act and the federal Resource Conservation and Recovery Act.

“Most Recent Balance Sheet” means the Company’s consolidated balance sheet as at May 31, 2013, which was delivered to the Parent prior to the date hereof.

“Order” means any order, judgment, ruling, injunction, assessment, award, decree or writ of any Governmental Entity.

“Parent Plan” means each “employee benefit plan” (within the meaning of Section 3(3) of ERISA but excluding any “multiemployer plan”) and each other material director and employee plan, program, agreement or arrangement, vacation or sick pay policy, fringe benefit plan, compensation, severance or employment agreement, stock bonus, stock purchase, stock option, restricted stock, stock appreciation right or other equity-based plan, and bonus or other incentive compensation or salary continuation plan or policy contributed to, sponsored or maintained by Parent or Merger Sub or, after the Effective Time, the Surviving Corporation.

“Permitted Encumbrances” means any of: (i) liens for Taxes not yet due and payable; (ii) mechanics’, carriers’, workmen’s, repairmen’s or other like liens arising or incurred in the ordinary course of business consistent with past practice or amounts that are not delinquent and which are not, individually or in the aggregate, material to the Company Business or the business of any of the Subsidiaries; or (iii) liens arising under original purchase price conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business consistent with past practice which are not, individually or in the aggregate, material to the Company Business or the business of any of the Subsidiaries.

“Person” means a natural person, sole proprietorship, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated society or association, joint venture, Governmental Entity or other legal entity or organization.

“Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, migrating, leaching, dumping, or disposing of Materials of Environmental Concern.

“Representative” means, with respect to any particular Person hereto, any of such Person’s officers, directors, managers, employees, investment bankers, attorneys, accountants, consultants, agents, representatives or advisors.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as amended.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Shares” means each issued and outstanding share of Company Common Stock.

“Site” means real properties currently or previously owned, leased, occupied or operated by: (i) the Company or any of its Subsidiaries, (ii) any predecessors of the Company or any of its Subsidiaries, or (iii) any entities previously owned in whole or part by the Company or any of its Subsidiaries, in each case, including all soil, subsoil, surface waters and groundwater thereat.

“Specified Company SEC Documents” means Company SEC Documents filed by the Company on or after March 1, 2012 and prior to the date of this Agreement.

“Subsidiary” means, with respect to the Company, any foreign or domestic corporation or other organization, whether incorporated or unincorporated, of which (a) the Company or any other Subsidiary thereof is a general partner (excluding such partnerships where such party or Subsidiary does not have a majority of the voting interest in such partnership) or (b) at least a majority of the securities or other equity interests having by their terms ordinary voting power to elect a majority of the directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by the Company or by any one or more of its Subsidiaries, or by the Company and one or more of its Subsidiaries.

“Subsidiary Charter Documents” means the certificate of incorporation and bylaws (or comparable governing documents) of the relevant Subsidiary, in each case, as amended to date.

“Tax” or “Taxes” means any and all federal, state, local and foreign income, gross receipts, property, sales, use, license, excise, franchise, unclaimed property, escheatment, employment, payroll, withholding, alternative or add-on minimum, ad valorem, transfer or excise tax, or any other like assessment or charge in the nature of a tax of any kind whatsoever (whether imposed directly or through withholding), including any interest, additions to tax, or penalties applicable thereto imposed by any Governmental Entity.

“Tax Return” or “Tax Returns” means any and all reports, returns, or similar statements filed or required to be filed with respect to any Tax, including, without limitation, declarations, elections, claims for refund, schedules, forms and information returns, any schedules or attachments thereto, and any amended tax return or declaration of estimated Tax and any affiliated, consolidated, combined, unitary or similar return, related to any Taxes.

“Third Party” means any Person, other than the Company, Parent, Merger Sub or any of their respective Affiliates.

Section 10.3 Other Definitional and Interpretative Provisions. The words “hereof,” “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Terms defined in the singular in this Agreement shall also include the plural and vice versa. The captions and headings herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles, Sections, Exhibits and Schedules are to Articles, Sections, Exhibits and Schedules of this Agreement unless otherwise specified. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” whether or not they are in fact followed by those words or words of like import. The phrases “the date of this Agreement,” “the date hereof” and phrases of similar import, unless the context otherwise requires, shall be deemed to refer to the date set forth in the Preamble. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If any ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

[Signatures on Following Page.]

IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement and Plan of Merger to be signed by their respective officers or representatives thereunto duly authorized as of the date first written above.

MEADE INSTRUMENTS CORP.

By:	/s/ Steven G. Murdock
Name: Steven G. Murdock
Title: Chief Executive Officer

SUNNY OPTICS, INC.

By:	/s/ Peter Ni
Name: Peter Ni
Title: President and General Manager

SUNNY OPTICS MERGER SUB, INC.

By:	/s/ Peter Ni
Name: Peter Ni
Title: President and General Manager

Signature Page to Agreement and Plan of Merger

Exhibit A

Certificate of Incorporation of Surviving Corporation

Exhibit B

Bylaws of Surviving Corporation

Annex B

The Board of Directors

Ladies and Gentlemen:

We have been engaged by the Board of Directors (the “Board”, “you” and words of similar import) of Meade Instruments, Corp. (“Meade” or the “Company”) to provide a valuation analysis and our opinion relative to the fairness of the consideration proposed to be paid to the Shareholders in connection with a merger by and among JOC North America LLC (“Parent”), JOCNA Inc., a wholly owned subsidiary of Parent (“Merger Sub”), and Meade.

Meade is contemplating a transaction as described in the Agreement and Plan of Merger (the “Agreement”) by and among Parent, Merger Sub and the Company dated May 17, 2013 (the “Transaction”) in which the Company’s equity will be purchased for a purchase price of $4.5 million cash consideration.

This opinion addresses only the fairness, from a financial point of view, to of the consideration being paid to the Shareholders of the Company in the Transaction. We understand that all Shareholders will be cashed out and be receiving the same consideration.

This opinion reflects the facts as they existed as of May 16, 2013. This opinion speaks as to the facts and circumstances as they existed as of that date and has not been revisited to reflect the impact of subsequent events, if any.

For purposes of the opinion set forth herein, we have:

(i)	Read and considered certain publicly available financial statements and other information of the Company as provided to us by the Company;

(ii)	Read and considered certain internal financial statements and other financial and operating data concerning the Company prepared by the management of the Company;

(iii)	Relied, with your permission, upon the estimate of inventory value prepared by management without an independent valuation of the inventory on our part;

(iv)	Analyzed certain financial forecasts prepared by the management of the Company, which forecasts the Company has represented to us are consistent with the best judgments of the Company’s management as to the future financial performance of the Company and are the best currently available forecasts with respect to such future financial performance of the Company; in this regard we note that the Company’s management has advised us that, due to the uncertainties created by its current lack of liquidity and negative cash flow, it does not have projections extending beyond the end of the current fiscal year;

(v)	Discussed the past and current operations and financial condition (including, without limitation liquidity and cash flow) and the prospects of the Company with the Company’s management;

(vi)	Read and considered the Agreement;

(vii)	Read and considered certain Third-party industry and economic research sources, including, but not limited to, Capital IQ; and

(viii)	Performed such other analyses and considered such other information and factors as we have deemed appropriate.

In reaching our Opinion, we have focused on an evaluation of the market capitalization of the Company and the net liquidation value of the Company. We have not used a discounted cash flow or enterprise valuation, due to the absence of any projections for the Company beyond the end of the current fiscal year. We have also noted the Company’s current negative cash flow situation, lack of sources of liquidity and lack of a business plan to reverse this negative cash flow situation.

We have assumed and, with your consent, relied upon, without independent verification, the accuracy and completeness of the financial and other information received by or discussed with us for the purposes of this opinion. With respect to the financial projections provided to us, we have assumed and, with your consent, relied that they have been reasonably prepared and are consistent with the best currently available estimates and judgments of management and the Board as to the future financial performance of the Company, and that the Company in fact, due to its current financial condition, does not have any meaningful projections for periods after the end of the current fiscal year. We assume no responsibility for and express no view as to such forecasts or the assumptions on which they are based, and we have relied upon the assurances of the senior management of the Company that they are unaware of any facts that would make the information provided to or utilized by us incomplete or misleading. We have not performed, in connection with the rendering of this opinion, any independent valuation or appraisal of the assets or liabilities (contingent or otherwise) of the Company or its subsidiaries nor have we been furnished with any such valuations or appraisals other than management’s view as to inventory values.. We express no opinion as to the future solvency or current fair value of the Company under any state or federal laws or rules, regulations, guidelines or principles relating to bankruptcy, insolvency or similar matters. We have relied upon management’s representation that the possibility of the proposed Transaction has been maintained in confidence, and that the market is not aware of the potential pendency of such Transaction.

We have also assumed, with your consent, that the Transaction will be consummated in conformity with the terms set forth in the Agreement and that all conditions to the Transaction set forth in the Agreement will be timely satisfied and not waived. In addition, we have assumed, with your consent, that any governmental, regulatory or third party consents, approvals or agreements necessary for the consummation of the Transaction will be obtained without any imposition of a delay, limitation, restriction or condition that would have a material adverse effect on the Company or the contemplated benefits of the Transaction. In addition, it is understood that we are not legal, accounting, regulatory or tax experts and that, with your consent, we have relied, without independent verification, on the assessment of the Company and its advisors with respect to such matters. Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. It should be understood that, although subsequent developments may affect this opinion, we do not have any obligation to update, revise or reaffirm this opinion.

Our opinion addresses only the fairness, from a financial point of view, of the consideration to be received by Shareholders in the Transaction, and we do not express any view as to (i) the fairness of the Transaction to the holders of any other class of securities of the Company, any creditors or other constituencies of the Company or its Subsidiaries, (ii) the fairness or appropriateness of the process or procedures by which the decision to effectuate the Transaction, or any component thereof, was reached, or to opine as to the procedural fairness of the Transaction or any component thereof, or (iii) the fairness of any other term of the proposed Transaction or the other matters contemplated by the Agreement. Our opinion does not address the underlying business decision of the Company to engage in the Transaction, or the relative merits of the Transaction as compared to any other alternatives that may be available to the Company. Our opinion speaks only as of the date hereof, and it is understood and agreed that we have no obligation to update this opinion or to bring to your attention any events or other matters which might come to our attention after the date hereof which might, if they had occurred or been known to us prior to the date hereof, have potentially changed our opinion.

We have received a fee for the delivery of this opinion. In addition, the Company has agreed to reimburse certain of our expenses and indemnify us for liabilities relating to or arising out of our engagement. Our fees, reimbursements and indemnities are not subject to the approval of or completion of the Transaction.

Our opinion expressed herein is provided for the information and assistance of the Board in connection with its consideration of the Transaction and does not constitute a recommendation as to whether the Board should proceed with the Transaction, nor does it constitute a recommendation to any holder of Company stock as to how such holder should vote with respect to the Transaction or any other matter.

It is understood that this opinion is for the information of the Board only, and may not be disclosed, referred to, or communicated (in whole or in part) to any third party for any purpose whatsoever except with our prior written approval.

Based upon and subject to the foregoing and such other matters as we consider relevant, we are of the opinion that, as of May 16, 2013, the $4.5 million cash consideration to be paid to the Company in the Transaction is fair, from a financial point of view.

Very truly yours,

Marshall & Stevens Incorporated

May 16, 2013

Annex C

VOTING AGREEMENT

VOTING AGREEMENT (this “Agreement”), dated as of July 16, 2013, by and among Sunny Optics, Inc., a Delaware corporation (“Parent”), and the Persons listed on Schedule A attached hereto (each a “Stockholder” and, collectively, the “Stockholders”).

WHEREAS, concurrently with the execution and delivery of this Agreement, Parent, Sunny Optics Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and Meade Instruments Corp., a Delaware corporation (the “Company”), are entering into an Agreement and Plan of Merger (the “Merger Agreement”) that provides, among other things, for a merger of Merger Sub with and into the Company, with the Company remaining as the surviving corporation and a wholly owned subsidiary of Parent (the “Merger”);

WHEREAS, as of the date hereof, each Stockholder is the beneficial and record owner of, and has the sole right to vote and dispose of the shares of common stock of the Company, par value $0.01 per share (the “Common Stock”), set forth opposite such Stockholder’s name on Schedule A hereto (such Stockholder’s “Shares”), and, for the avoidance of doubt, all references herein to a Stockholder’s Shares shall include not only all of the Shares set forth opposite such Stockholder’s name on Schedule A, but also all additional shares of Common Stock that are owned directly or indirectly by such Stockholder or any Person controlled by such Stockholder, subject in all cases to Transfers of such Shares to the extent permitted by and in accordance with Section 4.1;

WHEREAS, as a condition to its willingness to enter into the Merger Agreement, Parent has required that each Stockholder agree, and each Stockholder is willing to agree, to the matters set forth herein; and

WHEREAS, capitalized terms used but not otherwise defined herein shall have the respective meanings attributed to them in the Merger Agreement.

NOW, THEREFORE, in consideration of the foregoing and the agreements set forth below, the parties hereto agree as follows:

1. Voting of Shares.

1.1 Voting Agreement. Each Stockholder hereby agrees that he/she/it will, if any annual, special or other meeting of the stockholders of the Company is held, appear at such meeting, in person or by proxy, or otherwise cause his/her/its Shares to be counted as present thereat for purposes of establishing a quorum and will vote (or cause to be voted), at any such meeting, and at any postponement or postponements or adjournment or adjournments thereof, or consent to (or cause to be consented to) in lieu of a meeting or otherwise, all of such Stockholder’s Shares:

(a) in favor of the adoption and approval of the Merger Agreement, the transactions contemplated thereby (including, without limitation, the Merger), and any actions required in furtherance thereof;

(b) against any other proposal for action or agreement that is intended, or could reasonably be expected, to materially impede, interfere with, delay, postpone, nullify, adversely affect or be in opposition to or in competition or inconsistent with the consummation of the transactions contemplated by the Merger Agreement; and

(c) against any Acquisition Proposal or other transaction pursuant to which any Person other than Parent or any of its Affiliates would acquire all or substantially all of the Company’s assets or all or a majority of any class of the Company’s capital stock.

Except as contemplated by Section 1.4 hereof, each Stockholder further agrees not to commit or agree to take any action inconsistent with any of the foregoing.

1.2 Irrevocable Proxy. Each Stockholder constitutes and appoints Parent and each of its current and future executive officers, and each of them individually, as such Stockholder’s attorney-in-fact, agent and proxy (such constitution and appointment, the “Irrevocable Proxy”), with full power of substitution and resubstitution, to vote and otherwise act with respect to all of such Stockholder’s Shares at any meeting of the stockholders of the Company (whether annual or special and whether or not an adjourned or postponed meeting), and in any action by written consent of the stockholders of the Company, on the matters specified in, and in accordance and consistent with the manner specified in Section 1.1. THE PROXY AND POWER OF ATTORNEY GRANTED HEREBY BY EACH STOCKHOLDER ARE IRREVOCABLE AND COUPLED WITH AN INTEREST AND, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, SHALL BE VALID AND BINDING ON ANY PERSON TO WHOM SUCH STOCKHOLDER MAY TRANSFER ANY OF HIS/HER/ITS SHARES IN BREACH OF THIS AGREEMENT. Each Stockholder hereby revokes all other proxies and powers of attorney with respect to all of such Stockholder’s Shares that may have heretofore been appointed or granted, and no subsequent proxy or power of attorney shall be given (and if given, shall not be effective) by such Stockholder with respect thereto on the matters covered by Section 1.1. All authority herein conferred or agreed to be conferred shall survive the death or incapacity of any particular Stockholder, and any obligation of such Stockholder under this Agreement shall be binding upon the heirs, personal representatives, successors and assigns of such Stockholder. It is agreed that Parent will only vote, or act by written consent in lieu of a meeting or otherwise with respect to, such Stockholder’s Shares with respect to the matters specified in, and in accordance with the provisions of, Section 1.1 hereof.

1.3 Agreement not to Tender. Each Stockholder hereby agrees not to tender its Shares in any tender offer, exchange offer or similar offer for the Common Stock made by any Person other than Parent or any of its Affiliates.

1.4 Fiduciary Responsibilities. Each Stockholder is signing this Agreement solely in its capacity as an owner of Shares and, notwithstanding any other provision of this Agreement to the contrary, nothing contained in this Agreement shall limit or restrict the rights and obligations of any Stockholder in his or her capacity as a director or officer of the Company from taking any action solely in his or her capacity as a director or officer of the Company, and no action taken by such Stockholder in any such capacity shall be deemed to constitute a breach of any provision of this Agreement.

2. Representations and Warranties of the Stockholders. Each Stockholder represents and warrants to Parent as follows:

2.1 Binding Agreement. Such Stockholder has the capacity to execute and deliver this Agreement and to consummate the transactions contemplated hereby. Such Stockholder has duly and validly executed and delivered this Agreement and this Agreement constitutes a legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law).

2.2 No Conflict. Neither the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, nor the performance of such Stockholder’s obligations hereunder, will (a) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, or acceleration) under any material contract, agreement, instrument, commitment, arrangement or understanding to which such Stockholder is a party, or result in the creation of a security interest, lien, charge, encumbrance, equity or claim with respect to such Stockholder’s Shares, (b) require any material consent, authorization or approval of any person other than a governmental entity, or (c) violate or conflict with any writ, injunction or decree applicable to such Stockholder or such Stockholder’s Shares.

2.3 Ownership of Shares. Such Stockholder is the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended, which meaning will apply for all purposes of this Agreement) of, and has the sole power to vote and dispose of, the number of Shares set forth opposite such Stockholder’s name on Schedule A hereto, free and clear of any security interests, liens, charges, encumbrances, equities, claims, options or limitations of whatever nature and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of the Shares), except as may exist by reason of this Agreement or pursuant to applicable law. Such Stockholder holds exclusive power to vote the number of Shares set forth in Schedule A hereto opposite such Stockholder’s name, subject only to the limitations set forth in Section 1.4 of this Agreement. As of the date of this Agreement, the number of Shares set forth opposite such Stockholder’s name on Schedule A hereto represents all of the shares of capital stock of the Company beneficially owned by such Stockholder.

3. Representations and Warranties of Parent. Parent represents and warrants to each Stockholder as follows:

3.1 Binding Agreement. Parent is a corporation duly formed, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action, and no other actions on the part of Parent are necessary to authorize the execution, delivery and performance of this Agreement by Parent and the consummation of the transactions contemplated hereby. Parent has duly and validly executed this Agreement and this Agreement constitutes a legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law).

3.2 No Conflict. Neither the execution and delivery of this Agreement, the consummation by Parent of the transactions contemplated hereby, nor the compliance by Parent with any of the provisions hereof, will (a) conflict with or result in a breach of any provision of its certificate of incorporation or bylaws, (b) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under any contract, agreement, instrument, commitment, arrangement or understanding, (c) require any material consent, authorization or approval of any person other than a governmental entity or (d) violate or conflict with any writ, injunction or decree applicable to Parent.

4. Transfer and Other Restrictions.

4.1 Certain Prohibited Transfers. Each Stockholder agrees not to, except as provided for in the Merger Agreement:

(a) directly or indirectly sell, sell short, transfer (including by gift or by merger, testamentary disposition, operation of law, interspousal disposition pursuant to a domestic relations proceeding or otherwise), pledge, encumber, assign or otherwise dispose of, whether by liquidation, dissolution, dividend, distribution or otherwise, or enter into any contract, option or other arrangement or understanding with respect to the sale, transfer (including by gift or by merger, testamentary disposition, operation of law, interspousal disposition pursuant to a domestic relations proceeding or otherwise), pledge, encumbrance, assignment or other disposition of, whether by liquidation, dissolution, dividend, distribution or otherwise, any Shares or the beneficial ownership thereof or any interest contained therein (each a “Transfer”), other than pursuant to this Agreement, in each case unless (i) such Stockholder provides prior notice to Parent of such Transfer, (ii) the transferee executes a voting agreement in the form of this Agreement and acknowledges the proxy set forth in Section 1.2 hereof, and (iii) such Stockholder remains liable for any breach of such voting agreement by such transferee;

(b) grant any proxies or power of attorney or enter into a voting agreement or other arrangement relating to the matters covered by Section 1.1, with respect to any Shares or the beneficial ownership thereof other than this Agreement; or

(c) deposit any Shares into a voting trust.

Notwithstanding anything herein to the contrary, nothing in this Agreement shall permit any Transfer of Shares, beneficial ownership, rights or obligations or any other action that would otherwise be permitted by this Section 4.1 if such Transfer or other action would create any material impediment or delay to the performance or consummation of the Merger Agreement or this Agreement, including, without limitation, triggering the applicability of any “fair price,” “moratorium,” “control share acquisition” or other similar anti-takeover statute or regulation to the Merger Agreement, this Agreement or any of the transactions contemplated by the Merger Agreement or this Agreement.

4.2 Additional Shares. Without limiting any provisions of the Merger Agreement, in the event (a) of any stock dividend, stock split, reverse stock split, recapitalization, reclassification, combination or exchange of shares of capital stock of the Company on, of or affecting any Stockholder’s Shares or (b) any Stockholder shall become the beneficial owner or record owner of any additional shares of capital stock of the Company or other securities entitling the holder thereof to vote or give consent with respect to the matters set forth in Section 1.1 hereof, in each case, then the terms of this Agreement shall apply to the shares of capital stock or other securities of the Company held by such Stockholder immediately following the effectiveness of the events described in clause (a), or such Stockholder becoming the beneficial or record owner thereof, as described in clause (b), as though they were Shares of such Stockholder hereunder. Each Stockholder hereby agrees, while this Agreement is in effect, to notify Parent of the number of any new Shares acquired by such Stockholder, if any, after the date hereof.

5. No Solicitation. During the term of this Agreement, subject only to Section 1.4, each Stockholder agrees that it shall not (whether directly or indirectly through its advisors, agents or other intermediaries), engage in any conduct prohibited by Section 5.2 of the Merger Agreement.

6. Brokerage. Each Stockholder represents and warrants that there are no claims for finder’s fees or brokerage commissions or other like payments in connection with this Agreement or the transactions contemplated hereby pursuant to arrangements made by such Stockholder.

7. Public Announcements. Neither Parent nor any Stockholder shall issue, or cause or encourage the publication of, any press release or other public announcement with respect to the terms of this Agreement without the prior approval of the other party, except to the extent required by law or by any listing agreement with, or the policies of, a national securities exchange and, in any such event, after reasonable prior notice to the other party.

8. Waiver of Appraisal Rights. Each Stockholder hereby irrevocably waives and agrees not to exercise any and all rights of appraisal pursuant to Section 262 of the DGCL that such Stockholder may have with regard to the Merger.

9. Specific Enforcement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with the terms hereof or were otherwise breached and that each party shall be entitled to specific performance of the terms hereof, without the requirement of posting any bonds if permissible, in addition to any other remedy which may be available at law or in equity.

10. Termination. This Agreement shall terminate on the earliest to occur of (a) the termination of the Merger Agreement in accordance with its terms, (b) an agreement of Parent and any Stockholder to terminate this

Agreement (but, in such event, only with respect to such Stockholder) and (c) the consummation of the transactions contemplated by the Merger Agreement. The termination of this Agreement in accordance with this Section 10 shall not relieve any party from liability for any material breach of its obligations hereunder committed prior to such termination.

11. Survival. The representations, warranties and agreements of the parties contained in this Agreement shall not survive any termination of this Agreement, provided, however, that (a) the agreements contained in Sections 9-11 and 18, and the representations contained in Section 6, shall survive the termination of this Agreement and shall remain in full force and effect indefinitely and (b) no such termination shall relieve any party hereto from any liability for any material breach of this Agreement.

12. Notices. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement to any party hereunder shall be in writing and deemed given if addressed as provided below (or at such other address as the addressee shall have specified by notice actually received by the addressor) and if either (a) actually delivered in fully legible form, to such address, (b) in the case of any nationally recognized express mail service, one (1) day shall have elapsed after the same shall have been deposited with such service, or (c) if by fax, on the day on which such fax was sent, provided that a copy is sent the same day by overnight courier or express mail service.

If to Parent, to:

c/o Ningbo Sunny Electronic Co., Ltd.

No. 199 Anshan Road

Yuyao, Zehjiang, China 315400

Telephone No.: +86 139 0584 8676

Facsimile No.: +86 574 6288 2311

with a copy (which shall not constitute notice) to:

Sheppard Mullin Richter & Hampton LLP

333 South Hope Street

Forty-Third Floor

Los Angeles, CA 90071

Attention: Will Chuchawat & Jason Schendel

Telephone No.: (213) 620-1780

Facsimile No.: (213) 620-1398

If to any Stockholder, to the address set forth opposite such Stockholder’s name on Schedule A hereto.

13. Entire Agreement. This Agreement (including the documents and instruments referred to herein) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

14. Consideration. This Agreement is granted in consideration of the execution and delivery of the Merger Agreement by the Company, Parent and Merger Sub.

15. Amendment. Except as set forth in Section 10(b), this Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

16. Successors and Assigns. This Agreement shall not be assigned by operation of law, change of control, or otherwise without the prior written consent of the other parties hereto, except that Parent may assign its rights under this Agreement to any affiliate of Parent. This Agreement will be binding upon, inure to the benefit of and be enforceable by each party and such party’s respective heirs, beneficiaries, executors, representatives and permitted assigns. Each Stockholder agrees that this Agreement and the obligations hereunder shall attach to such Stockholder’s Shares and shall be binding upon any person or entity to which legal or beneficial ownership of such Shares shall pass, whether by operation of law, change of control or otherwise.

17. Counterparts; Signatures. This Agreement may be executed by facsimile and in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. Facsimile signatures and signatures delivered via electronic mail as a PDF attachment shall be deemed originals for all purposes.

18. Governing Law; Waiver of Jury Trial.

18.1 This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware (regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof).

18.2 Each party acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues and, therefore, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. Each party to this Agreement certifies and acknowledges that (i) no representative of any other party has represented, expressly or otherwise, that such other party would not seek to enforce the foregoing waiver in the event of a Action, (ii) such party has considered the implications of this waiver, (iii) such party makes this waiver voluntarily, and (iv) such party has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 18.

19. Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

20. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

21. Further Assurances. Each Stockholder shall, upon request of Parent, execute and deliver any additional documents and take such actions as may reasonably be necessary or desirable to carry out the provisions hereof.

22. Stop Transfer. Each Stockholder agrees with, and covenants to, Parent that such Stockholder shall not request that the Company register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of such Stockholder’s Shares, unless such transfer is made in compliance with this Agreement. In furtherance of this Agreement, concurrently herewith, each Stockholder shall, and hereby authorizes Parent, the Company or their respective counsel to, notify the Company’s transfer agent that there is a stop transfer order with respect to all of such Stockholder’s Shares and that this Agreement places limits on the voting and transfer of such shares.

23. Merger Agreement Has Been Read and Is Understood. Each Stockholder represents and warrants to Parent that such Stockholder (a) has had reasonable opportunity to consult with an attorney of such Stockholder’s choosing concerning the Merger Agreement, including a reasonable opportunity to have such attorney explain the terms and conditions of the Merger Agreement to such Stockholder, and (b) has read and fully understands the Merger Agreement.

IN WITNESS WHEREOF, this Voting Agreement has been duly executed and delivered by a duly authorized officer or representative of Parent and by each Stockholder, on the day and year first written above.

Parent:

Sunny Optics, Inc.
a Delaware corporation

By:	/s/ Peter Ni
Name:	Peter Ni
Title:	President and General Manager

Stockholders:

/s/ Steven G. Murdock
Steven G. Murdock

/s/ John A. Elwood
John A. Elwood

Schedule A

to

Voting Agreement

Stockholder	Address	Shares of Common Stock
Steven G. Murdock	27 Hubble, Irvine, CA 92618	135,550 shares	*
John A. Elwood	27 Hubble, Irvine, CA 92618	45,334 shares

*	This amount includes 68,050 shares of Common Stock held by Steven G. Murdock, as Trustee of the Steven G. Murdock Trust u/a/d August 16, 2001.

ANNEX D—GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

§ 262 APPRAISAL RIGHTS.

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to § 228, § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date;

provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h) After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

MEADE INSTRUMENTS CORP.

ATTN: LEGAL DEPT.

27 HUBBLE

IRVINE, CA 92618

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by Meade Instruments Corp. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Meade Instruments Corp., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M60944-S06966	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MEADE INSTRUMENTS CORP.

The Board recommends a vote FOR proposals 1, 2 and 3.
Vote on Proposals	For	Against	Abstain

1. To adopt and approve the Agreement and Plan of Merger (the “Merger Agreement”) dated as of July 16, 2013 by and among Meade Instruments Corp., Sunny Optical, Inc. and Sunny Optical Merger Sub, Inc.	☐	☐	☐

2.   To consider and vote upon a proposal to adjourn the special meeting, if necessary, for the solicitation of additional proxies in the event that there are not sufficient votes at the time of the special meeting to adopt and approve the Merger Agreement.

	☐	☐	☐

3. To consider and vote on a non-binding advisory proposal to approve certain compensation arrangements for Meade’s executive officers in connection with the merger.	☐	☐	☐

4. OTHER MATTERS
In their discretion, the proxies are authorized to vote upon such business as may properly come before this Special Meeting and at any adjournment thereof.

This proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder. If no direction is given, this proxy will be voted for proposals (1), (2) and (3) above, and as said proxies deem advisable on such other matters as may properly come before this Special Meeting or at any adjournments thereof.

For address changes and/or comments, please check this box and write them on the back where indicated.	☐

Please indicate if you plan to attend this Special Meeting.	☐	☐
	Yes	No

(Your signature(s) should conform to your name(s) as printed hereon.)

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE STOCKHOLDER SPECIAL MEETING TO BE HELD ON [TBD], 2013.

The Notice of Meeting, Proxy Statement and Proxy Card are

available at: http://www.meade.com/mergerproxymaterials. Stockholders wishing to attend the

Special Meeting in person may obtain directions by contacting us at (949) 451-1450 x6295.

M60945-S06966

MEADE INSTRUMENTS CORP.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD

The undersigned hereby appoints Steven G. Murdock and John A. Elwood, and each of them, proxies with full power of substitution, to vote all shares of Common Stock of Meade Instruments Corp. (the “Company”) held of record by the undersigned on TBD, 2013, the record date with respect to this solicitation, at the Special Meeting of the Stockholders of the Company to be held at the Company’s Headquarters at 27 Hubble, Irvine, CA 92618, beginning at 10:00 A.M., local time on TBD, 2013, and at any adjournment thereof, upon the matters listed on the reverse side.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

(Continued and to be signed on the reverse side)

PLEASE SIGN AND DATE AND RETURN THE PROXY CARD